As filed with the Securities and Exchange Commission on September 24, 2015

Registration No. 333-190983

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

Post-Effective Amendment No. 6

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST II, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paula Mathews

Executive Vice President and Secretary

Strategic Storage Trust II, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 consists of the following:

1.	The Registrant’s prospectus dated September , 2015, included herewith;

2.	Part II, included herewith; and

3.	Signatures, included herewith.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities described herein pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 24, 2015

Minimum Offering of $1,500,000 in Shares of Common Stock

Maximum Offering of $1,095,000,000 in Shares of Common Stock

Strategic Storage Trust II, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2014. We expect to use a substantial amount of the net proceeds from this offering to primarily invest in a portfolio of income-producing self storage facilities and related self storage real estate investments that are expected to support sustainable stockholder distributions over the long term. As of September 17, 2015, we owned 32 properties in ten states. We are externally managed by Strategic Storage Advisor II, LLC, our advisor. SmartStop Self Storage, Inc. (formerly known as Strategic Storage Trust, Inc.), our sponsor, indirectly owns SmartStop Asset Management, LLC, formerly known as Strategic Storage Realty Group, LLC, which is the sole voting member of our advisor and is the sole owner of our property manager.

We are offering up to 100,000,000 shares of our common stock in our primary offering, consisting of two classes of shares: Class A shares at a price of $10.00 per share (up to $500,000,000 in shares) and Class T shares at a price of $9.47 per share (up to $500,000,000 in shares). The share classes have differing sales commissions, and there is an ongoing annual stockholder servicing fee with respect to Class T shares. There are discounts available for certain categories of purchasers of Class A shares as described in “Plan of Distribution.” We are also offering up to 10,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares. On May 23, 2014, we reached the minimum offering amount of $1.5 million in sales of shares in our offering, at which time subscriptions held in escrow pending our satisfaction of the minimum offering amount were released and we commenced operations. As of September 17, 2015, we had sold approximately $53.0 million in Class A shares pursuant to our offering. We will offer these shares until January 10, 2016, which is two years after the effective date of this offering, unless extended by our board of directors for an additional year as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. Some jurisdictions require us to renew this registration annually. We reserve the right to reallocate shares offered among classes of shares and between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering in our sole discretion. Prior to the date of this prospectus, we had offered only unclassified shares of common stock. On or prior to the date of this prospectus, the outstanding shares of our common stock will be classified as Class A shares.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Restrictions on Ownership and Transfer” beginning on page 151 to read about limitations on transferability. See “Risk Factors” beginning on page 25 to read about the risks you should consider before buying shares of our common stock. The most significant risks include the following:

•	As of June 30, 2015, our accumulated deficit was approximately $11.4 million, and we anticipate that our operations will not be profitable in 2015.

•	We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. Until we generate cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows.

•	No public market currently exists for shares of our common stock and we may not list our shares on a national securities exchange before three to five years after completion of this offering, if at all; therefore, it may be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time.

•	This is an initial public offering; we have little prior operating history, and the prior performance of real estate programs sponsored by affiliates of our sponsor may not be indicative of our future results.

•	This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We are a “blind pool” because we have not identified any properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	There are substantial conflicts of interest among us and our sponsor, advisor, property manager and dealer manager.

•	Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with our sponsor and Strategic Storage Growth Trust, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers for the services they provide to us, which will reduce cash available for investment and distribution. We may be required to pay our advisor a significant distribution if our advisory agreement is involuntarily terminated.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our board of directors may change any of our investment objectives without your consent.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*		Dealer Manager Fee*		Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share	$10.00	$0.70		$0.30		$9.00
Per Class T Share	$9.47	$0.19	(1)	$0.28	(1)	$9.00
Total Maximum	$1,000,000,000	$45,000,000	(2)	$30,000,000		$925,000,000	(2)
Distribution Reinvestment Plan
Per Class A Share	$9.50	$—		$—		$9.50
Per Class T Share	9.00	—		—		9.00
Total Maximum	$95,000,000	$—		$—		$95,000,000

(1)	Figures are approximate.
(2)	Assumes $500,000,000 in Class A shares and $500,000,000 in Class T shares are sold.
*	The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The amount of sales commissions differs among Class A shares and Class T shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares. See “Plan of Distribution.” We will also pay our dealer manager a monthly stockholder servicing fee for Class T shares, which is not shown in the table above, that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares in our primary offering. The sales commission, dealer manager fee, and stockholder servicing fee will not exceed the 10% limitation on underwriting compensation imposed by FINRA.

Select Capital Corporation is the dealer manager of this offering and will offer the shares on a best efforts basis. Our dealer manager is a member firm of the Financial Industry Regulatory Authority. Our sponsor owns, indirectly through its wholly-owned subsidiaries, a 15% non-voting equity interest in our dealer manager and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. The minimum permitted purchase is generally $5,000.

September     , 2015

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In all states, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For Iowa and New Mexico Residents - In addition to the suitability standards above, the States of Iowa and New Mexico require that each investor in such states will limit his or her investment in us, our affiliates and other non-traded real estate investment programs to not more than 10% of their liquid net worth. “Liquid net worth” is that portion of an investor’s net worth that is comprised of cash, cash equivalents and readily marketable securities.

•	For Kansas Residents - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	For Kentucky Residents - Shares will only be sold to residents of the State of Kentucky representing that they have a liquid net worth of at least 10 times their investment in our securities.

•	For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	For Massachusetts Residents - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in us and other direct participation investments.

•	For Nebraska Residents - In addition to our suitability requirements, Nebraska investors must limit their investment in us and in the securities of other similar programs to 10% of such investor’s net worth.

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•	For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either, (i) a liquid net worth (not including home, furnishings and personal automobiles) of at least $100,000 and an annual gross income of at least $100,000, or (ii) a liquid net worth (not including home, furnishings and personal automobiles) of at least $250,000. In addition, the State of New Jersey requires that each New Jersey investor limit his or her investment in us, our affiliates, and other direct participation investments to not more than 10% of such investor’s liquid net worth. “Liquid net worth” is that portion of an investor’s net worth that is comprised of cash, cash equivalents and readily marketable securities.

•	For North Dakota Residents - Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.

•	For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Tennessee Residents - A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards that we have established;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met either by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Strategic Storage Trust II, Inc.?

A:	Strategic Storage Trust II, Inc. is a Maryland corporation that elected to qualify as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2014. We do not have any employees and are externally managed by our advisor, Strategic Storage Advisor II, LLC.

Q.	Who is the sponsor of Strategic Storage Trust II, Inc.

A.	Our sponsor is SmartStop Self Storage, Inc. (“SmartStop”), formerly known as Strategic Storage Trust, Inc. On September 4, 2014, SmartStop and its operating partnership, SmartStop Self Storage Operating Partnership, L.P. (“SmartStop OP”) entered into a series of transactions, agreements, and amendments to its existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with our prior sponsor, Strategic Storage Holdings, LLC (“SSH”), and its affiliates, pursuant to which, effective as of August 31, 2014, SmartStop acquired the self storage advisory, asset management, property management and investment management businesses of SSH. Below is some information about our sponsor:

•	SmartStop is the seventh largest fully integrated, self-administered and self-managed self storage company, owning 127 self storage properties in 17 states and Toronto, Canada;

•	SmartStop serves as our sponsor and the sponsor of Strategic Storage Growth Trust, Inc., a public non-traded REIT focused on opportunistic self storage assets;

•	SmartStop is a diversified real estate company focused on the acquisition, advisory, asset management and property management of self storage properties;

•	SmartStop employs approximately 400 self storage, investment and management professionals focused on increasing revenue, occupancy, net operating income and customer satisfaction;

•	SmartStop OP owns the “SmartStop®” brand, “Strategic Storage” brand, related trademarks and over 200 domain names including www.SmartStop.com;

•	The executive officers of SmartStop are substantially the same executive officers of our prior sponsor, SSH; and

•	SmartStop also indirectly owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation.

On June 15, 2015, SmartStop and Extra Space Storage Inc. (“Extra Space”), along with subsidiaries of each of SmartStop and Extra Space, entered into a definitive Agreement and Plan of Merger in which SmartStop will be acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion. Our stockholders will not participate in the merger. This transaction requires the approval of SmartStop’s stockholders, which requires the filing of a proxy statement with the SEC. The SmartStop stockholder meeting is currently scheduled to take place on September 29, 2015 and we expect the merger will close shortly thereafter.

At the closing of the merger, SmartStop Asset Management, LLC, the owner of our property manager and majority and sole voting member of our advisor, will be sold to an entity controlled by H. Michael Schwartz, our chairman of the board of directors, chief executive officer and president and the chairman of the board of directors, chief executive officer and president of SmartStop. The current executive management team of SmartStop will continue to serve as the executive management team for SmartStop Asset Management, LLC. In addition, our management team will remain the same, as well as the management team of our advisor and property manager.

Q.	Do you currently own any self storage facilities?

A.	Yes. As of September 11, 2015, our self storage portfolio was comprised as follows(1):

Property	Units	Sq. Ft. (net)	% of Total Rentable Sq. Ft.	Physical Occupancy %(1)
Morrisville – NC	320	36,900	2%	94%
Cary – NC	310	62,100	3%	96%
Raleigh – NC	440	60,600	3%	92%
Myrtle Beach I – SC	760	100,100	5%	85%
Myrtle Beach II – SC	660	94,500	5%	87%
La Verne – CA	520	49,800	2%	90%
Chico – CA	360	38,800	2%	92%
Riverside – CA	570	61,000	3%	85%
Fairfield – CA	440	41,000	2%	92%
Littleton – CO	400	45,800	2%	92%
Crestwood – IL	460	49,300	2%	82%
Forestville – MD	530	55,200	3%	83%
Upland – CA	610	56,500	3%	93%
Lancaster – CA	700	64,700	3%	69%
Santa Rosa – CA	1,150	116,400	6%	87%
Vallejo – CA	510	54,400	3%	96%
Federal Heights – CO	450	40,600	2%	92%
Santa Ana – CA	840	84,500	4%	82%

Property	Units	Sq. Ft. (net)	% of Total Rentable Sq. Ft.	Physical Occupancy %(1)
La Habra – CA	420	51,400	3%	90%
Monterey Park – CA	390	31,200	2%	92%
Huntington Beach – CA	610	61,000	3%	90%
Lompoc – CA	430	46,500	2%	95%
Aurora – CO	890	87,400	4%	87%
Everett – WA	490	48,100	2%	84%
Whittier – CA	510	58,600	3%	93%
Bloomingdale – IL	570	58,200	3%	90%
Warren I – MI	500	63,100	3%	78%
Warren II – MI	490	52,100	3%	83%
Troy – MI	730	82,200	4%	85%
Sterling Heights – MI	460	57,900	3%	85%
Beverly – NJ	460	51,000	3%	76%
Foley – AL	1,050	142,000	7%	93%

Totals	18,030	2,002,900	100%

(1)	Aside from the Foley – AL property, which is as of September 11, 2015, the physical occupancy percentages represent the occupied square feet divided by total rentable square feet as of June 30, 2015.

KeyBank Credit Facility

On January 20, 2015, we, through our operating partnership and certain property-owning special purpose entities wholly-owned by our operating partnership, entered into a credit facility (the “KeyBank Credit Facility”) pursuant to a credit agreement (the “Credit Agreement”) with KeyBank, National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger and Texas Capital Bank, N.A. (“Texas Capital”), as documentation agent for the purpose of funding real property acquisitions. We may borrow up to approximately $71.3 million, of which KeyBank has committed up to approximately $46.3 million and Texas Capital has committed up to $25 million. The KeyBank Credit Facility was required to be fully funded through a maximum of seven loan advances no later than May 31, 2015.

Under the KeyBank Credit Facility, we borrowed a total of approximately $71.3 million. The draws under the KeyBank Credit Facility were used to partially fund the acquisitions of the seven phases of the 26 Property Portfolio.

The KeyBank Credit Facility has an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions outlined further in the Credit Agreement.

Issuance of Preferred Units by our Operating Partnership

On November 3, 2014, we and our operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of SmartStop OP, the operating partnership of our sponsor, SmartStop. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $65 million through a preferred equity investment in our operating partnership to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 2.6 million Series A Cumulative

Redeemable Preferred Units (the “Preferred Units”) in our operating partnership, each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accrued and unpaid distributions.

The Preferred Units will receive current distributions (the “Current Distributions”) at a rate of one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis. In addition to the Current Distributions, our operating partnership has the obligation to elect either (A) pay the holder of the Preferred Units additional distributions monthly in an amount that will accrue at the rate of: (i) 4.35% until March 31, 2017; and (ii) thereafter, 6.35% or (B) defer the additional distributions in an amount that will accrue monthly at the rate of (i) LIBOR plus 10.85% until March 31, 2017; and (ii) thereafter, LIBOR plus 12.85% (the “Deferred Distributions”).

As of June 30, 2015, the Preferred Investor had invested an aggregate of approximately $59.5 million in our operating partnership in order to fund the Raleigh/Myrtle Beach Portfolio acquisition and the closings related to the 26 Property Portfolio acquisition, and in exchange received approximately 2.4 million Preferred Units in our operating partnership. In July and September 2015, we redeemed from the Preferred Investor 240,000 and 340,000 Preferred Units, respectively, in our operating partnership for $6 million and $8.5 million, respectively.

Q:	What is your acquisition strategy?

A:	We intend to use a substantial amount of the net proceeds we raise in this offering to primarily invest in a portfolio of income-producing self storage facilities and related self storage real estate investments that are expected to support sustainable stockholder distributions over the long term. In order to implement our investment strategy, we will focus on income-producing self storage facilities located in primary and secondary markets. Many of these facilities will have stabilized occupancy rates greater than 75%, but will have the opportunity for higher economic occupancy due to the property management capabilities of our property manager. We may also invest in self storage facilities internationally, as well as mortgage loans and other real estate-related investments.

Self storage facilities are properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet, the self storage industry in the United States consists of approximately 2.3 billion rentable square feet at approximately 48,500 “primary” facilities. The industry is highly fragmented and is comprised mainly of local operators and a few national owners and operators, including, we believe, only four publicly-traded self storage REITs. As a result of the track record of our sponsor and its affiliates in investing in self storage facilities (see “Prior Performance Summary”), our experienced management team and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry within three years of the commencement of this offering, resulting in greater economies of scale and potential operating cost savings over smaller local or regional operators.

Q:	What is your strategy for use of debt?

A:	Although we intend to use low leverage (less than 50% loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of June 30, 2015, our debt leverage was approximately 51%.

Q:	How will you own the self storage properties?

A:	Strategic Storage Operating Partnership II, L.P., our subsidiary operating partnership, will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We are the sole general partner of our operating partnership, and therefore, we completely control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:	A taxable REIT subsidiary is a fully taxable corporation that can perform activities unrelated to the leasing of self storage space to tenants or customers, such as third-party management, development and other independent business activities, as well as provide products and services to our tenants or customers. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries. We will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants and customers, our taxable REIT subsidiary and us are not comparable to similar arrangements among unrelated parties. We, along with Strategic Storage TRS II, Inc., a wholly-owned subsidiary of our operating partnership, will make an election to treat Strategic Storage TRS II, Inc. as a taxable REIT subsidiary. Strategic Storage TRS II, Inc. conducts certain activities (such as selling tenant insurance, moving supplies and locks and renting trucks or other moving equipment) that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	Are there risks involved in an investment in your shares?

A:	An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to the self storage industry, risks related to investments in real estate, risks associated with debt financing and federal income tax risks. You should carefully consider the information set forth in “Prospectus Summary - Summary Risk Factors” beginning on page 16 and “Risk Factors” beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares.

Q:	What will you do with the money raised in this offering?

A:	We will use the net offering proceeds from your investment to primarily make self storage investments pursuant to our acquisition strategy. We will primarily focus on investments that produce current income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We intend to use the net offering proceeds to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses. We will also incur acquisition fees and acquisition expenses in connection with our acquisition of real estate investments. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. See “Estimated Use of Proceeds” for a detailed discussion on the use of proceeds in connection with this offering.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $1 billion in shares of our common stock in our primary offering, consisting of two classes of shares: Class A shares at a price of $10.00 per share (up to $500,000,000 in shares) and Class T shares at a price of $9.47 per share (up to $500,000,000 in shares). These shares are being offered on a “best efforts” basis. We are also offering 10,000,000 shares of our common stock at $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We commenced our initial public offering on January 10, 2014. As of September 17, 2015, we had received gross offering proceeds of approximately $53.0 million from the sale of approximately 5.3 million Class A shares in our offering. As of September 17, 2015, approximately $1.04 billion in shares remained available for sale to the public in the offering, including shares available under our distribution reinvestment plan.

Q.	Why are you offering two classes of your common stock, and what are the similarities and differences between the classes?

A.	We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the stockholder fees and sales commissions payable in respect of each class. The following summarizes the differences in fees and sales commissions between the classes of our common stock.

	Class A Shares	Class T Shares
Initial Offering Price	$10.00	$9.47
Sales Commissions	7%	2%
Dealer Manager Fee	3%	3%
Stockholder Servicing Fee	None	1	%(1)

(1)	We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our distribution reinvestment plan offering) terminates; and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan.

Class A Shares

•	A front end sales commission, which is a one-time fee charged at the time of purchase of the shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution” for additional information.

•	No monthly stockholder servicing fee expense charges.

Class T Shares

•	Lower front end sales commission than Class A shares.

•	Class T shares purchased in the primary offering pay a stockholder servicing fee which will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, which may increase the cost of your investment and may cost you more than paying other types of sales commissions. The stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class expense, and these fees will impact the amount of distributions payable on Class T shares.

A purchaser of Class T shares in our primary offering will pay $0.0079 per Class T share per month (i.e. 1% divided by 12 months, then multiplied by the initial purchase price of $9.47 per share) in stockholder servicing fees for each month from the date of purchase through the date we cease paying the stockholder servicing fee. Although we cannot predict the length of time over which this fee will be paid by any given investor due to, among many factors, the varying dates of purchase and the timing of a liquidity event, we currently estimate that a Class T share purchased immediately after the effective date of this prospectus will be subject to the stockholder servicing fee for 5 to 7 years and the investor will pay aggregate fees of between $0.47 and $0.66 per share during that time. For example, assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the stockholder servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class T Shares, between $500 and $700 in stockholder servicing fees will be paid to the dealer manager over 5 to 7 years.

We will not pay a sales commission, the dealer manager fee, or stockholder servicing fees with respect to shares sold pursuant to our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares will be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the net asset value per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the stockholder servicing fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T share, which would result in the net asset value and distributions upon liquidation with respect to Class T shares being lower than the net asset value and distributions upon liquidation with respect to Class A shares. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first net asset value, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares.

Only Class A shares are available for purchase in this offering by our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants. When deciding which class of shares to buy, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the sales commission and fees attributable to each class of shares and whether you qualify for any sales commission discounts described herein. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:	The offering will not last beyond January 10, 2016 (two years after the effective date of this offering); provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount that we reasonably expect to be offered and sold within two years from the initial effective date of this offering and, to the extent permitted by applicable law, we may extend this offering for an additional year, or, in certain circumstances, longer. Our board of directors may determine that it is in the best interest of our stockholders to conduct a follow-on offering, in which case offerings of our common stock could be conducted for six years or more. We reserve the right to terminate this offering earlier at any time.

Q.	How many shares do you currently have outstanding?

A.	As of September 17, 2015, we have approximately 5.3 million shares of Class A common stock issued and outstanding.

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:	An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive current income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $5,000. Investors who already own our shares and existing investors in other programs sponsored by our sponsor and its affiliates can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:	Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive. Distributions of Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. The purchase price per share under our distribution reinvestment plan will be $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, our share redemption program contains significant restrictions and limitations and we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What is the impact of being an “emerging growth company”?

A:

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an “emerging growth company,” we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly distribution reports;

•	three quarterly financial reports;

•	an annual report; and

•	an annual IRS Form 1099.

We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the Securities and Exchange Commission or annual report, or posting on our website at www.strategicreit.com.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Select Capital Corporation

111 Corporate Drive, Suite 245

Ladera Ranch, CA 92694

Telephone: (866) 699-5338

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements (including the financial statements contained in this prospectus), before making a decision to invest in our shares.

Strategic Storage Trust II, Inc.

Strategic Storage Trust II, Inc. is a Maryland corporation incorporated in 2013 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2014. We commenced our initial public offering of shares of our common stock on January 10, 2014 on a “best efforts” basis. As of September 17, 2015, we had received gross offering proceeds of approximately $53.0 million from the sale of approximately 5.3 million Class A shares in our offering. We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments. As of September 17, 2015, we owned 32 properties in ten states. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our office is located at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor

Our sponsor, SmartStop, is a fully integrated, self-administered and self-managed self storage REIT, owning and/or managing 169 self storage properties in 21 states and Toronto, Canada. SmartStop is a diversified real estate company focused on acquisition, advisory, asset management, and property management services for self storage properties.

On June 15, 2015, SmartStop and Extra Space Storage Inc. (“Extra Space”), along with subsidiaries of each of SmartStop and Extra Space, entered into a definitive Agreement and Plan of Merger in which SmartStop will be acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion. Our stockholders will not participate in the merger. This transaction requires the approval of SmartStop’s stockholders, which requires the filing of a proxy statement with the SEC. The SmartStop stockholder meeting is currently scheduled to take place on September 29, 2015 and we expect the merger will close shortly thereafter.

At the closing of the merger, SmartStop Asset Management, LLC, the owner of our property manager and majority and sole voting member of our advisor, will be sold to an entity controlled by H. Michael Schwartz, our chairman of the board of directors, chief executive officer and president and the chairman of the board of directors, chief executive officer and president of SmartStop. The current executive management team of SmartStop will continue to serve as the executive management team for SmartStop Asset Management, LLC. In addition, our management team will remain the same, as well as the management team of our advisor and property manager.

Our Advisor

Strategic Storage Advisor II, LLC, which was formed in Delaware in 2013, is our advisor and will be responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. SmartStop Asset Management, LLC, which is indirectly wholly-owned by our sponsor, owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor.

Our Property Manager

Strategic Storage Property Management II, LLC, a Delaware limited liability company, is our property manager and will manage our properties. See “Management – Affiliated Companies – Our Property Manager” and “Conflicts of Interest.” Our property manager was formed in 2013 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements that will be payable to our property manager. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties.

As of June 30, 2015, our sponsor managed 169 self storage facilities, consisting of approximately 106,000 units and approximately 13.2 million rentable square feet located in 21 states and Canada. The officers and employees of our property manager and its affiliates have significant experience managing self storage facilities throughout the United States. Many of our sponsor’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs. As of June 30, 2015, our sponsor, employed approximately 350 property management personnel, including a president, three regional directors, and 17 district and area managers.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors—H. Michael Schwartz, our Chief Executive Officer and President, and two independent directors, William H. Brownfield and David J. Mueller. All of our executive officers and our Chairman of the Board are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Concurrent Offerings

Our sponsor also sponsors Strategic Storage Growth Trust, Inc. Strategic Storage Growth Trust, Inc. is, as of the date of this prospectus, raising capital pursuant to an offering of shares of its common stock. Our sponsor terminated its primary offering on September 22, 2013 and suspended its distribution reinvestment plan on April 2, 2015. As of June 30, 2015, our sponsor had sold approximately $572 million under all of its offerings. Strategic Storage Growth Trust, Inc. commenced its primary offering on January 20, 2015 and is offering up to $1 billion in shares of common stock. In addition, Strategic Storage Growth Trust, Inc. is offering up to $95 million in shares of common stock pursuant to its distribution reinvestment plan. Prior to its public offering, Strategic Storage Growth Trust, Inc. had a private offering of common stock pursuant to a confidential private placement memorandum, in which it raised a total of approximately $7.8 million. As of September 17, 2015, Strategic Storage Growth Trust, Inc. had sold approximately $3.2 million in shares of its Class A common stock in its public offering. For additional information regarding concurrent offerings sponsored by our sponsor, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Structure

Below is a chart showing our ownership structure as of June 30, 2015, and the entities that are affiliated with our advisor and sponsor.

*	The address of all of these entities is 111 Corporate Drive, Suite 120 (Suite 245 for Select Capital Corporation), Ladera Ranch, California 92694.

**	Strategic Storage Trust II, Inc. owns 99% of the common units in the operating partnership. As described elsewhere in this prospectus, a subsidiary of SmartStop OP invested $59.5 million in our operating partnership and was issued 2.4 million Preferred Units in our operating partnership.

Summary Risk Factors

An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 25 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•	We have limited established financing sources and we cannot assure you that we will be successful in the marketplace.

•	We have incurred operating losses to date, have an accumulated deficit and our operations will not be profitable in 2015.

•	We have paid, and may continue to pay, distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced.

•	This is an initial public offering; we have little prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.

•	There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

•	We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

•	The Preferred Units rank senior to all classes or series of partnership interest in our operating partnership and therefore, any cash we have to pay distributions may be used to pay distributions to our sponsor first, which could have a negative impact on our ability to pay distributions to you.

•	This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	Our ability to operate profitably will depend upon the ability of our advisor to identify, acquire and develop income-producing self storage facilities and related self storage real estate investments and to efficiently manage our day-to-day operations and the ability of our property manager to effectively manage our properties.

•	We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our self storage facilities.

•	Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

•	Our advisor, property manager and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

•	Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with our sponsor and Strategic Storage Growth Trust, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution, and we may be required to pay our advisor a significant distribution if our advisory agreement is involuntarily terminated.

•	Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage units generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

•	We will depend on on-site personnel to maximize customer satisfaction at each of our facilities; any difficulties our property manager encounters in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

•	We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

•	Increases in interest rates would increase the amount of our debt payments and Preferred Unit distribution payments and adversely affect our ability to make distributions to you.

•	If we breach covenants under the KeyBank Credit Facility with KeyBank, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of your investment in us.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•	There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

•	Our board of directors may change any of our investment objectives without your consent, including our focus on income-producing self storage properties.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor and its affiliates also make investment decisions for our sponsor, which we anticipate will have a first right to purchase certain self storage properties, Strategic Storage Growth Trust, Inc. and other programs sponsored by our sponsor and its affiliates, many of which also invest in self storage properties. Consequently, management personnel will need to determine which investment opportunities to recommend to us or an affiliated program or joint venture and also determine how to allocate resources among us and the other affiliated programs;

•	Our advisor or its affiliates may receive higher fees by providing an investment opportunity to an entity other than us;

•	We may engage in transactions with other programs sponsored by affiliates of our advisor or sponsor which may entitle such affiliates to fees in connection with their services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•	We may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•	Our advisor and its affiliates, including our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved, including our sponsor and Strategic Storage Growth Trust, Inc.;

•	Our advisor and its affiliates will receive substantial fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the table below. Please see the “Management Compensation” section of this prospectus for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. The table below assumes the sale of $500 million in Class A shares and $500 million in Class T shares and that such shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
	Offering Stage

Sales Commissions (Participating Dealers)	7% of gross proceeds of the sale of Class A shares in our primary offering and 2% of gross offering proceeds from the sale of Class T shares in our primary offering; we will not pay any sales commissions on sales of shares under our distribution reinvestment plan; the dealer manager will reallow all sales commissions to participating broker-dealers.	$45,000,000

Dealer Manager Fee (Dealer Manager)	Up to 3% of gross proceeds of the sale of Class A and Class T shares in our primary offering; we will not pay a dealer manager fee on sales of shares under our distribution reinvestment plan.	$30,000,000

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering

Stockholder Servicing Fee	1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering which will accrue daily and be paid monthly. 100% of the stockholder servicing fee will be re-allowed to participating broker-dealers.	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Other Organization and Offering Expenses (Advisor)	Estimated to be 1.5% of gross offering proceeds from our primary offering in the event we raise the maximum offering.	$15,000,000

Operational Stage

Acquisition Fees (Advisor)	1.75% of the contract purchase price of each property or other real estate investments we acquire.	$15,500,000 (estimate without leverage) $30,400,000 (estimate assuming 49% leverage)

Acquisition Expenses (Advisor)	Estimated to be 1% of the purchase price of each property.	$8,900,000 (estimate without leverage) $17,400,000 (estimate assuming 49% leverage)

Initial Property Manager Setup Fee (Property Manager)	One-time fee of $3,750 for each property acquired by us that will be managed by our property manager.	Not determinable at this time.

Asset Management Fees (Advisor)	Monthly fee of 0.05208%, which is one-twelfth of 0.625%, of our aggregate asset value.	Not determinable at this time.

Operating Expenses (Advisor and Property Manager)	Reimbursement of our advisor and property manager for costs of providing administrative services, subject to the limitation that we will not reimburse our advisor or property manager for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Not determinable at this time.

Property Management Fees (Property Manager)	Aggregate property management fees generally equal to the greater of $3,000 or 6% of gross revenues received for management of our self storage properties. These property management fees may be paid or re-allowed to affiliated or third party property managers.	Not determinable at this time.

Tenant Insurance Administrative Fee (Property Manager)	We will pay our property manager an administrative fee equal to $0.50 a month for each tenant insurance policy purchased by a tenant at one of our properties.	Not determinable at this time.

Construction Management Fees (Property Manager)	We will pay our property manager a construction management fee of 5% of the amount of construction or capital improvement work in excess of $10,000 on each existing property we own.	Not determinable at this time.

Incentive Plan Compensation (employees and affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.	Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (Advisor)	Lesser of 1% of contract sales price or 50% of the competitive commission rate.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (Advisor)	Upon sale of our properties, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after return of capital plus payment to stockholders of a 6% annual, cumulative, non-compounded return on capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of Advisory Agreement (not	Upon an involuntary termination or non-renewal of the advisory agreement, our advisor shall be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest,	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
payable if we are listed on an exchange or have merged) (Advisor)	equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities, plus prior distributions exceeds (ii) the sum of the aggregate capital contributed by stockholders plus an amount equal to a 6% annual, cumulative, non-compounded return on capital. Payment of this distribution will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (Advisor)	Upon listing, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by stockholders plus an amount equal to a 6% annual, cumulative, non-compounded return on capital.	Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus all distributions we made prior to such transaction, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.	Not determinable at this time.

See “Management Compensation” for a detailed explanation of these fees and various limitations related to these fees. Due to the preference of the public markets for self-managed companies, many non-traded REITs have engaged in internalization transactions (i.e., the acquisition of management functions by the REIT from its advisor or sponsor) prior to listing their securities on a national securities exchange. Historically, in many instances, the sponsor of these non-traded REITs would receive an internalization fee (calculated based upon a multiple of the fee revenues given up by the sponsor as a result of the internalization transaction) regardless of the returns, if any, received by stockholders of the REIT. To the extent we engage in an internalization transaction in the future, we will not pay any such internalization fees to our sponsor.

Estimated Use of Proceeds

If we sell the maximum offering in our primary offering, we estimate that approximately 91% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 9% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to be approximately 2.44% of gross offering proceeds, which will allow us to invest approximately 88.56% in real estate investments. We have assumed sales during our offering will consist of 50% Class A shares and 50% Class T shares based on sales of Class A shares prior to the introduction of the Class T shares, and discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. In the event that we sell a greater percentage of Class A shares (which are subject to 7% sales commissions) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We may use an unlimited amount from any source to pay our distributions. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

See the “Investment Objectives, Strategy and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

General Acquisition and Investment Policies

While we intend to focus our investment strategy on self storage facilities and related self storage real estate investments, we may invest in other storage-related investments such as storage facilities for automobiles, recreation vehicles and boats. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential for both growth in value and for providing regular cash distributions to our stockholders. Each acquisition will be approved by our board of directors. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize or otherwise transfer our company or its assets to another entity that has listed securities;

•	commence selling our properties and liquidate our company;

•	list our shares on a national securities exchange; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders.

Our Borrowing Strategy and Policies

Although we intend to use low leverage (less than 50% loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of June 30, 2015, our debt leverage was approximately 51%.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined (approximately 75% of the cost of our assets), unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report after such approval. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy

To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares will be reduced by the payment of the stockholder servicing fees. We calculate our monthly distributions based upon daily record and distribution declaration dates, so investors may be entitled to distributions immediately upon purchasing our shares. We commenced operations on May 23, 2014 and expect to continue to pay distributions on a monthly basis to our stockholders. From our inception through June 30, 2015, the payment of distributions has been paid from offering proceeds. To the extent we pay distributions in excess of our cash flow from operations, we may continue to pay such excess distributions from the proceeds of this offering or by borrowing funds from third parties. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. See the “Description of Shares — Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. The purchase price per share under our distribution reinvestment plan will be $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors adopted a share redemption program that enables you to sell your shares back to us in limited circumstances. Our share redemption program generally permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: 90.0% of the Redemption Amount after one year from the purchase date; 95.0% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount you paid for your shares or the price per share in the current offering, as described in more detail in “Description of Shares — Share Redemption Program.”

Through June 30, 2015 we received one request for the redemption of 1,750 shares as a result of the death of a stockholder. We fulfilled the share redemption request in July 2015 for $17,500 ($10.00 per share) and funded such redemption with offering proceeds.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time. See “Description of Shares — Share Redemption Program” below.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and an Investment in Strategic Storage Trust II, Inc.

We have little prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our sponsor may not be an indication of our future results.

This is an initial public offering; we have little operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results. We were incorporated in January 2013 and commenced active business operations on May 23, 2014. As of the date of this prospectus, we owned 32 properties located in ten states.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Strategic Storage Trust II, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We have incurred a net loss to date, have an accumulated deficit and our operations may not be profitable in 2015.

We incurred net losses of approximately $9 million for the six months ended June 30, 2015. Our accumulated deficit was approximately $11.4 million as of June 30, 2015. Given that we are still early in our fundraising and acquisition stage of development, our operations may not be profitable in 2015.

We have paid, and may continue to pay, distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from our offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. From our inception through June 30, 2015, the payment of distributions has been paid from offering proceeds. If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares — Distribution Policy” section of this prospectus.

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board of directors may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any time or at all.

The purchase price for shares we repurchase under our share redemption program will depend on the length of time you have held such shares. The purchase price will be as follows: 90.0% of the Redemption Amount after one year from the purchase date; 95.0% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. While we are offering shares, the Redemption Amount equals the amount you paid for your shares, until the offering price changes as described in more detail in “Description of Shares – Share Redemption Program.” Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. For a more detailed description of the share redemption program, see “Description of Shares – Share Redemption Program.”

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

We will be required to disclose an estimated value per share of our common stock prior to, or shortly after, the conclusion of this offering, and such estimated value per share may be lower than the purchase price you pay for shares of our common stock in this offering. Until we provide our first estimated value per share, we will generally use the gross offering price of a share of the common stock in our offering as the per share estimated value thereof, subject to then-applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission (the “SEC”). The estimated value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of our company.

As required by recent amendments to rules promulgated by FINRA, we will be required to disclose an estimated per share value of our shares based on a valuation no later than 150 days following the second anniversary of the date on which we break escrow in our offering, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated per share value of our shares based on a valuation prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to our distribution reinvestment plan, to reflect the estimated value per share. Further, an amendment to NASD Rule 2340 will take effect on April 11, 2016, prior to the anticipated conclusion of this offering, and if we have not yet disclosed an estimated net asset value per share before the amended rule takes effect, then our stockholders’ customer account statements will include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.

Until the time of our first valuation or until FINRA rules require otherwise, we generally will use the gross offering price of a share of the common stock in our offering as the estimated per share value thereof. This use of the gross offering price as the estimated per share value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

When determining the estimated value per share from and after 150 days following the second anniversary of breaking escrow in our offering and annually thereafter, there are currently no SEC, federal and state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert or service and must be derived from a methodology that conforms to standard industry practice. After the initial valuation, a valuation will be performed at least annually. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. During the term of this offering, distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs that we invest in and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see “Description of Shares — Distribution Policy.”

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If this occurs, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a fully diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

The Preferred Units rank senior to all classes or series of partnership interest in our operating partnership and therefore, any cash we have to pay distributions may be used to pay distributions to our sponsor first, which could have a negative impact on our ability to pay distributions.

The Preferred Units rank senior to all common stockholders or common series of partnership units in our operating partnership, and therefore, the rights of holders of Preferred Units to distributions may be senior to distributions to our common stockholders. Furthermore, distributions on the Preferred Units are cumulative and are payable monthly. Our sponsor has a liquidation preference in the event of our involuntary liquidation, dissolution or winding up of the affairs of our operating partnership (a “liquidation”) which could negatively affect any payments to our common stockholders in the event of a liquidation. In addition, our operating partnership’s right to redeem the Preferred Units at any time, could have a negative effect on our ability to pay distributions to our stockholders.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. You will essentially have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to the time we make them. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

Our board of directors and our advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board of directors or our advisor may not be able to achieve our objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including our sponsor and Strategic Storage Growth Trust, Inc. Delays we encounter in the selection, acquisition and development of income-producing properties are likely to adversely affect our ability to make distributions and may also adversely affect the value of your investment. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies. We have established no maximum of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available storage units. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If our sponsor, advisor or property manager loses or is unable to retain its executive officers, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of our executive officers and the executive officers of our advisor and property manager, including H. Michael Schwartz, Paula Mathews, Michael S. McClure, Wayne Johnson, and Ken Morrison, each of whom would be difficult to replace. Neither our advisor nor our property manager, as applicable, has an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor or our property manager. If any of these executive officers were to cease their affiliation with our sponsor, our advisor or our property manager, our operating results could suffer. Further, we only intend to maintain key person life insurance on our Chief Executive Officer. If our sponsor, our advisor or our property manager loses or is unable to retain its executive officers or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment. See “Management — Our Advisor” for more information on our advisor and its officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our property manager to effectively manage our properties.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. In addition, we will rely on our property manager to effectively manage our properties. Thus, the success of our business will depend in large part on the ability of our advisor and property manager to manage our operations. Any adversity experienced by our advisor or our property manager or problems in our relationship with our advisor or property manager could adversely impact our operations and, consequently, our cash flow and ability to make distributions to our stockholders.

We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our self storage facilities.

Our sponsor currently owns and controls the intellectual property rights to the “SmartStop® Self Storage” brand, the website www.smartstopselfstorage.com, the trade name “Strategic Storage” and other intellectual property that we expect to use in connection with our business and our self storage properties. We are authorized to use this brand and other intellectual property pursuant to a sub-license agreement with our sponsor. Pursuant to the merger between our Sponsor and Extra Space, along with subsidiaries of each of our Sponsor and Extra Space, Extra Space will acquire the rights to the “SmartStop® Self Storage” brand in the United States and we will no longer utilize this brand. The properties we own will be re-branded under the Extra Space name. However, any properties owned or acquired in Canada will continue to be branded using the “SmartStop® Self Storage” brand.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act

(which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We may loan a portion of the proceeds of this offering to fund the development or purchase of income-producing self storage facilities, and we may invest in mortgage or other loans, but if these loans are not fully repaid, the resulting losses could reduce the expected cash available for distribution to you and the value of your investment.

We will use the net proceeds of this offering to purchase primarily income-producing self storage facilities, to repay debt financing that we may incur when acquiring properties, and to pay real estate commissions, acquisition fees and acquisition expenses relating to the selection and acquisition of properties, including amounts paid to our advisor and its affiliates. In addition, we may loan a portion of the net offering proceeds to entities developing or acquiring self storage facilities, including affiliates of our advisor, subject to the limitations in our charter. We may also invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. There can be no assurance that these loans will be repaid to us in part or in full in accordance with the terms of the loan or that we will receive interest payments on the outstanding balance of the loan. We anticipate that these loans will be secured by mortgages on the self storage facilities, but in the event of a foreclosure, there can be no assurances that we will recover the outstanding balance of the loan. If there are defaults under these loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay and associated costs could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. See the “Investment Objectives, Strategy and Related Policies — Investments in Mortgage Loans” section of this prospectus.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in a less diversified portfolio of real estate.

Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

Our sponsor, indirectly through its subsidiaries, owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation. In addition, affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. Accordingly, our dealer manager may not be deemed to have made an independent review of our company or the offering. See “Management — Affiliated Companies” for more information on our dealer manager. You will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by our dealer manager should not be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Risks Related to Conflicts of Interest

Our advisor, property manager and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, property manager and their officers and certain of our key personnel and their respective affiliates are key personnel, advisors, managers and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours, including our sponsor and Strategic Storage Growth Trust, Inc., and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officers and one of our directors are also officers of our advisor, our property manager, and other affiliated entities, including our sponsor and Strategic Storage Growth Trust, Inc. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with our sponsor and Strategic Storage Growth Trust, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor, including our sponsor, a public non-traded REIT with assets of approximately $800 million as of June 30, 2015, and Strategic Storage Growth Trust, Inc., a public non-traded REIT sponsored by our sponsor that registered its initial public offering on January 20, 2015. As of September 17, 2015, Strategic Storage Growth Trust, Inc. had sold approximately $3.2 million in shares of its Class A common stock in connection with its public offering and a total of approximately $7.8 million in connection with a private offering. We anticipate that our sponsor will have the first right to purchase certain self storage properties, and our sponsor may have access to significantly greater capital than us. Our advisor and its affiliates are actively involved in six other real estate programs (three of which invest in self storage properties) that may compete with us or otherwise have similar business interests. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved and our sponsor’s investment allocation policy may not mitigate these risks. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor or its affiliates. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest if we purchase properties from, or sell properties to, affiliates of our advisor.

We may purchase properties from, or sell properties to, one or more affiliates of our advisor in the future. A conflict of interest may exist if such acquisition or disposition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, if we purchase properties from affiliates of our advisor, the prices we pay to these affiliates for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. If we sell properties to affiliates of our advisor, the offers we receive from these affiliates for our properties may be equal to, or less than, the prices we paid for the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from, or selling properties to, our advisor and its affiliates, we may pay more, or may not be offered as much, for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our advisor will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to our operating partnership agreement, our advisor and its affiliates will be entitled to distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to distributions. In addition, our advisor’s entitlement to distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our operating partnership agreement will require us to pay a performance-based termination distribution to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the distribution to the terminated advisor. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with other programs sponsored by our sponsor or its affiliates for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Nelson Mullins Riley & Scarborough LLP (Nelson Mullins) acts as legal counsel to us and also represents our sponsor, advisor and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

We will not be afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our articles of incorporation, or our charter, contain limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See “Description of Shares — Business Combinations.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (1940 Act). As of the date of this prospectus, our investments in real estate represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.

The board of directors must declare advisable any amendment to the charter or any merger, consolidation, transfer of assets, or share exchange, prior to such amendment or transaction, under the Maryland General Corporation Law. All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents, and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” section of this prospectus.

Our board of directors may change any of our investment objectives without your consent, including our focus on income-producing self storage facilities.

Our board of directors may change any of our investment objectives without obtaining prior stockholder consent, including our focus on income-producing self storage facilities. If you do not agree with a decision of our board of directors to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you.

Your interest in us will be diluted as we issue additional shares.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock in a merger or to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. As additional compensation for selling Class T shares in the offering and for ongoing stockholder services, we will pay our dealer manager a stockholder servicing fee. The amount available for distributions on all Class T shares will be reduced by the amount of stockholder servicing fees payable to our dealer manager with respect to the Class T shares issued in the primary offering. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties, pay other expenses or expand our business may be impaired or delayed.

The gross proceeds of the offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. As the special limited partner, our advisor is entitled to receive, among other distributions, an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we may not be entitled to all of the operating partnership’s proceeds from a property sale and certain other events.

Risks Related to the Self Storage Industry

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage units generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties will consist primarily of self storage facilities, we are subject to risks inherent in investments in a single industry. A decrease in the demand for self storage units would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for self storage units has been and could be adversely affected by weakness in the national, regional and local economies and changes in supply of or demand for similar or competing self storage facilities in an area. To the extent that any of these conditions occur, they are likely to affect market rents for self storage units, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not expect to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our self storage-related investments.

We will face significant competition in the self storage industry, which may increase the cost of acquisitions or developments or impede our ability to retain customers or re-let space when existing customers vacate.

We will face intense competition in every market in which we purchase self storage facilities. We will compete with numerous national, regional, and local developers, owners and operators in the self storage industry, including our sponsor, Strategic Storage Growth Trust, Inc. and other REITs, some of which own or may in the future own facilities similar to, or in the same markets as, the self storage properties we acquire, and some of which will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds to acquire facilities. See “The Self Storage Industry” section of this prospectus. In addition, due to the low cost of each individual self storage facility, other developers, owners and operators have the capability to build additional facilities that may compete with our facilities. This competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for self storage units in certain areas where our facilities are located, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our self storage revenues.

If competitors build new facilities that compete with our facilities or offer space at rental rates below the rental rates we charge our customers, we may lose potential or existing customers and we may be pressured to discount our rental rates to retain customers. As a result, our rental revenues may become insufficient to make distributions to you. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make.

The acquisition of new properties may give rise to difficulties in predicting revenue potential.

New acquisitions could fail to perform in accordance with our expectations. If we fail to accurately estimate occupancy levels, rental rates, operating costs or costs of improvements to bring an acquired facility up to our standards, the performance of the facility may be below expectations. Properties we acquire may have characteristics or deficiencies affecting their valuation or revenue potential that we have not yet discovered. We cannot assure you that the performance of properties we acquire will increase or be maintained under our management.

We may be unable to promptly re-let units within our facilities at satisfactory rental rates.

Generally our unit leases will be on a month-to-month basis. Delays in re-letting units as vacancies arise would reduce our revenues and could adversely affect our operating performance. In addition, lower than expected rental rates upon re-letting could adversely affect our rental revenues and impede our growth.

We will depend on on-site personnel to maximize customer satisfaction at each of our facilities; any difficulties our property manager encounters in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

The customer service, marketing skills, knowledge of local market demand and competitive dynamics of our facility managers will be contributing factors to our ability to maximize our rental income and to achieve the highest sustainable rent levels at each of our facilities. If our property manager is unable to successfully recruit, train and retain qualified field personnel, our rental revenues may be adversely affected, which could impair our ability to make distributions to you.

Legal claims related to moisture infiltration and mold could arise in one or more of our properties, which could adversely affect our revenues.

There has been an increasing number of claims and litigation against owners and managers of rental and self storage properties relating to moisture infiltration, which can result in mold or other property damage. We cannot guarantee that moisture infiltration will not occur at one or more of our properties. When we receive a complaint concerning moisture infiltration, condensation or mold problems and/or become aware that an air quality concern exists, we will implement corrective measures in accordance with guidelines and protocols we have developed with the assistance of outside experts. We cannot assure you that material legal claims relating to moisture infiltration and the presence of, or exposure to, mold will not arise in the future. These legal claims could require significant expenditures for legal defense representation which could adversely affect our revenues.

Delays in development and lease-up of our properties would reduce our profitability.

We may acquire properties that require repositioning or redeveloping such properties with the goal of increasing cash flow, value or both. Construction delays to new or existing self storage properties due to weather, unforeseen site conditions, personnel problems, and other factors could delay our anticipated customer occupancy plan which could adversely affect our profitability. Furthermore, our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire a new property that has a relatively low physical occupancy, and the cash flow from existing operations may be insufficient to pay the operating expenses associated with that property until the property is fully leased. If one or more of these properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

The risks associated with storage contents may increase our operating costs or expose us to potential liability that may not be covered by insurance, which may have adverse effects on our results of operations and returns to you.

The self storage facilities we intend to own and operate are leased directly to customers who store their belongings without any immediate inspections or oversight from us. We may unintentionally lease space to groups engaged in illegal and dangerous activities. Damage to storage contents may occur due to, among other occurrences, the following: war, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution, environmental matters or events caused by fault of a customer, fault of a third party or fault of our own. Such damage may or may not be covered by insurance maintained by us, if any. Our advisor will determine the amounts and types of insurance coverage that we will maintain including any coverage over the contents of any properties in which we may invest. Such determinations will be made on a case-by-case basis by our advisor, based on the type, value, location and risks associated with each investment, as well as any lender requirements, among any other factors our advisor may consider relevant. There is no guarantee as to the type of insurance that we will obtain for any investments that we may make and there is no guarantee that any particular damage to storage contents would be covered by such insurance, even if obtained. The costs associated with maintaining such insurance, as well as any liability imposed upon us due to damage to storage contents, may have an adverse effect on our results of operations and returns to you.

Additionally, although we will require our customers to sign an agreement stating that they will not store flammable, hazardous, illegal or dangerous contents in the self storage units, we cannot ensure that our customers will abide by such agreement. The storage of such materials might cause destruction to a facility or impose liability on us for the costs of removal or remediation if these various contents or substances are released on, from or in a facility, which may have an adverse effect on our results of operations and returns to you.

Our operating results may be affected by regulatory changes that have an adverse impact on our specific facilities, which may adversely affect our results of operations and returns to you.

Certain regulatory changes may have a direct impact on our self storage facilities, including but not limited to, land use, zoning and permitting requirements by governmental authorities at the local level, which can restrict the availability of land for development, and special zoning codes which omit certain uses of property from a zoning category. These special uses (i.e., hospitals, schools, and self storage facilities) are allowed in that particular zoning classification only by obtaining a special use permit and the permission of local zoning authority. If we are delayed in obtaining or unable to obtain a special use permit where one is required, new developments or expansion of existing developments could be delayed or reduced. Additionally, certain municipalities require holders of a special use permit to have higher levels of liability coverage than is normally required. The acquisition of, or the inability to obtain, a special use permit and the possibility of higher levels of insurance coverage associated therewith may have an adverse effect on our results of operations and returns to you.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and tenant and lease data; and the increased sophistication and activities of organized crime, hackers, and terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and as described below, cyber attacks.

Our business relies on its digital technologies, computer and email systems, software and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our or our customers’ or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our businesses and customers, or cyber attacks or security breaches of the networks, systems or devices that our customers use to access our products and services, could result in customer attrition, regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded. To date, to our knowledge, we have not experienced any material impact relating to cyber-attacks or other information security breaches.

If we enter into non-compete agreements with the sellers of the self storage properties that we acquire, and the terms of those agreements expire, the sellers may compete with us within the general location of one of our self storage facilities, which could have an adverse effect on our operating results and returns to you.

We may enter into non-compete agreements with the sellers of the self storage properties that we acquire in order to prohibit the seller from owning, operating, or being employed by a competing self storage property for a predetermined time frame and within a geographic radius of a self storage facility we acquire. When these non-compete agreements expire, we may face the risk that the seller will develop, own, operate or become employed by a competing self storage facility within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

Our tenant insurance business is subject to significant governmental regulation, which may adversely affect our results.

Our tenant insurance business is subject to significant governmental regulation. The regulatory authorities generally have broad discretion to grant, renew and revoke licenses and approvals, to promulgate, interpret and implement regulations, and to evaluate compliance with regulations through periodic examinations, audits and investigations of the affairs of insurance providers. As a result of regulatory or private action in any jurisdiction, we may be temporarily or permanently suspended from continuing some or all of our tenant insurance or reinsurance activities, or otherwise fined or penalized or suffer an adverse judgment, which could adversely affect our business and results of operations.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

We anticipate that the majority of the properties we acquire will have stabilized occupancy levels (at or above 75%). However, certain of the real properties we acquire may have some level of vacancy at the time of closing either because the property is in the process of being developed and constructed, it is newly constructed and in the process of obtaining customers, or because of economic or competitive or other factors. Shortly after a new property is opened, during a time of development and construction, or because of economic or competitive or other factors, we may suffer reduced revenues resulting in lower cash distributions to you due to a lack of an optimum level of customers. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property. In addition, because properties’ market values depend principally upon the occupancy rates, the resale value of properties with prolonged low occupancy rates could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our facilities for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of facilities that otherwise would be in our best interest. Therefore, we may not be able to dispose of facilities promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

If we are unable to offset such cost increases through rent increases, we could be required to fund those increases in operating costs which could adversely affect funds available for future acquisitions or cash available for distribution.

Adverse economic conditions may negatively affect our returns and profitability.

The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in customer defaults under leases or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism and natural disasters, may reduce funds available for distribution.

We are susceptible to the effects of adverse macro-economic events that can result in higher unemployment, shrinking demand for products, large-scale business failures and tight credit markets. Because our portfolio of facilities consists of self storage facilities, we are subject to risks inherent in investments in a single industry, and our results of operations are sensitive to changes in overall economic conditions that impact consumer spending, including discretionary spending, as well as to increased bad debts due to recessionary pressures. A continuation of, or slow recovery from, ongoing adverse economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates, tax rates, fuel and energy costs, could reduce consumer spending or cause consumers to shift their spending to other products and services. A general reduction in the level of discretionary spending or shifts in consumer discretionary spending could adversely affect our growth and profitability.

Since we cannot predict when real estate markets may recover, the value of the properties we acquire may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. From time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All real property, including any self storage properties we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property, or to pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We cannot assure you that the independent third party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.

Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Additionally, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Property taxes may increase, which will adversely affect our net operating income and cash available for distributions.

Each of the properties we acquire will be subject to real property taxes. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. From time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. Recent local government shortfalls in tax revenue may cause pressure to increase tax rates or assessment levels. Increases in real property taxes will adversely affect our net operating income and cash available for distributions.

We will be subject to additional risks if we make international investments.

We may acquire properties located outside the United States, and we may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	the limited experience and expertise in foreign countries of our sponsor’s employees relative to their experience and expertise in the United States.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our ability to qualify as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our ability to qualify as a REIT.

Risks Associated with Debt Financing

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We have incurred and may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We have incurred mortgage indebtedness under the loan assumed in the Raleigh/Myrtle Beach Portfolio acquisition and under the KeyBank Credit Facility and may place permanent financing on our properties or obtain additional credit facilities or other similar financing arrangements in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.

If we or our Sponsor breach covenants under the Raleigh/Myrtle Beach Guaranty, we could be held in default under the Raleigh/Myrtle Beach Promissory Note, which may result in foreclosure of the properties under the Raleigh/Myrtle Beach Portfolio.

On November 3, 2014, we and our sponsor entered into a guaranty of our subsidiaries’ obligations under the Raleigh/Myrtle Beach Promissory Note. The Raleigh/Myrtle Beach Guaranty imposes minimum net worth and liquidity requirements on us and our Sponsor (the “Minimum Requirements”), collectively, and on us alone if we meet the Minimum requirements and other conditions are met that allow our sponsor to be released from the Raleigh/Myrtle Beach Guaranty. If we and our sponsor should not meet the Minimum Requirements or we otherwise default under the Raleigh/Myrtle Beach Promissory Note, the lender may foreclose on the properties under the Raleigh/Myrtle Beach Portfolio and we could lose our entire investment in the properties, which could adversely affect distributions to our stockholders.

If we breach covenants under the KeyBank Credit Facility, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of your investment in us.

On January 10, 2015, we entered into the KeyBank Credit Facility with total commitments of approximately $71.3 million. The KeyBank Credit Facility is secured by cross-collateralized first mortgage liens or first lien deeds of trust on all properties that were included in the 26 Property Portfolio and is cross-defaulted to any other recourse debt until we have a tangible net worth equal to or greater than $100 million. Then the KeyBank Credit Facility is cross-defaulted to any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The KeyBank Credit Facility also imposes a number of financial covenant requirements on us. If we should breach certain of those financial covenant requirements or otherwise default on the KeyBank Credit Facility, KeyBank could accelerate our repayment dates. If we do not have sufficient cash to repay the loan at that time, KeyBank could foreclose on the properties securing the loans. Such foreclosure could result in a material loss for us and would adversely affect the value of your investment in us.

We intend to incur indebtedness secured by our properties, which may result in foreclosure.

Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

To the extent we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to refinance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.

Increases in interest rates could increase the amount of our debt payments and Preferred Unit distribution payments and adversely affect our ability to make distributions to you.

We currently have outstanding debt payments and Preferred Unit distribution payments which are indexed to variable interest rates. We may also incur additional debt or issue preferred equity in the future which will rely on variable interest rates. Increases in these variable interest rates in the future would increase our interest costs and Preferred Unit distribution payments, which would likely reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

Domestic and international financial markets recently experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Nelson Mullins, our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations that are likely to be material to our stockholders. It is also the opinion of our legal counsel that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year preceding the taxable year in which 100 or more persons own our stock and we are not closely-held. See “Federal Income Tax Considerations - Requirements for Qualification as a REIT.” This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’s legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of such termination. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See “Federal Income Tax Considerations — Failure to Qualify as a REIT” for more information on the consequences of failing to qualify as a REIT.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to continue to qualify as a REIT would adversely affect your return on your investment.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real REIT taxable income, generally determined without regard to the deduction for distributions paid and excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and subject to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income, and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties, and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. We may be required to make distributions to stockholders at times it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution, and we may be forced to liquidate assets on terms and at times unfavorable to us. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of investors’ capital for federal income tax purposes. See the “Federal Income Tax Considerations” section of this prospectus.

If any of our partnerships fail to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our partnerships, including our Operating Partnership, as partnerships for federal income tax purposes. However, if the Internal Revenue Service (IRS) were to successfully challenge the status of any of our partnerships as a partnership, it would be taxable as a corporation. Such an event would reduce the amount of distributions that such partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on our stockholders’ investments. In addition, if any of the entities through which any of our partnerships owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to such partnership. Such a recharacterization of any of our partnerships or an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

If we were considered to actually or constructively pay a “preferential dividend” to you, our status as a REIT could be adversely affected.

As discussed above, in order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and excluding net capital gains. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with any preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements involving REITs could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan, the terms of stock redemptions or the allocation of certain fees among different classes of stock), except as otherwise set forth with respect to a particular REIT in a private letter ruling from the IRS to such REIT. We believe that differences in dividends distributed to holders of Class A shares as compared to Class T shares, as a result of the distribution and stockholder servicing fees, will not result in preferential dividends. However, we have not applied for a ruling from the IRS with respect to our multi-class stock structure, or our ability to deduct dividend payments in connection with that structure and its possible effect on our qualification as a REIT. We have received the opinion of Nelson Mullins that our class structure complies with current tax law requirements and that dividend payments by us will be deductible and will not adversely affect our qualification as a REIT. This opinion has been issued in connection with this offering. Opinions of counsel are not binding on the IRS or on any court. Therefore, if the IRS were to successfully assert that we paid a preferential dividend, we may be deemed to have either (a) distributed less than 100% of our REIT taxable income and therefore be subject to tax on the undistributed portion, or (b) distributed less than 90% of our REIT taxable income, in which case our status as a REIT could be terminated if we were unable to cure such failure.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly, at the level of our operating partnership, or at the level of any other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

We may be required to pay some taxes due to actions of our taxable REIT subsidiaries, which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We have elected to treat Strategic Storage TRS II, Inc., as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income, because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (UBTI) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

Individuals with incomes below certain thresholds are subject to taxation at a 15% qualified dividend rate. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, which currently are as high as 39.6%. This disparity in tax treatment may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our legal counsel’s tax opinion assumes that no legislation will be enacted after the date of such opinion that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

ERISA Risks

There are special considerations that apply to qualified pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

If you are investing the assets of a qualified pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans should consider ERISA risks of investing in the shares.

ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and Keogh plans, and (2) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan. Consequently, the fiduciary of a plan contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan and, if so, whether an exception from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exceptions available, and thereby prevent our assets as being treated as assets of any investing plan.

For further discussion of issues and risks associated with an investment in shares by IRAs, employee benefit plans and other benefit plan investors, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

MARKET DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the midpoint of $500 million in shares (allocated as $250 million in Class A shares and $250 million in Class T shares) and the maximum of $1.0 billion in shares (allocated as $500 million in Class A shares and $500 million in Class T shares). We have made assumptions relating to the percentage of shares of each class that will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and discussions with our dealer manager and participating dealers. However, there can be assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including sales commissions and dealer manager fees. Raising less than the maximum offering amount or selling a different combination of Class A shares and Class T shares would change the amount of fees, commissions, costs and expenses presented in the tables below. If a higher percentage of Class A shares are sold, less proceeds will be available to us for investment. We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Many of the figures set forth below represent management’s best estimate since these figures cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering (allocated as set forth above), we estimate that approximately 91% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 9.0% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (a) to repay debt incurred in connection with property acquisitions or other investment activities, (b) to establish reserves if we or our lenders deem appropriate, or (c) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, or payments of organization and offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We may use an unlimited amount of proceeds for other corporate purposes, including to fund distributions. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

	Midpoint Offering ($500,000,000 in Shares)(1)				Maximum Offering ($1,000,000,000 in Shares)(1)
	Class A		Class T		Class A		Class T
	Class A	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$250,000,000	100.00%	$250,000,000	100.00%	$500,000,000	100.00%	$500,000,000	100.00%
Less Offering Expenses:
Sales Commissions	17,500,000	7.00%	5,000,000	2.00%	35,000,000	7.00%	10,000,000	2.00%
Dealer Manager Fee(2)	7,500,000	3.00%	7,500,000	3.00%	15,000,000	3.00%	15,000,000	3.00%
Organization and Offering Expenses (3)	5,000,000	2.00%	5,000,000	2.00%	7,500,000	1.50%	7,500,000	1.50%

Amount Available for Investment (4)	220,000,000	88.00%	232,500,000	93.00%	442,500,000	88.50%	467,500,000	93.50%
Acquisition Fees (5)	3,747,625	1.50%	3,960,250	1.58%	7,537,250	1.51%	7,962,500	1.59%
Acquisition Expenses (6)	2,141,500	0.86%	2,263,000	0.91%	4,307,000	0.86%	4,550,000	0.91%

Amount Invested in Properties (by class)	$214,110,875	85.64%	$226,276,750	90.51%	$430,655,750	86.13%	$454,987,500	91.00%

(1)	This table assumes an allocation of 50% Class A shares and 50% Class T shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 7% sales commissions), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)	We will pay sales commissions in the amount of 7% of the gross offering proceeds for sales of Class A shares in the primary offering and 2% of the gross offering proceeds for sales of Class T shares. We will also pay a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded the stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 7% sales commissions taken at the time of sale and that all sales of Class T shares will be made with the 2% sales commissions taken at the time of sale.
(3)	Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, escrow fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.5% of gross offering proceeds raised in our primary offering.
(4)	Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	We will pay our advisor an acquisition fee equal to 1.75% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. For purposes of this table, we have assumed that no debt is used to acquire our properties or other real estate investments. In the event we raise the maximum offering of $1.0 billion pursuant to this offering and utilize 49% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we will pay our advisor acquisition fees in excess of $30.4 million.
(6)	Acquisition expenses include customary third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of 1% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, the amount of our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

SELECTED FINANCIAL DATA

The following selected financial and operating information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which is incorporated by reference into this prospectus:

	Three months ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Total revenues	$—	$—	$465,345	$3,006,780	$4,488,212
Total operating expenses	$866,991	$498,335	$1,356,884	$5,925,633	$5,613,146
Operating loss	$(866,991)	$(498,335)	$(891,539)	$(2,918,853)	$(1,124,934)
Net loss	$(866,991)	$(498,335)	$(996,259)	$(3,580,205)	$(1,990,815)
Net loss attributable to common stockholders	$(789,137)	$(482,603)	$(1,124,645)	$(4,979,729)	$(4,037,637)
Net loss per share-basic and diluted	$(7.90)	$(0.77)	$(0.84)	$(2.26)	$(1.36)

OUR SELF STORAGE PROPERTIES

Portfolio Summary

Our self storage facilities offer inexpensive, easily accessible, enclosed storage space to residential and commercial users on a month-to-month basis. Most of our facilities are fenced with computerized gates and are well-lighted. Most of our properties are single-story, thereby providing customers with the convenience of direct vehicle access to their storage spaces. Our facilities range in size from approximately 31,200 to approximately 142,000 net rentable square feet, with an average of approximately 63,000 net rentable square feet. Our facilities generally are constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. Customers have access to their storage areas during business hours, and some of our facilities provide 24-hour access. Individual storage spaces are secured by a lock furnished by the customer to provide the customer with control of access to the space.

As of September 11, 2015, we owned the following 32 self storage facilities(1):

Property	Units	Sq. Ft. (net)	% of Total Rentable Sq. Ft.	Physical Occupancy %(1)
Morrisville – NC	320	36,900	2%	94%
Cary – NC	310	62,100	3%	96%
Raleigh – NC	440	60,600	3%	92%
Myrtle Beach I – SC	760	100,100	5%	85%
Myrtle Beach II – SC	660	94,500	5%	87%
La Verne – CA	520	49,800	2%	90%
Chico – CA	360	38,800	2%	92%
Riverside – CA	570	61,000	3%	85%
Fairfield – CA	440	41,000	2%	92%
Littleton – CO	400	45,800	2%	92%
Crestwood – IL	460	49,300	2%	82%
Forestville – MD	530	55,200	3%	83%
Upland – CA	610	56,500	3%	93%
Lancaster – CA	700	64,700	3%	69%
Santa Rosa – CA	1,150	116,400	6%	87%
Vallejo – CA	510	54,400	3%	96%
Federal Heights – CO	450	40,600	2%	92%
Santa Ana – CA	840	84,500	4%	82%
La Habra – CA	420	51,400	3%	90%

Property	Units	Sq. Ft. (net)	% of Total Rentable Sq. Ft.	Physical Occupancy %(1)
Monterey Park – CA	390	31,200	2%	92%
Huntington Beach – CA	610	61,000	3%	90%
Lompoc – CA	430	46,500	2%	95%
Aurora – CO	890	87,400	4%	87%
Everett – WA	490	48,100	2%	84%
Whittier – CA	510	58,600	3%	93%
Bloomingdale – IL	570	58,200	3%	90%
Warren I – MI	500	63,100	3%	78%
Warren II – MI	490	52,100	3%	83%
Troy – MI	730	82,200	4%	85%
Sterling Heights – MI	460	57,900	3%	85%
Beverly – NJ	460	51,000	3%	76%
Foley – AL	1,050	142,000	7%	93%

Totals	18,030	2,002,900	100%

(1)	Aside from the Foley – AL property, which is as of September 11, 2015, the physical occupancy percentages represent the occupied square feet divided by total rentable square feet as of June 30, 2015.

The weighted average capitalization rate for the 32 self storage facilities we owned as of September 11, 2015 was approximately 7.38%. The weighted average capitalization rate is calculated as the estimated first year annual net operating income at the respective property divided by the property purchase price, exclusive of offering costs, closing costs and fees paid to our advisor. Estimated first year net operating income on our real estate investments is total estimated revenues generally derived from the terms of in-place leases, less property operating expenses generally based on the operating history of the property. In instances where management determines that historical amounts will not be representative of first year revenues or property operating expenses, management uses its best faith estimate of such amounts based on anticipated property operations. Estimated first year net operating income excludes interest expense, asset management fees, depreciation and amortization and our company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

Acquisition of Raleigh/Myrtle Beach Portfolio

On November 3, 2014, we purchased a portfolio of five self storage facilities (the “Raleigh/Myrtle Beach Portfolio”) located in North Carolina and South Carolina. We acquired the Raleigh/Myrtle Beach Portfolio from Flagship Properties III, LLC, an unaffiliated third party, for a total purchase price of $22.1 million plus closing costs and acquisition fees. The purchase price for the Raleigh/Myrtle Beach Portfolio included the assumption of a loan encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million (the “Raleigh/Myrtle Beach Portfolio Loan”). Our advisor earned approximately $0.4 million in acquisition fees in connection with this acquisition. The Raleigh/Myrtle Beach Portfolio has approximately 2,490 units with 354,200 net rentable square feet.

We financed the acquisition of Raleigh/Myrtle Beach Portfolio by using a combination of: (1) approximately $5.0 million of the proceeds of an investment by the Preferred Investor in our operating partnership in which the Preferred Investor received approximately 200,000 Preferred Units in our operating partnership; (2) the assumption of the Raleigh/Myrtle Beach Promissory Loan; and (3) and utilizing funds from proceeds of our offering.

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	Physical Occupancy %(1)
Morrisville – NC	150 Airport Blvd, Morrisville, NC	$2,130,000	2004	36,900	320	94%
Cary – NC	120 Centrewest Ct, Cary, NC	$4,570,000	1998/ 2005/ 2006	62,100	310	96%
Raleigh – NC	5012 New Bern Ave, Raleigh, NC	$3,920,000	1999	60,600	440	92%
Myrtle Beach I – SC	338 Jesse St, Myrtle Beach, SC	$5,940,000	1998/ 2005/ 2006/ 2007	100,100	760	85%
Myrtle Beach II – SC	4630 Dick Pond Rd, Myrtle Beach, SC	$5,540,000	1999/ 2006	94,500	660	87%

TOTAL		$22,100,000		354,200	2,490

(1)	Represents the occupied square feet divided by total rentable square feet as of June 30, 2015.

Acquisition of 26 Property Portfolio

On August 14, 2014, we, through 26 wholly-owned subsidiaries of our operating partnership, executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of our sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland (the “26 Property Portfolio”). The aggregate purchase price for the 26 Property Portfolio is approximately $129.4 million, plus closing costs and acquisition fees.

On January 23, 2015, we closed on seven self storage facilities located in California, Colorado, Illinois and Maryland representing the first phase (the “First Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of $26.3 million, plus closing costs and acquisition fees. We funded the First Phase of the 26 Property Portfolio with a combination of approximately $10.6 million of the proceeds of an investment by the Preferred Investor in our operating partnership in which the Preferred Investor received approximately 424,000 Preferred Units in our operating partnership and a draw of approximately $15.4 million under the KeyBank Credit Facility, as described below. We incurred acquisition fees of approximately $450,000 in connection with the First Phase of the acquisition of the 26 Property Portfolio.

On January 29, 2015, we closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.6 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $12.0 million of the proceeds of an investment by the Preferred Investor in our operating partnership in which the Preferred Investor received approximately 480,000 Preferred Units in our operating partnership, and a draw of approximately $16.4 million under the KeyBank Credit Facility. We incurred acquisition fees of approximately $500,000 in connection with the Second Phase of the acquisition of the 26 Property Portfolio.

On February 5, 2015, we closed on seven self storage facilities located in California, Colorado and Washington representing the third phase (the “Third Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $45.8 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $22.4 million of the proceeds of an investment by the Preferred Investor in our operating partnership in which the Preferred Investor received approximately 896,000 Preferred Units in our operating partnership and a draw of approximately $23.6 million under the KeyBank Credit Facility. We incurred acquisition fees of approximately $800,000 in connection with the Third Phase of the acquisition of the 26 Property Portfolio.

On February 19, 2015, we closed on two self storage facilities located in California and Illinois representing the fourth phase (the “Fourth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $10.9 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $5.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 200,000 Preferred Units in our Operating Partnership, and a draw of approximately $5.9 million under the KeyBank Credit Facility. We incurred acquisition fees of approximately $190,000 in connection with the Fourth Phase of the acquisition of the 26 Property Portfolio.

On May 8, 2015, we closed on three self storage facilities located in Michigan representing the fifth phase (the “Fifth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $11.9 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds of an investment by the Preferred Investor, and a draw of approximately $6.5 million under the KeyBank Credit Facility. We incurred acquisition fees of approximately $200,000 in connection with the Fifth Phase of the acquisition of the 26 Property Portfolio.

On May 21, 2015, we closed on one self storage facility located in Michigan representing the sixth phase (the “Sixth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $3.9 million, plus closing costs and acquisition fees, which was funded with the application of a portion of the earnest money deposit in connection with the 26 Property Portfolio. We incurred acquisition fees of approximately $70,000 in connection with the Sixth Phase of the acquisition of the 26 Property Portfolio.

On May 28, 2015, we closed on one self storage facility located in New Jersey representing the seventh and final phase (the “Seventh Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $2.2 million, plus closing costs and acquisition fees, which was funded with the application of the remainder of the earnest money deposit in connection with the 26 Property Portfolio and a drawdown under the KeyBank Credit Facility. We incurred acquisition fees of approximately $40,000 in connection with the Seventh Phase of the acquisition of the 26 Property Portfolio.

The 26 self storage facilities constituting the 26 Property Portfolio are summarized in the table below:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	Physical Occupancy %(1)
La Verne - CA	2234 Arrow Hwy, La Verne, CA 91750	$4,166,875	1986	49,800	520	90%
Chico - CA	3860 Benatar Way, Chico, CA 95928	$1,826,875	1984	38,800	360	92%
Riverside - CA	6667 Van Buren Blvd, Riverside, CA 92503	$2,806,875	1985	61,000	570	85%
Fairfield - CA	2998 Rockville Rd, Fairfield, CA 94534	$3,926,875	1984	41,000	440	92%
Littleton - CO	3757 Norwood Dr, Littleton, CO 80125	$4,346,875	1985	45,800	400	92%
Crestwood - IL	4747 W Calumet-Sag Road, Crestwood, IL 60445	$2,486,875	1987	49,300	460	82%
Forestville - MD	4100 Forestville Rd, Forestville, MD 20747	$6,696,875	1988	55,200	530	83%

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	Physical Occupancy %(1)
Upland - CA	1571 W Foothill Blvd, Upland, CA 91786	$6,276,875	1979	56,500	610	93%
Lancaster - CA	43745 N. Sierra Hwy, Lancaster, CA 93534	$1,806,875	1980	64,700	700	69%
Santa Rosa - CA	3937 Santa Rosa Ave, Santa Rosa, CA 95407	$10,466,875	1979- 1981	116,400	1,150	87%
Vallejo - CA	1401 Enterprise St, Vallejo, CA 94589	$5,286,875	1981	54,400	510	96%
Federal Heights - CO	8920 Federal Blvd, Federal Heights, CO 80221	$4,746,875	1983	40,600	450	92%
Santa Ana - CA	4200 Westminster Ave, Santa Ana, CA 92703	$9,276,875	1978	84,500	840	82%
La Habra - CA	580 E Lambert Rd, La Habra, CA 90631	$4,606,875	1981	51,400	420	90%
Monterey Park - CA	404 Potrero Grande, Monterey Park, CA 91755	$4,426,875	1987	31,200	390	92%
Huntington Beach - CA	7611 Talbert Avenue, Huntington Beach, CA 92648	$10,876,875	1986	61,000	610	90%
Lompoc - CA	517 N. 8th Street, Lompoc, CA 93436	$4,036,875	1982	46,500	430	95%
Aurora - CO	435 Airport Blvd, Aurora, CO 80011	$7,336,875	1984	87,400	890	87%
Everett - WA	10919 Evergreen Way, Everett, WA 98204	$5,196,875	1986	48,100	490	84%
Whittier - CA	10231 S. Colima Road, Whittier, CA 90603	$5,916,875	1989	58,600	510	93%
Bloomingdale - IL	240 W. Army Trail Road, Bloomingdale, IL 60108	$4,996,875	1987	58,200	570	90%
Warren – I – MI	27203 Groesbeck Hwy, Warren, MI 48089	$3,436,875	1987	63,100	500	78%
Warren II – MI	24623 Ryan Road, Warren, MI 48091	$3,636,875	1987	52,100	490	83%
Troy – MI	262 E. Maple Road, Troy, MI 48083	$4,816,875	1988	82,200	730	85%
Sterling Heights – MI	42557 Van Dyke Avenue, Sterling Heights, MI 48314	$3,856,875	1977	57,900	460	85%
Beverly – NJ	4233 Route 130 South, Beverly, NJ 08010	$2,176,875	1988	51,000	460	76%

TOTAL		$129,438,750		1,506,700	14,490

(1)	Represents the occupied square feet divided by total rentable square feet as of June 30, 2015.

Acquisition of StarKey Property

On September 11, 2015, we purchased a self storage facility located in Foley, Alabama (the “StarKey Property”). We acquired the StarKey Property from an unaffiliated third party for a purchase price of approximately $8 million plus closing costs and acquisition fees. Our advisor earned approximately $140,000 in acquisition fees in connection with this acquisition. The StarKey Property has approximately 1,050 units with approximately 142,000 net rentable square feet. We financed the acquisition of the StarKey Property by using net proceeds from our public offering.

Our Mortgage Debt

Assumption of Debt Related to the Raleigh/Myrtle Beach Portfolio

In connection with the acquisition of the Raleigh/Myrtle Beach Portfolio, we, through five special purpose entities formed to acquire and hold the properties comprising the Raleigh/Myrtle Beach Portfolio (collectively, the “Raleigh/Myrtle Beach Borrowing Entities”), assumed a secured promissory note with C-III Commercial Mortgage LLC (“C-III”) dated August 30, 2013, in the amount of $12,800,000 (the “Raleigh/Myrtle Beach Promissory Note”). The Raleigh/Myrtle Beach Promissory Note matures in September 2023 and carries a fixed interest rate of 5.73%. The Raleigh/Myrtle Beach Promissory Note has a prepayment lockout for the first two years of the Raleigh/Myrtle Beach Portfolio Loan. After September 2015, we may defease the Raleigh/Myrtle Beach Promissory Note upon the occurrence of certain conditions. The Raleigh/Myrtle Beach Promissory Note is secured by deeds of trust on our interest in three of the properties in the Raleigh/Myrtle Beach Portfolio, a mortgage on our interest in the other two properties comprising the Raleigh/Myrtle Beach Portfolio and certain of the assets of the Raleigh/Myrtle Beach Borrowing Entities. In addition, we and SmartStop executed a guaranty in favor of C-III guaranteeing the payment of the Raleigh/Myrtle Beach Promissory Note (the “Raleigh/Myrtle Beach Guaranty”). The Raleigh/Myrtle Beach Guaranty requires that we and SmartStop, collectively, maintain a net worth of at least $6.0 million and an aggregate liquidity of at least $2.0 million, exclusive of the interest in the Raleigh/Myrtle Beach Portfolio and the Investment (described below). SmartStop may be released from its obligations under the Raleigh/Myrtle Beach Guaranty if certain conditions are met, including that we alone satisfy the aforementioned net worth and liquidity requirements.

KeyBank Credit Facility

On January 20, 2015, we, through our operating partnership and certain affiliated entities, entered into a credit facility (the “KeyBank Credit Facility”) with KeyBank, National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger and Texas Capital Bank, N.A. (“Texas Capital”), as documentation agent. Under the terms of the KeyBank Credit Facility, the maximum amount we could borrow was approximately $71.3 million, of which KeyBank committed up to $46.3 million and Texas Capital committed up to $25 million (KeyBank and Texas Capital are collectively, the “Lenders”). The KeyBank Credit Facility was required to be fully funded through a maximum of seven loan advances no later than April 30, 2015. Each borrowing under the KeyBank Credit Facility will be comprised of either ABR Loans or Eurodollar Loans (each as defined in the KeyBank Credit Agreement (as defined below)), as we may request. We may elect to convert a borrowing to a different type or to continue a borrowing under the same type and, in the case of a Eurodollar Loan, may elect the applicable Interest Periods (as defined in the KeyBank Credit Agreement).

The KeyBank Credit Facility has an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions outlined further in the credit agreement for the KeyBank Credit Facility (the “KeyBank Credit Agreement”). Payments due pursuant to the KeyBank Credit Facility are interest-only for the first 36 months and a 30-year amortization schedule thereafter. The KeyBank Credit Facility bears interest based on the type of borrowing. The ABR Loans bear interest at the lesser of (x) the Alternate Base Rate (as defined in the KeyBank Credit Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Eurodollar Loans bear interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the KeyBank Credit Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Applicable Rate means for any Eurodollar Loan, 325 basis points, and for any ABR Loan, 225 basis points.

The KeyBank Credit Facility is fully recourse and is secured by cross-collateralized first mortgage liens on the Mortgaged Properties (as defined in the KeyBank Credit Agreement). The KeyBank Credit Facility contains a cross-default provision in which an event of default will occur under the KeyBank Credit Facility if we default under any other recourse debt until we have a tangible net worth equal to or greater than $100 million and then to any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The KeyBank Credit Facility may be prepaid or terminated at any time without penalty, provided, however, that the Lenders shall be indemnified for any breakage costs. Pursuant to that certain guaranty, dated January 20, 2015, in favor of the Lenders, we serve as a guarantor of all obligations due under the KeyBank Credit Facility.

Under certain conditions, we may cause the release of one or more of the properties serving as collateral for the KeyBank Credit Facility, subject to no default or event of default is then outstanding or would reasonably occur as a result of such release, including compliance with the Loan to Value Ratio and the Debt-Service Coverage Ratio (each as defined in the KeyBank Credit Agreement), and we pay the applicable release Price (as defined in the KeyBank Credit Agreement).

Additionally, on May 21, 2015, our operating partnership purchased an interest rate cap with a notional amount of $50 million, such that in no event will our interest rate exceed 5.25% thereon through June 1, 2016.

We borrowed approximately $71.3 million under the KeyBank Credit Facility to fund a portion of the 26 Property Portfolio. The amounts drawn were in the form of a Eurodollar Loan under the KeyBank Credit Agreement which bear interest at approximately 3.4%. We may change this election from time to time, as provided by the KeyBank Credit Agreement. Pursuant to joinder agreements by the special purpose entities wholly-owned by our operating partnership (the “Property SPEs”) in favor of KeyBank as administrative agent, the 26 properties acquired under the 26 Property Portfolio now serve as additional collateral under the KeyBank Credit Agreement and the Property SPEs now serve as additional borrowers.

As of June 30, 2015, we have drawn down a total of approximately $71.3 million under the KeyBank Credit Facility.

Issuance of Preferred Units of our Operating Partnership

On November 3, 2014, we and our operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with the Preferred Investor, a wholly-owned subsidiary of SmartStop Self Storage Operating Partnership, L.P., the operating partnership for SmartStop. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $65 million through a preferred equity investment in our operating partnership (the “Investment”), which amount may be invested in one or more tranches, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to approximately 2.6 million Preferred Units, each having a liquidation preference of $25.00 per Preferred Unit, plus all accumulated and unpaid distributions.

On November 3, 2014, the Preferred Investor invested approximately $6.5 million in the first tranche of its Investment in our operating partnership, of which (i) approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio, and (ii) approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in accordance with the Amendment. The Preferred Investor received approximately 260,000 Preferred Units in our operating partnership.

On December 31, 2014, we issued approximately 1,020 Preferred Units in our operating partnership to the Preferred Investor to cover approximately $25,000 in costs incurred by the Preferred Investor in making its investment.

On January 21, 2015, the Preferred Investor invested an additional approximately $24.1 million in our operating partnership and the Preferred Investor received approximately 960,000 Preferred Units in our operating partnership. Approximately $10.6 million of the proceeds from the Investment was used to fund a portion of the purchase price for the First Phase closing of the 26 Property Portfolio, approximately $12.0 million of the proceeds from the Investment was used in connection with the acquisition of the Second Phase of the 26 Property Portfolio, and the remaining $1.5 million in proceeds was used in connection with the closing of the Third Phase of the 26 Property Portfolio. On February 4, 2015, the Preferred Investor invested an additional $20.9 million in our operating partnership and the Preferred Investor received approximately 835,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Third Phase closing of the 26 Property Portfolio. On February 19, 2015, the Preferred Investor invested an additional approximately $5.0 million in our operating partnership and the Preferred Investor received approximately 200,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Fourth Phase closing of the 26 Property Portfolio. On May 8, 2015, the Preferred Investor invested an additional approximately $3 million in our operating partnership, which was used to fund a portion of the purchase price for the Fifth Phase closing of the 26 Property Portfolio, and in exchange the Preferred Investor received approximately 120,000 Preferred Units in our operating partnership.

As of June 30, 2015, the Preferred Investor had invested an aggregate of approximately $59.5 million in our operating partnership and received approximately 2.4 million Preferred Units in our operating partnership. In July and September 2015, we redeemed from the Preferred Investor 240,000 and 340,000 Preferred Units, respectively, in our operating partnership for $6 million and $8.5 million, respectively.

Potential Acquisitions

Throughout the term of this offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would likely be obligated to purchase such properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire properties generally based upon:

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements;

•	satisfaction of requirements relating to assumption of any loans; and

•	no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that we will complete the acquisition of any additional properties. In some circumstances, if we fail to complete a potential acquisition, we may forfeit our earnest money on such property. Due to the considerable conditions to the consummation of the acquisition of properties, we cannot make any assurances that the closing of any properties is probable.

Potential Acquisition of Rainbow Property

On September 3, 2015, one of our subsidiaries executed a purchase and sale agreement with an unaffiliated third party (the “Rainbow Property Purchase Agreement”) for the acquisition of a self storage facility located in Tampa, Florida (the “Rainbow Property”).

The Rainbow Property is a self storage facility that contains approximately 50,000 net rentable square feet and approximately 515 rental units. The purchase price for the Rainbow Property is approximately $3.3 million, plus closing costs and acquisition fees. We expect the acquisition of the Rainbow Property to close in the fourth quarter of 2015 and to fund such acquisition with a combination of net proceeds from our public offering and through a drawdown on future credit facilities.

Pursuant to the Rainbow Property Purchase Agreement, we will be obligated to purchase the Rainbow Property only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire the Rainbow Property generally based upon:

•	our ability to raise sufficient net proceeds from our public offering and obtain financing;

•	approval of our board of directors to purchase the Rainbow Property;

•	satisfactory completion of due diligence on the Rainbow Property and the seller of the Rainbow Property;

•	satisfaction of the conditions to the acquisition in accordance with the Rainbow Property Purchase Agreement; and

•	no material adverse changes relating to the Rainbow Property, the seller of the Rainbow Property or certain economic conditions.

There can be no assurance that we will complete the acquisition of the Rainbow Property. In some circumstances, if we fail to complete the acquisition, we may forfeit up to $200,000 in earnest money on the Rainbow Property.

Other properties may be identified in the future that we may acquire prior to or instead of the Rainbow Property. Due to the considerable conditions to the consummation of the acquisition of the Rainbow Property, we cannot make any assurances that the closing of the Rainbow Property is probable.

INVESTMENT OBJECTIVES, STRATEGY AND RELATED POLICIES

Overview

We will invest a substantial amount of the net proceeds of this offering in income-producing self storage facilities and related self storage real estate investments. In the event we raise the maximum offering from our primary offering (allocated as set forth in “Estimated Use of Proceeds”), we anticipate that approximately 91% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 9.0% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. Our investment objectives, strategy and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on self storage facilities, if our board of directors believes such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than self storage facilities if our board of directors deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Business Overview

Unlike many other REITs and real estate companies, we are an operating business. We acquire, own, operate and manage self storage facilities. Our self storage facilities offer inexpensive, easily accessible, enclosed storage units or parking spaces to residential and commercial users on a month-to-month basis. Most of our facilities will be fenced with computerized gates and well lighted. Many of our properties will be single-story, thereby providing customers with the convenience of direct vehicle access to their storage units. At certain facilities, we will offer climate controlled units that offer heating in the winter and cooling in the summer. We anticipate that many of our facilities will also offer outside vehicle, boat and recreational vehicle storage areas. Our facilities generally will be constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. We expect that customers will typically have access to their storage units from 6:00 AM – 10:00 PM, and some of our facilities will provide 24-hour access. Individual storage units will be secured by a lock furnished by the customer to provide the customer with control of access to the space.

As an operating business, self storage requires a much greater focus on strategic planning and tactical operation plans. Below are some of the strategies and tactics our sponsor and its affiliates expect to utilize to grow a diversified portfolio of self storage facilities that we believe will maximize potential for appreciation in the value of our properties and cash available for distributions over the long term.

•	Focus on Increasing Revenue and Creating Greater Efficiencies. Below are a few of the specific measures our sponsor and its affiliates anticipate taking to maximize operating performance at our facilities:

•	Standardized Sales Processes. Our property manager will put forth a standardized sales approach so that the rental experience is consistent at each of our facilities. All employees will be trained in our sales approach and techniques that facilitate the generation of business.

•	Integrated Marketing Strategy. Our sponsor and its affiliates will utilize an integrated marketing strategy for our online, phone and walk-in customers, which will include our sponsor’s customer-friendly and mobile-friendly self storage website, allowing potential customers to locate available units at any of our properties. Also, our sponsor’s web marketing tools, search engine marketing campaign to generate leads and improve brand recognition, search engine optimization process to obtain a dominant position in browser listings and social media campaigns provide us with a technological edge over competitors.

•	Facility Monitoring Activities. Our property manager will seek to increase revenue and net operating income at each of our facilities by (i) closely monitoring call volume, reservation activity and occupancy in relation to the marketing activities of our sponsor and its affiliates, (ii) analyzing market supply and demand factors, as well as occupancy trends, in setting rental rates, promotional discounts and target marketing initiatives, (iii) continuous refinement of our property manager’s algorithms that manage our property manager’s asking rates, as well as rental rate increases to existing customers at our self storage facilities (“Revenue Optimization System”), and (iv) closely managing our controllable operating costs.

•	Revenue Optimization System. Our property manager will utilize a Revenue Optimization System which will allow us to analyze every unit at every property individually and manage our available unit inventory through a sophisticated system of algorithms which automatically triggers pricing adjustments. This system allows our sponsor and its affiliates to instantly respond to market demand and maximize revenues.

•	Creating Operational Efficiencies. As we grow our portfolio of self storage facilities, we will be able to consolidate and streamline a number of aspects of our operations through economies of scale. For example, we expect that size and geographic diversification, as well as institution of a blanket property and casualty insurance program over all properties managed by our property manager and its affiliates nationwide, will reduce our total insurance costs per property. As we acquire facilities, increased diversification will further mitigate against risk and reduce the cost of insurance per property. Our sponsor and its affiliates will also negotiate national contracts and rates with key vendors and service providers. To the extent we can acquire facilities in clusters within geographic regions, we will see property management efficiencies resulting in reduction of personnel and other administrative costs.

•	Focus on Ancillary Revenues. We will focus on certain ancillary revenue opportunities. Our property manager will emphasize selling our customers tenant insurance to protect their belongings against loss or damage. We will offer a wide assortment of packing and moving supplies that a customer would need to properly protect their items while in storage. Our property manager will implement a standardized approach on how to sell these items to our customers as well. Furthermore, customers will have the capability to purchase boxes, locks and packing supplies on-line through our sponsor’s website. Users of this service will pick up the supplies at their nearest SmartStop® facility, which increases revenue and increases the likelihood of such customers becoming self storage customers at one of our facilities.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

We cannot assure you that we will attain these primary investment objectives.

Exchange Listing and Other Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize or otherwise transfer our company or its assets to another entity with listed securities;

•	commence the sale of all of our properties and liquidate our company;

•	list our shares on a national securities exchange; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board of directors will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board of directors will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Our Self Storage Acquisition Strategy

Investment Strategy

We will use the net proceeds we raise in this offering to primarily invest in a portfolio of income-producing self storage facilities and related self storage real estate investments that are expected to support sustainable stockholder distributions over the long term. In order to implement our investment strategy, we will focus on income-producing self storage facilities located in primary and secondary markets. Many of these facilities will have stabilized occupancy rates greater than 75%, but will have the opportunity for higher economic occupancy due to the property management capabilities of our property manager.

We may make investments in mortgage loans secured by self storage facilities, including but not limited to, senior, mezzanine, or subordinated loans. We may also invest in self storage facilities internationally.

Self Storage Focus

Self storage refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet, the self storage industry in the United States consists of approximately 2.3 billion rentable square feet at approximately 48,500 “primary” facilities (where self storage is the primary source of revenue). The industry is highly fragmented, comprised mainly of local operators and a few national owners and operators, including, we believe, only four publicly traded self storage REITs. See “The Self Storage Industry” for more details regarding the self storage industry in general. As a result of the track record of our sponsor and its affiliates in investing in self storage facilities (see “Prior Performance Summary”), our experienced management team and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry.

We intend to focus on pursuing acquisitions of self storage facilities and related self storage real estate investments in markets with varying economic and demographic characteristics, including large urban cities, densely populated suburban cities and smaller rural cities, as long as the property meets our acquisition criteria described below under “— General Acquisition and Investment Policies.” We also intend to expand and develop certain facilities we purchase in order to capitalize on underutilization and excess demand. The development of certain facilities we purchase may include an expansion of the self storage units or the services and ancillary products offered as well as making units available for office space. However, future investments will not be limited to any geographic area, to a type of facility or to a specified percentage of our total assets. We will strategically invest in specific domestic or foreign markets when opportunities that meet our investment criteria are available. In general, when evaluating potential acquisitions of self storage facilities, the primary factor we will consider is the property’s current and projected cash flow.

General Acquisition and Investment Policies

While we intend to focus our investment strategy on self storage facilities and related self storage real estate investments, we may invest in other storage-related investments such as storage facilities for automobiles, recreation vehicles and boats. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential for both growth in value and for providing regular cash distributions to our stockholders.

Our advisor will have substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. The consideration paid for a property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors. In selecting a potential property for acquisition, we and our advisor will consider a number of factors, including, but not limited to, the following:

•	projected demand for self storage facilities in the area;

•	a property’s geographic location and type;

•	a property’s physical location in relation to population density, traffic counts and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	rental rates and occupancy levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including, but not limited to property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	potential competitors for expanding the physical layout of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonably ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Our Borrowing Strategy and Policies

Although we intend to use low leverage (less than 50% loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined, (approximately 75% of the cost basis of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, with a justification for such excess.

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also enter into the following types of leases relating to real property:

•	a ground lease in which we enter into a long-term lease (generally greater than 30 years) with the owner for use of the property during the term whereby the owner retains title to the land; or

•	a master lease in which we enter into a long-term lease (typically 10 years with multiple renewal options) with the owner in which we agree to pay rent to the owner and pay all costs of operating and maintaining the property (a net lease) and typically have an option to purchase the property in the future.

We will make acquisitions of our real estate investments directly or indirectly through our operating partnership, Strategic Storage Operating Partnership II, L.P. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.” We will acquire interests in real estate either directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures.

Conditions to Closing Acquisitions

Generally, we will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property purchased and we are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	appraisals, property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor, including our sponsor and Strategic Storage Growth Trust, Inc. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one of our property management partners. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with our sponsor, advisor or any affiliate thereof for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and the joint venture partner are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor.”

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (NASAA REIT Guidelines). Pursuant to the NASAA REIT Guidelines, we will not:

•	Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

•	Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Mortgage Loans

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of self storage facilities. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Investment Company Act of 1940 and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

THE SELF STORAGE INDUSTRY

General

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. Self storage offers a cost-effective and flexible storage alternative. Customers rent fully-enclosed spaces that can vary in size according to their specific needs. Customers typically have access to their storage units from 6:00 AM - 10:00 PM (365 days per year), and some of our facilities provide 24-hour access. Customers have responsibility for moving their items into and out of their units. Self storage unit sizes typically range from five feet by five feet to 10 feet by 30 feet.

Self storage provides a convenient way for individuals and businesses to store their possessions, whether due to a life change or simply because of a need for extra storage space. According to the 2014 Self Storage Almanac, self storage facilities generally have a customer mix of approximately 70% residential, 17.5% commercial, 6.2% military and 6.3% students. The mix of residential customers using a self storage property is determined by a property’s local demographics and often includes people who are looking to downsize their living space or who are not yet settled in a large home. The items residential customers place in self storage properties range from cars, boats and recreational vehicles to furniture, household items and appliances. Commercial customers tend to include small business owners who require easy and frequent access to their goods, records or extra inventory, or storage for seasonal goods. Self storage properties provide an accessible storage alternative at a relatively low cost. Properties generally have on-site managers who supervise and run the day-to-day operations, providing customers with assistance as needed.

The six key demand drivers of self storage are: (1) population growth; (2) percentage of renter-occupied housing units; (3) average household size; (4) average household income; (5) supply constraints; and (6) economic growth. Customers choose a self storage property based largely on the convenience of the site to their home or business. Therefore, high-density, high-traffic population centers are ideal locations for a self storage property. A property’s perceived security and the general professionalism of the site managers and staff are also contributing factors to a site’s ability to secure rentals. Although most self storage properties are leased to customers on a month-to-month basis, customers tend to continue their leases for extended periods of time. However, there are seasonal fluctuations in occupancy rates for self storage properties. Generally, there is increased leasing activity at self storage properties during the late spring and early summer months due to the higher number of people who relocate during this period.

As population densities have increased in the U.S., there has been an increase in self storage awareness and development. According to the Self Storage Association’s Self Storage Industry Fact Sheet (January 2015):

•	at year-end 1984 there were 6,601 facilities with 289.7 million square feet of rentable self storage in the U.S. At year-end 2014 there were more than 48,500 “primary” and 4,000 “secondary” self storage facilities in the U.S., representing approximately 2.3 billion square feet;

•	at year-end 2014 there were more than 58,000 self storage facilities worldwide, including more than 3,000 self storage facilities in Canada; and

•	the self storage industry has been one of the fastest growing sectors of the United States commercial real estate industry over the period of the last 38 years.

Fragmented Ownership

The self storage industry is currently characterized by fragmented ownership. According to the 2015 Self Storage Almanac, the top 10 self storage companies own approximately 13.1% of the total self storage facilities. The market share of the top 100 self storage companies is approximately 18.5%.

Industry Trends and Outlook

Recently, self storage operators have placed increased emphasis on offering ancillary products which provide incremental revenues. Moving and packing supplies, such as locks and boxes, and the offering of other services, such as property insurance, truck rentals and full service mail and delivery centers, all help to increase revenues. As more sophisticated self storage operators continue to develop innovative products and services such as online rentals, 24-hour accessibility, automated kiosk rentals, climate-controlled storage, wine storage, customer service call center access and after-hours storage, local operators may be increasingly unable to meet higher customer expectations, which could encourage consolidation in the industry.

We expect the “baby boomer” generation to have a major impact on the future of the self storage industry. During the 19-year period from 1946 to 1964, approximately 77 million babies, or “baby boomers,” were born in the U.S. According to the U.S. Census Bureau, “baby boomers” make up nearly 27% of the U.S. population. These “baby boomers” are heading towards retirement age and have accumulated valuable possessions over the years, many of which have sentimental family or historic value, such as pictures, letters and other family keepsakes. As the “baby boomers” move into retirement age and begin to downsize their households, we believe there will be a great need for self storage facilities to assist them in protecting and housing these possessions for prolonged periods of time.

We also believe that the self storage industry possesses attractive characteristics not found in other commercial real estate sectors, including the following:

•	no reliance on a “single large customer” whose vacating can have a devastating impact on rental revenue;

•	no leasing commissions and/or tenant improvements;

•	relatively low capital expenditures;

•	brand names can be developed at local, regional and even national levels;

•	opportunity for a great deal of geographic diversification, which could enhance the stability and predictability of cash flows; and

•	the lowest loan default rate of any commercial property type.

Further, the charts below illustrate a portion of the results of a study analyzing CMBS loan defaults across various property types and demonstrate that loans backed by self storage properties have both the lowest default rate and the lowest loss rate of the property types analyzed.

Loan Default Rate by Property Type

(2015)

Source: Wells Fargo Securities, LLC, and Intex Solutions, Inc.

Loan Loss Rate by Property Type

(2015)

Source: Wells Fargo Securities, LLC, and Intex Solutions, Inc.

We believe the factors discussed in this section will enhance the prospects for operators to grow revenues by increasing rents from existing customers, retro-fitting unit mixes, and by adding new customers to properties at rising rental rates. As a result, we anticipate an improving climate for the self storage industry, particularly for well-located, convenient and highly-visible self storage properties.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and shall serve for a term of one year. Our charter also requires that a majority of our directors be independent directors. Currently, we have three directors—H. Michael Schwartz, our Chief Executive Officer and President, and two independent directors, William H. Brownfield and David J. Mueller. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. There is no limit on the number of times a director may be elected to office.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly, or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives, Strategy and Related Policies.” Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board of directors will also be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. In addition, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of our advisor and determining, from time to time and at least annually, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
H. Michael Schwartz	48	Chairman of the Board of Directors, Chief Executive Officer and President
Paula Mathews	64	Executive Vice President and Secretary
Michael S. McClure	52	Executive Vice President, Chief Financial Officer and Treasurer
Wayne Johnson	58	Chief Investment Officer
Ken Morrison	48	Senior Vice President — Property Management
James L. Berg	62	Assistant Secretary
William H. Brownfield	66	Independent Director
David J. Mueller	62	Independent Director

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer and President. Mr. Schwartz has been an officer and director since our initial formation in January 2013. Mr. Schwartz was appointed President of our advisor in January 2013. Mr. Schwartz also currently serves as Chief Executive Officer, President, and Chairman of our sponsor and has held these positions since August 2007, and serves as Chief Executive Officer, President and Chairman of Strategic Storage Growth Trust, Inc., a self storage public, non-traded growth REIT sponsored by our sponsor. He was appointed President of Strategic Capital Holdings, LLC in July 2004. Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 20 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Owing to his real estate investment and management experience, we believe that Mr. Schwartz possesses the knowledge and skills necessary to acquire and manage our assets, and we believe this experience supports his appointment to our board of directors.

Paula Mathews. Ms. Mathews is our Secretary and an Executive Vice President, positions she has held since our formation in January 2013. Ms. Mathews was appointed Executive Vice President of our advisor in January 2013. Ms. Mathews is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Ms. Mathews also currently serves as an Executive Vice President and Assistant Secretary for our sponsor, positions she has held since August 2007 and June 2011, respectively, and Executive Vice President and Secretary of Strategic Storage Growth Trust, Inc., positions she has held since March 2013. From August 2007 through June 2011, Ms. Mathews also served as Secretary for our sponsor. Since 2005, she has also served as Vice President — Commercial Operations for Strategic Capital Holdings, LLC. Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael S. McClure. Mr. McClure is our Chief Financial Officer and Treasurer and an Executive Vice President and has held these positions since January 2013. Mr. McClure has also been the Chief Financial Officer of our advisor since January 2013. Mr. McClure is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. From January 2008 through the present, Mr. McClure has also served as Chief Financial Officer and Treasurer of our sponsor, and has served as an Executive Vice President of such entity from June 2011 through the present. Mr. McClure also currently serves as the Chief Financial Officer and Treasurer of Strategic Storage Growth Trust, Inc. and has held these positions since March 2013. Prior to that time, from 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson has been our Chief Investment Officer since June 2015. Prior to that, he served as our Senior Vice President — Acquisitions, focusing on self storage acquisitions, which position he held since our initial formation in January of 2013. Mr. Johnson has also served as Senior Vice President — Acquisitions for our advisor since January 2013. Mr. Johnson has also served as Senior Vice President — Acquisitions for our sponsor since August 2007 until January 16, 2015, as Senior Vice President — Acquisitions for Strategic Capital Holdings, LLC since June 2006, and as Senior Vice President — Acquisitions for Strategic Storage Growth Trust, Inc. since March 2013 until August 2015 when he was elected Chief Investment Officer. Wayne Johnson was promoted to Chief Investment Officer of our sponsor on January 16, 2015. Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. During such time, Mr. Johnson had developed, managed and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management with approximately 3,800 members consisting of storage owners, developers, operators and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Ken Morrison. Mr. Morrison is our Senior Vice President — Property Management, a position he has held since January 2013. He has also been the President of our property manager since its initial formation in March 2013. Mr. Morrison has also served as the President of Strategic Storage Property Management, LLC (“SSPM”) since December 2011 and as Senior Vice President – Property Management of our sponsor since June 2013 and of Strategic Storage Growth Trust, Inc. since January 2014. Mr. Morrison’s primary responsibility is to oversee management of our self storage properties, which includes managing the day-to-day activities at our self storage facilities, maintaining and upgrading the properties in our self storage portfolio, and overseeing the Internet and Self Storage Marketing departments of our Sponsor. Prior to joining SSPM, Mr. Morrison held several executive management positions with Public Storage from 1998 until November 2011, where he was responsible for the oversight of 300 self storage facilities in 11 states and supervised a staff of 37 district managers. Prior to joining Public Storage, Mr. Morrison spent eight years in management with Safeway. Mr. Morrison has completed coursework at both West Valley College in Saratoga, California and the Center for Creative Leadership in San Diego, California.

James L. Berg. Mr. Berg has been our Assistant Secretary since January 2013. Mr. Berg is also the General Counsel of our sponsor, a position he has held since April 2011. From June 2011 through the present, Mr. Berg has served as Secretary of our sponsor and has served as Assistant Secretary of Strategic Storage Growth Trust, Inc. since January 2014. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. From March 2004 until November 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

William H. Brownfield. Mr. Brownfield has been one of our independent directors since June 2014 and is the chairman of the Nominating and Corporate Governance Committee, chairman of the Compensation Committee and a member of the Audit Committee of our board of directors. Mr. Brownfield has been in the commercial real estate industry for over 35 years, during which time he has been responsible for 28 million square feet of properties in 22 U.S. markets, and has handled acquisitions and dispositions across the office, retail, and self storage industries with an aggregate value of approximately $1 billion. From October 2009 to the present, Mr. Brownfield has served as a Co-Founder, Managing Director, and Broker with MKP Self Storage LLC, where he provides brokerage and advisory services for self storage owners and buyers. He is also the Founder of Brownfield & Associates, LLC, where he has served as Manager since January 2003, providing acquisitions and advisory services for commercial real estate transactions. Mr. Brownfield is a nationally recognized expert in operating expense escalations, and is the author or co-author of various publications and educational materials in this area. From September 1997 to the present, Mr. Brownfield has served as Co-Founder and President of Brownfield & Mayerhofer, Inc., which specializes in escalation consulting, training, and software solutions. Mr. Brownfield also served as Managing Director of Acquisitions for Means Knaus Partners, LP from May 2003 through August 2013, where he oversaw the investment process. Mr. Brownfield has a Bachelor of Science in Business Management and an MBA, both from Missouri State University. He is a licensed real estate broker in the State of Texas and is a member of the Texas Self Storage Association. Mr. Brownfield was also commissioned as a 2nd Lieutenant in the United States Army and previously served on active duty.

David J. Mueller. Mr. Mueller is one of our independent directors and is a member and chairman of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee of our board of directors. Mr. Mueller has more than 25 years of financial management experience with several firms in the financial services industry. In June 2009, Mr. Mueller founded his own CPA firm, specializing in consulting, audit, and tax services for small business and non-profits, where he continues to serve as Managing Partner. From June 2001 to May 2009, he worked for Manulife Financial Corporation, serving in several capacities including Controller of Annuities and CFO of Distribution for Manulife Wood Logan, where he was heavily involved in the company’s due diligence and subsequent integration with John Hancock Financial Services. Prior to his time with Manulife Financial Corporation, Mr. Mueller served as Chief Financial Officer of Allmerica Financial Services, the insurance and investment arm of Allmerica Financial Corporation. He began his career in the Boston office of Coopers and Lybrand, specializing in financial services, real estate, and non-profits. Mr. Mueller is a CPA and graduated from the University of Wisconsin with a degree in Finance.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate. The board of directors will appoint the members of the committee in the board of directors’ discretion. Our charter requires that a majority of the members of each committee of our board of directors be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Messrs. Brownfield and Mueller, both independent directors. Mr. Mueller currently serves as chairman of the audit committee and as financial expert. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee is comprised of Messrs. Brownfield and Mueller, both independent directors. Mr. Brownfield currently serves as chairman of the compensation committee. The primary responsibilities of the compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. We intend for our compensation committee to have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. We have not previously paid any of our executive officers, all of whom are employees of our advisor, and currently do not intend to pay our executive officers in the near future. As a result, we do not have, and the compensation committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the compensation committee will review all forms of compensation and approve all equity based awards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Brownfield and Mueller, both independent directors. Mr. Brownfield currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

•	overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•	considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (MGCL) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation of Directors

We pay each of our independent directors a retainer of $20,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly-scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees are limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for issuance under our Employee and Director Long-Term Incentive Plan (described below), including restricted stock and stock options that may be granted to our independent directors. In 2014, we paid Messrs. Brownfield and Mueller $26,750 and $32,500, respectively, for their services on our board of directors and our committees. In 2014, we also paid one of our former independent directors, Harold “Skip” Perry $24,250 for his services on our board of directors and our committees.

Each of our independent directors are awarded restricted stock upon their initial appointment or election to the board of directors, with such awards vesting ratably over a period of four years from the date of initial appointment or election. In addition, each of our independent directors receives additional restricted stock on the date of each annual meeting of stockholders, with such awards vesting ratably over a period of four years from the date of the annual meeting. Notwithstanding the foregoing, the restricted stock shall become fully vested if the independent director provides continuous services to us or an affiliate through the effective date of a change in control event. Each independent director shall be entitled to receive distributions on any vested shares of restricted stock held, with distributions on any shares of restricted stock that have not vested being retained by us until such shares have vested, at which time the relevant distributions will be transferred to the independent director without interest thereon. No vesting credit will be given for a partial year of service, and any portion of the restricted stock that has not vested before or at the time an independent director ceases service as a director shall be forfeited.

Other than existing restricted stock awards, we have no agreements or arrangements in place with any directors to award any equity-based compensation. We may not award any equity-based compensation at any time when the relevant issuance of shares, when combined with those shares issued or issuable to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Through June 30, 2015, pursuant to our Employee and Director Long-Term Incentive Plan, we have issued 3,750 shares of restricted stock to each of our independent directors in compensation for their service on our board of directors, with such awards vesting ratably as described above.

Employee and Director Long-Term Incentive Plan

Our Employee and Director Long-Term Incentive Plan:

•	provides incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourages selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increases the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us. Awards granted under our incentive plan may consist of nonqualified stock options, incentive stock options, stock appreciation rights, and dividend equivalent rights.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as described in “Compensation of Directors” immediately above.

The term of our incentive plan will be 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, our incentive plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our ability to qualify or maintain our status as a REIT under the Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our incentive plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Restricted Stock

Restricted stock entitles the recipient to an award of shares of Class A common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the Class A common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date. To date, we have not issued any options.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date. To date, we have not issued any stock appreciation rights.

Distribution Equivalent Rights

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us. Distribution equivalent rights will not reduce the number of shares of common stock available for issuance under our incentive plan. To date, we have not issued any distribution equivalent rights.

Other Equity-Based Awards

Other equity-based awards include any award other than options, stock appreciation rights or distribution equivalent rights which, subject to such terms and conditions as may be prescribed by the compensation committee of our board of directors, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We intend that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are intended to be exempt from Section 409A because they are required to be granted with an exercise or base price that is equal to fair market value on the date of grant and they are denominated in our common stock. If, however, an option, or stock appreciation right is granted in connection with a distribution equivalent right or other equity-based award, it may lose its exemption and become subject to Section 409A. Distribution equivalent rights and other equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may also order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We are in the process of obtaining director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our advisor and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The Securities and Exchange Commission (SEC) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is Strategic Storage Advisor II, LLC. SmartStop Asset Management, LLC, which is indirectly owned by our sponsor, owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
H. Michael Schwartz	48	President
Paula Mathews	64	Executive Vice President
Michael S. McClure	52	Chief Financial Officer
Wayne Johnson	58	Senior Vice President – Acquisitions

The backgrounds of Messrs. Schwartz, McClure and Johnson and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, our operating partnership will be required to make substantial distributions in the form of a distribution due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the distribution due upon termination of the advisory agreement. Further, we may terminate the advisory agreement immediately upon the occurrence of various bankruptcy-related events involving the advisor. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions. Some of the expenses we may reimburse our advisor for include, but are not limited to:

•	acquisition fees and expenses incurred by our advisor or its affiliates or those payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation and sale of assets;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•	costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our board of directors (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•	administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor who are directly engaged in our operation, management, administration and marketing); provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee;

•	audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

Trademark Sub-License Agreement

Under a separate trademark sub-license agreement, our advisor (through SmartStop OP) has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade name “Strategic Storage Trust II” as well as certain registered trademarks and trademark applications for registration (collectively, the “Marks”) solely in connection with our business until the later of (a) a change of control event

(as defined in the trademark sub-license agreement), (b) termination of the trademark license agreement between SmartStop OP and our advisor, or (c) termination of our advisory agreement, under certain circumstances, or if we declare bankruptcy or file for dissolution or reorganization. SmartStop OP may, at its option, upon 30 days’ written notice to us, terminate the license granted if we or our subsidiaries fail to comply with the requirements relating to the Marks under the trademark sub-license agreement. In addition, we, SmartStop OP or our advisor may terminate the trademark sub-license agreement with 60 days’ notice prior to the expiration of the then-current term. Pursuant to the merger between our Sponsor and Extra Space, along with subsidiaries of each of our Sponsor and Extra Space, Extra Space will acquire the rights to the “SmartStop® Self Storage” brand in the United States and we will no longer utilize this brand. The properties we own will be re-branded under the Extra Space name. However, any properties owned or acquired in Canada will continue to be branded using the “SmartStop® Self Storage” brand.

Affiliated Companies

Our Sponsor

SmartStop Self Storage, Inc., a Maryland corporation, is the sponsor of this offering. Our sponsor, was formed on August 14, 2007 for the purpose of engaging in the business of investing in self storage facilities. Messrs. Schwartz, McClure, Morrison, Berg, and Johnson and Ms. Mathews are executive officers of our sponsor. The backgrounds of Messrs. Schwartz, McClure, Morrison, Berg, and Johnson and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus. As of June 30, 2015, the management team of our sponsor had participated in acquisitions of approximately 169 self storage facilities representing approximately 13.2 million rentable square feet.

On September 4, 2014, SmartStop and SmartStop OP entered into the Self Administration and Investment Management Transaction, with our prior sponsor, SSH, and its affiliates, pursuant to which, effective as of August 31, 2014, SmartStop acquired the self storage advisory, asset management, property management and investment management businesses of SSH. Below is some information about our sponsor:

•	SmartStop is the seventh largest fully integrated, self-administered and self-managed self storage company, owning 127 self storage properties in 17 states and Toronto, Canada;

•	SmartStop serves as our sponsor and the sponsor of Strategic Storage Growth Trust, Inc., a public non-traded REIT focused on opportunistic self storage assets;

•	SmartStop is a diversified real estate company focused on the acquisition, advisory, asset management and property management of self storage properties;

•	SmartStop employs approximately 400 self storage, investment and management professionals focused on increasing revenue, occupancy, net operating income and customer satisfaction;

•	SmartStop OP owns the “SmartStop®” brand, “Strategic Storage” brand, related trademarks and over 200 domain names including www.SmartStop.com;

•	The executive officers of SmartStop are substantially the same executive officers of our prior sponsor, SSH; and

•	SmartStop also indirectly owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation.

On June 15, 2015, SmartStop and Extra Space, along with subsidiaries of each of SmartStop and Extra Space, entered into a definitive Agreement and Plan of Merger in which SmartStop will be acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion. Our stockholders will not participate in the merger. This transaction requires the approval of SmartStop’s stockholders, which requires the filing of a proxy statement with the SEC. The SmartStop stockholder meeting is currently scheduled to take place on September 29, 2015 and we expect the merger will close shortly thereafter.

At the closing of the merger, SmartStop Asset Management, LLC, the owner of our property manager and majority and sole voting member of our advisor, will be sold to an entity controlled by H. Michael Schwartz, our chairman of the board of directors, chief executive officer and president and the chairman of the board of directors, chief executive officer and president of SmartStop. The current executive management team of SmartStop will continue to serve as the executive management team for SmartStop Asset Management, LLC. In addition, our management team will remain the same, as well as the management team of our advisor and property manager.

Our Property Manager

Strategic Storage Property Management II, LLC, a Delaware limited liability company, is our property manager and manages our properties. See “Conflicts of Interest.” Our property manager was organized in January 2013 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager. The officers of our property manager have significant experience managing self storage facilities throughout the United States. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties. Many of our property manager’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs.

As of June 30, 2015, our sponsor and its affiliates managed 164 self storage facilities, consisting of approximately 103,000 units and approximately 12.9 million rentable square feet located in 20 states and Canada. As of June 30, 2015, our sponsor employed approximately 400 property management personnel, including a president, a vice-president, three regional directors, and 17 district and area managers.

The officers and key personnel of our property manager are as follows:

Name	Age	Position(s)
H. Michael Schwartz	48	Chief Executive Officer
Ken Morrison	48	President
Paula Mathews	64	Executive Vice President
Michael S. McClure	52	Chief Financial Officer

The backgrounds of Messrs. Schwartz, Morrison and McClure and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

In the event that our property manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

The property manager (or sub-property manager) will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. The property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Dealer Manager

Select Capital Corporation, a California corporation, serves as our dealer manager. Select Capital Corporation was formed in November 2007 and became approved as a member of FINRA in February 2008. Our sponsor indirectly owns 100% of Strategic Capital Markets Group, LLC, which owns a 15% non-voting equity interest in Select Capital Corporation. In addition, affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor.

We entered into a dealer manager agreement with our dealer manager whereby our dealer manager provides us wholesaling, sales promotional and marketing services in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See “Management Compensation” and “Plan of Distribution.”

Fees Paid to Our Affiliates

We have executed an advisory agreement with our advisor, a property management agreement with our property manager and a dealer manager agreement with our dealer manager, which entitle our advisor, our property manager and our dealer manager to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor is also entitled to reimbursements for organizational and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us.

Pursuant to the terms of those agreements, the following table summarizes the related party costs incurred and paid by us for the year ended December 31, 2014, and the six months ended June 30, 2015, and any related amount payable as of December 31, 2014 and June 30, 2015:

	Year Ended December 31, 2014			Six Months Ended June 30, 2015
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$862,827	$26,326	$836,501	$754,637	$1,199,839	$391,299
Asset management fees	22,254	—	22,254	374,518	242,373	154,399
Property management fees	47,287	—	47,287	596,905	436,314	207,878
Acquisition expenses	1,089,783	386,750	703,033	2,418,441	3,121,474	—
Capitalized
Deferred financing costs	441,873	—	441,873	64,006	—	505,879
Other assets	461,492	—	461,492	77,556	—	539,048
Additional Paid-in Capital
Selling commissions	1,201,157	1,201,157	—	1,114,869	1,114,869	—
Dealer Manager fee	514,781	508,902	5,879	477,801	455,772	27,908
Offering costs	1,805,916	—	1,805,916	217,933	1,500,000	523,849

Total	$6,447,370	$2,123,135	$4,324,235	$6,096,666	$8,070,641	$2,350,260

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with H. Michael Schwartz, Paula Mathews, Michael S. McClure, Wayne Johnson and Ken Morrison. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. Our executive officers also are officers of our advisor and its affiliates and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to various agreements we have with these entities. For the year ended December 31, 2014, the reimbursements to our advisor discussed above include reimbursements of a portion of the salaries of our executive officers for time they spent on matters connected to our public offering totaling approximately $123,000. At the present time, we intend to continue to reimburse a portion of the salaries of our executive officers for time they spend on matters connected to our public offering at a similar level. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Offering Stage (2)

Sales Commissions (3) (Participating Dealers)	We will pay to our dealer manager, Select Capital Corporation, 7% of the gross offering proceeds from the sale of Class A shares in our primary offering and 2% of the gross offering proceeds from the sale of Class T shares in our primary offering, before reallowance of commissions earned by participating broker-dealers, except that no sales commission is payable on shares sold under our distribution reinvestment plan. Our dealer manager will reallow 100% of commissions earned to participating broker-dealers.	$45,000,000- Maximum

Dealer Manager Fee (3) (Dealer Manager)	We will pay to our dealer manager up to 3% of the gross offering proceeds from the sale of Class A shares and Class T shares in our primary offering before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Our dealer manager will reallow a portion of the dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$30,000,000- Maximum

Stockholder Servicing Fee (Participating Dealers)	We will pay to our dealer manager a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our distribution reinvestment plan offering) terminates; and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. Our dealer manager will re-allow 100% of the stockholder servicing fee earned to participating broker-dealers.	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Reimbursement of Other Organization and Offering Expenses (4) (Advisor)	We will reimburse our advisor up to 3.5% of our gross offering proceeds. Our advisor may incur or pay some of our organization and offering expenses (excluding sales commissions and the dealer manager fee). We may then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1.5% of aggregate gross offering proceeds from our primary offering.	$15,000,000- Maximum

Acquisition and Operational Stage

Acquisition Fees (5) (Advisor)	We will pay to our advisor 1.75% of the contract purchase price of each property or other real estate investment we acquire.	$15,500,000 - Maximum (estimate without leverage) $30,400,000 - Maximum (estimate assuming 49% leverage)

Acquisition Expenses (5) (Advisor)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 1% of the purchase price of each property.	$8,900,000 - Maximum (estimate without leverage) $17,400,000 - Maximum (estimate assuming 49% leverage)

Initial Property Manager Setup Fee (Property Manager)	We will pay our property manager a one-time fee of $3,750 for each property acquired by us that will be managed by our property manager.	Not determinable at this time.

Asset Management Fee (6) (Advisor)	We will pay to our advisor a monthly fee of 0.05208%, which is one-twelfth of 0.625%, of our aggregate asset value.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at this time.

Operating Expenses (7) (Advisor and Property Manager)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Property Management Fees (8) (Property Manager)	For supervising the management of our properties, we will pay aggregate property management fees generally equal to the greater of $3,000 per month or 6% of the gross revenues received from the properties plus reimbursement of the property manager’s costs of managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties. Our property manager may enter into sub-property management agreements with affiliates or third-party property managers to manage certain of our properties and our property manager may pay some or all of its property management fees to such affiliates or third parties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
Tenant Insurance Administrative Fee (Property Manager)	We will pay our property manager an administrative fee equal to $0.50 a month for each tenant insurance policy purchased by a customer at one of our properties.	Not determinable at this time.

Construction Management Fees (Property Manager)	We will pay our property manager a construction management fee of 5% of the amount of construction or capital improvement work in excess of $10,000 on each existing property we own.	Not determinable at this time.

Incentive Plan Compensation (employees and affiliates of Advisor)	We may issue stock-based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. See “Management — Employee and Director Long-Term Incentive Plan.”	Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (9) (Advisor)	In connection with the sale or disposition of one or more assets, we will pay the lesser of 1% of contract sales price or 50% of the competitive commission rate. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (10)(11) (Advisor)	Upon sale of our properties, we will pay our advisor distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded return.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of the Advisory Agreement (not payable if we are listed on an exchange or have merged) (10) (Advisor)

Upon an involuntary termination or non-renewal of the advisory agreement (other than for a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor), our advisor will be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest. The subordinated distribution will be equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities, plus the amount of all prior distributions we have paid through the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return from inception through the termination date.

Such distribution is reduced by any prior payment to our advisor of a subordinated share of net sale proceeds.

This subordinated distribution will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into operating partnership units or shares of our common stock. In addition, if we merge or

Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (10)(11)(12) (Advisor)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing distribution from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the average “market value” of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a national securities exchange plus all distributions we made before listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.

This subordinated incentive listing distribution will be paid in cash, operating partnership units or shares of our common stock (or any combination thereof) in the sole discretion of our independent directors.

Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge or otherwise reorganize) (10)(11)(12) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus all distributions we made prior to such transaction, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% cumulative, non-compounded annual return to investors.	Not determinable at this time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $1.0 billion in shares in our primary offering, allocated as $500,000,000 in Class A shares at $10.00 per share and $500,000,000 in Class T shares at $9.47 per share. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.
(2)	In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering. We will pay a dealer manager fee in the amount of up to 3% of the gross proceeds of the shares sold to the public.
(3)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”
(4)	Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, escrow fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.5% of gross offering proceeds raised in our primary offering.

(5)	We will pay our advisor an acquisition fee equal to 1.75% of the contract purchase price of each property or real estate-related investment we acquire. Actual amounts are dependent upon the purchase price we pay for our properties, and therefore, cannot be definitively determined at this time. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For purposes of this table, we have assumed acquisition expenses of 1% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be definitively determined at this time. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition fees and acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 49% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan, to the extent such proceeds are not used to fund stock repurchases under our share redemption program.
(6)	For purposes of calculating the asset management fee, our aggregate asset value shall be the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The asset management fee is payable for asset management services, including, but not limited to, the following: negotiating and servicing our debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.
(7)

Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii)

interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(8)	Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing the properties.
(9)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay to our advisor or its affiliate, when added to the sums paid to unaffiliated parties for real estate commissions in connection with the sale of a property, exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of such property or properties.
(10)	The annual return on invested capital is calculated on an aggregate weighted-average daily basis. In calculating the subordinated share of net sale proceeds, the subordinated distribution due upon termination of the advisory agreement, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.
(11)	Our advisor cannot earn more than one incentive distribution. Any receipt by our advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.
(12)	The market value of our outstanding stock for purposes of calculating the incentive distribution due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing 180 days following listing.

Due to the preference of the public markets for self-managed companies, many non-traded REITs have engaged in internalization transactions (i.e., the acquisition of management functions by the REIT from its advisor or sponsor) prior to listing their securities on a national securities exchange. Historically, in many instances, the sponsor of these non-traded REITs would receive an internalization fee (calculated based upon a multiple of the fee revenues given up by the sponsor as a result of the internalization transaction) regardless of the returns, if any, received by stockholders of the REIT. To the extent we engage in an internalization transaction in the future, we will not pay any such internalization fees to our sponsor.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of September 17, 2015, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. On or prior to the effective date of this prospectus, all outstanding shares of our common stock, including the shares held by our directors, will be classified as Class A shares.

Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Strategic Storage Advisor II, LLC(1)	100	0%
H. Michael Schwartz, Chairman of the Board of Directors, Chief Executive Officer and President	—	—
Paula Mathews, Executive Vice President and Secretary	—	—
Michael S. McClure, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Wayne Johnson, Senior Vice President — Acquisitions	—	—
Ken Morrison, Senior Vice President — Property Management	—	—
James L. Berg, Assistant Secretary	—	—
William H. Brownfield, Independent Director	—	—
David J. Mueller, Independent Director	—	—

All directors and executive officers as a group	100	0%

(1)	The address of Strategic Storage Advisor II, LLC is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following September 17, 2015. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor and its affiliates. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to serve on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor have sponsored or are sponsoring numerous public and private real estate programs with similar investment objectives to us, including our sponsor and Strategic Storage Growth Trust, Inc. In addition, these REITs employ a similar investment strategy, which primarily focuses on self storage facilities and related self storage real estate investments, and have acquired or plan to acquire assets similar to ours. The common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

Our sponsor terminated its primary offering on September 22, 2013 and suspended its distribution reinvestment plan on April 2, 2015. As of June 30, 2015, our sponsor had sold approximately $572 million under all of its offerings. As of June 30, 2015 our sponsor has a portfolio consisting of a total of 127 self storage properties in 17 states and Canada. We may enter into transactions with our sponsor, including, without limitation, an acquisition, disposition or joint venture between the entities. Mr. Schwartz, our Chairman of the Board of Directors, Chief Executive Officer and President also serves as the Chairman of the Board of Directors, Chief Executive Officer and President of our sponsor. Mr. Schwartz may have conflicts of interest in these transactions.

Strategic Storage Growth Trust, Inc. commenced its initial public offering on January 20, 2015 to sell up to $1.095 billion in shares of its common stock. As of September 17, 2015, Strategic Storage Growth Trust, Inc. had sold 0.3 million shares of its Class A common stock in its initial public offering. Prior to its public offering, Strategic Storage Growth Trust, Inc. had a private offering of common stock pursuant to a confidential private placement memorandum, in which it raised a total of approximately $7.8 million. Strategic Storage Growth Trust, Inc.’s primary investment strategy is to invest in a portfolio of opportunistic self storage properties with the primary objective of achieving appreciation in the value of its properties and, hence, appreciation in stockholder value. Strategic Storage Growth Trust, Inc. may invest in properties that are similar to properties in which we invest. See “— Certain Conflict Resolution Procedures” below.

Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for customers or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties.

Issuance of Preferred Units by our Operating Partnership

On November 3, 2014, the Preferred Investor, a subsidiary of our sponsor, invested approximately $6.5 million in the first tranche of its Investment in our operating partnership, of which (i) approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio, and (ii) approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in accordance with the Amendment. The Preferred Investor received approximately 260,000 Preferred Units in our operating partnership. On December 31, 2014, we issued approximately 1,020 Preferred Units in our operating partnership to the Preferred Investor to cover approximately $25,000 in costs incurred by the Preferred Investor in making its investment. On January 21, 2015, the Preferred Investor invested an additional approximately $24.1 million in our operating partnership and the Preferred Investor received approximately 960,000 Preferred Units in our operating partnership. Approximately $10.6 million of the proceeds from the Investment was used to fund a portion of the purchase price for the First Phase closing of the 26 Property Portfolio, approximately $12.0 million of the proceeds from the Investment was used in connection with the acquisition of the Second Phase of the 26 Property Portfolio, and the remaining $1.5 million in proceeds was used in connection with the closing of the Third Phase of the 26 Property Portfolio. On February 4, 2015, the Preferred Investor invested an additional $20.9 million in our operating partnership and the Preferred Investor received approximately 835,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Third Phase closing of the 26 Property Portfolio. On February 19, 2015, the Preferred Investor invested an additional approximately $5.0 million in our operating partnership and the Preferred Investor received approximately 200,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Fourth Phase closing of the 26 Property Portfolio. On May 8, 2015, the Preferred Investor invested an additional approximately $3 million in our operating partnership, which was used to fund a portion of the purchase price for the Fifth Phase closing of the 26 Property Portfolio, and in exchange the Preferred Investor received approximately 120,000 Preferred Units in our operating partnership. As of June 30, 2015, the Preferred Investor has invested an aggregate of approximately $59.5 million in our operating partnership and received approximately 2.4 million Preferred Units in our operating partnership. In July and September 2015, we redeemed from the Preferred Investor 240,000 and 340,000 Preferred Units, respectively, in our operating partnership for $6 million and $8.5 million, respectively. Please see the “Our Self Storage Properties - Issuance of Preferred Units by Our Operating Partnership” and “Our Operating Partnership Agreement - Preferred Units” sections of this prospectus for more information. We and our sponsor may incur conflicts of interest in carrying out the terms of the Preferred Units.

Tenant Reinsurance Program

Our sponsor is participating in a tenant reinsurance program whereby customers of our self storage facilities, customers of our sponsor’s self storage facilities, and customers of other operators participating in the program can purchase insurance to cover damage or destruction to their property while stored at such facilities. Our sponsor invested in a Cayman Islands company (the “Reinsurance Company”) that insures a portion of the insurance required by the program insurer to cover the risks of loss at participating facilities in the program. The program insurer provides fees (approximately 50% of the customer premium paid) to us as owner of the facilities. The Reinsurance Company may be required to fund additional capital or entitled to receive distributions of profits depending on actual losses incurred under the program.

Storage Auction Program

Our Chairman of the board of directors, Chief Executive Officer and President, and our Senior Vice President — Property Management and the President of our property manager own minority interests in a company (the “Auction Company”) that serves as a web portal for self storage companies to post their auctions online instead of using live auctions conducted at the self storage facilities. Once the contents of a storage unit are sold at auction, we will pay the Auction Company a service fee based upon the sale price of the unit. Collectively, these officers owned approximately 9% of the voting interests in the Auction Company.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs, including our sponsor and those sponsored by its affiliates are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program, including our sponsor or another program sponsored by our sponsor or its affiliates were to compete for the same customers, or a conflict could arise in connection with the resale of properties in the event that we and another program, including our sponsor or another program sponsored by our sponsor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our sponsor and our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our sponsor and our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or customers aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Our sponsor owns, indirectly through its subsidiaries, a 15% non-voting equity interest in Select Capital Corporation, our dealer manager. In addition, affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. Accordingly, we may not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We anticipate that properties we acquire will be managed by our affiliated property manager, Strategic Storage Property Management II, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Nelson Mullins acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with our sponsor and other programs sponsored by affiliates of our advisor, including Strategic Storage Growth Trust, Inc. (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives, Strategy and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us. See “Management Compensation.” Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates will receive:

•	acquisition fees upon any acquisition, regardless of whether the property will be profitable in the future;

•	asset management fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties; and

•	subordinated participation interest in our operating partnership which will be payable only after the return to stockholders of their capital contributions plus cumulative returns on such capital.

Although the acquisition and asset management fees will be paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based share of net sale proceeds;

•	property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•	property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as disposition fees and subordinated share of net sale proceeds to our advisor;

•	whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing distribution or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•	whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based distribution but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our sponsor, our advisor or their affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our sponsor, our advisor or any of their affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our advisor and their affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available, our sponsor will allocate such investment opportunity to itself, us and Strategic Storage Growth Trust, Inc. based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;

•	the strategic location of the investment in relationship to existing properties owned by each program;

•	the effect of the investment on the diversification of each program’s investments; and

•	the impact of the financial metrics of the investment, such as revenue per square foot, on each program.

•	If, after consideration and analysis of these factors, the investment opportunity is suitable for us and another program, then:

•	our sponsor will have priority for investment opportunities in the Top 25 metropolitan statistical areas (MSAs) and Canada and portfolios in excess of $100 million;

•	we will have priority for stabilized self storage facilities (i.e., properties with occupancy rates greater than 75%) (i) located in non-Top 25 MSAs or (ii) having a purchase price of $50 million or less, until such time as Strategic Storage Trust II, Inc. reaches $500 million in aggregate assets (based on contract purchase price) and foreign investments other than Canada; and

•	Strategic Storage Growth Trust, Inc. will have priority for lease-up, development, repositioning and other opportunistic properties (other than properties located in Canada).

In the event all acquisition allocation factors have been exhausted and an investment opportunity remains suitable for us and one or more other programs, then our sponsor will offer the investment opportunity to the program that has had the longest period of time elapse since it was offered an investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is being fairly applied to us, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the investment objectives and criteria of each program;

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not accept goods or services from our sponsor, advisor or any affiliate thereof or enter into any other transaction with our sponsor, advisor or any affiliate thereof unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure as of June 30, 2015, and entities that are affiliated with our advisor and sponsor.

*	The address of all of these entities is 111 Corporate Drive, Suite 120 (Suite 245 for Select Capital Corporation), Ladera Ranch, California 92694.
**	Strategic Storage Trust II, Inc. owns 99% of the common units in the operating partnership. As described elsewhere in this prospectus, a subsidiary of SmartStop OP invested $59.5 million in our operating partnership and was issued 2.4 million Preferred Units in our operating partnership.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015, and our “Management’s Discussion and Analysis of Financial Condition and results of Operations” contained in our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2015, are incorporated herein by reference. This discussion and analysis should be read in conjunction with our audited consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2014, and the consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2015 contained in our Quarterly Report on Form 10-Q, which are incorporated herein by reference.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored or co-sponsored by Strategic Capital Holdings, LLC (“SCH”), an affiliate of our prior sponsor, SSH. As described elsewhere in this prospectus, on September 4, 2014, SmartStop and SmartStop’s operating partnership (the “SmartStop OP”) entered into the Self Administration and Investment Management Transaction with SSH and its affiliates, pursuant to which, effective August 31, 2014, SmartStop acquired the self storage advisory, asset management, property management and investment management businesses of SSH. Accordingly, on August 31, 2014, SmartStop became our sponsor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior real estate programs described herein.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix C show relevant summary information regarding certain programs sponsored or co-sponsored by SCH. As described below, SCH has sponsored or co-sponsored public non-traded REIT offerings and private offerings of real estate programs that in some cases have investment objectives, including particular investment types, that are considerably similar to ours. In addition to sponsoring our public offering, SmartStop is currently sponsoring another non-traded REIT (focused on opportunistic self storage properties) that is conducting a public offering in registration. As of September 17, 2015, Strategic Storage Growth Trust (“SSGT”) had raised approximately $11.1 million in its private and public offerings. Some programs remaining in operation may acquire additional properties in the future. Our sponsor in the future may sponsor other private and public offerings of real estate programs. To the extent that such future offerings or programs remaining in operation and share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of our prospectus for additional information. Programs that list substantially the same investment objectives as we do in their prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of certain programs sponsored or co-sponsored by SCH and its affiliates. Unless otherwise noted, the information presented herein is as of December 31, 2014. This summary and the Prior Performance Tables do not contain any prior performance information of U.S. Advisor, LLC, the owner of a 49% interest in SCH, among other reasons, because (i) it is not our sponsor, (ii) none of its principals are officers or directors of us or our sponsor or advisor, and (iii) neither it nor its principals have any ownership, administrative, managerial or other involvement in us or our sponsor or advisor. The reader should be informed that certain multi-family programs sponsored by U.S. Advisor, LLC have suffered adverse developments that are not presented herein for the reasons described above. Mr. Schwartz held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. Prior to Mr. Schwartz’s purchase of a 51% controlling interest on March 10, 2008, U.S. Advisor, LLC owned 100% of SCH.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs described therein that invested in self storage properties, which we deem to have similar investment objectives to us, as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and SCH and its affiliates with like programs.

The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

SCH sponsored one prior public program, SmartStop Self Storage, Inc., or SmartStop, formerly known as Strategic Storage Trust, Inc., or SSTI, a public, non-traded REIT focused on investments in self storage properties. SmartStop raised approximately $541 million of gross offering proceeds from approximately 16,200 investors as of the close of its follow on public offering. We believe this program has investment objectives that are most similar to this offering. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of SCH in raising and investing funds and compensation paid to SCH and its affiliates for SmartStop’s Follow–on Offering which closed during the previous three years.

SSH was the original sponsor of one other program, Strategic Storage Growth Trust, Inc., or SSGT, a public, non-traded REIT focused on investments in self storage properties. We believe this program has investment objectives that are similar to this offering.

SmartStop Self Storage

On March 17, 2008, SmartStop began its initial public offering of common stock (“Initial Offering”). On May 22, 2008, SmartStop satisfied the minimum offering requirements of the Initial Offering and commenced formal operations. On September 16, 2011, the Initial Offering was terminated, having raised gross proceeds of approximately $289 million. On September 22, 2011, SmartStop commenced its follow-on public offering of stock (“Follow-on Offering”). On April 2, 2012, SmartStop announced that its board had approved an estimated value per share of SmartStop’s common stock of $10.79 based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2011. Effective June 1, 2012, SmartStop raised its offering price for shares sold in the Follow-on Offering from $10.00 per share to $10.79 per share. On September 22, 2013, the Follow-on Offering was terminated, having raised gross proceeds of approximately $251 million. On September 5, 2014, SmartStop announced that its board of directors had approved an estimated value per share of SmartStop’s common stock of $10.81 based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2014. In addition to the Initial Offering and the Follow-on Offering, in September 2009, SmartStop also issued approximately 6.2 million shares in connection with the mergers of Self Storage REIT, Inc. and Self Storage REIT II, Inc. described below (the “Mergers”).

Through December 31, 2014, with a combination of debt and offering proceeds from the Initial Offering and Follow-on Offering, SmartStop invested approximately $614 million in 111 properties in 17 states and Canada consisting of approximately 68,900 units and 8.8 million rentable square feet. Based on the amount invested in these properties, approximately 97% was spent on used (existing) self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 111 properties was 58% debt proceeds and 42% equity. In addition, SmartStop acquired 11 properties in connection with the Mergers. Those properties consist of approximately 8,500 units and 1.4 million rentable square feet and are more specifically described below under “Private Programs”. As of the date of this prospectus, SmartStop had sold one small parcel of land, but has not sold any of its self storage properties. SmartStop disclosed in its offering documents a targeted liquidity event of three to five years following completion of its offering. SmartStop’s offering closed in September 2013, and therefore, a liquidity event is targeted sometime between September 2016 and September 2018. Such targeted date has not yet occurred, and SmartStop has not had a liquidity event.

Below is a summary of relevant information of the properties purchased with proceeds from SmartStop’s Initial Offering and Follow-on Offering:

State	No. of Properties		Units	Sq. Ft. (net)(1)	% of Total Rentable Sq. Ft.	% of Aggregate Purchase Price
Alabama(2)	2		1,135	161,900	1.8%	2.0%
Arizona	4		1,975	243,900	2.8%	1.5%
California(2)	7		5,140	581,900	6.6%	11.5%
Florida	9		6,170	668,500	7.6%	9.0%
Georgia	22		12,990	1,708,900	19.4%	17.7%
Illinois (3)	4		2,455	394,000	4.5%	2.2%
Kentucky	5		2,870	415,700	4.7%	3.2%
Mississippi	3		1,495	224,300	2.6%	2.2%
Nevada	6		4,015	551,100	6.3%	5.0%
New Jersey	6		4,660	445,400	5.1%	8.7%
New York	1		700	82,800	0.9%	0.8%
North Carolina	3		1,560	207,600	2.4%	1.5%
Ontario, Canada(4)	4		3,695	411,600	4.7%	4.9%
Pennsylvania	4		2,210	285,700	3.2%	1.8%
South Carolina	12		6,765	931,800	10.6%	10.3%
Tennessee	3		1,840	254,600	2.9%	4.5%
Texas	11		5,960	875,100	10.0%	8.6%
Virginia	5		3,280	343,900	3.9%	4.6%

Total	111	(5)	68,915	8,788,700	100%	100%

(1)	Includes all rentable square feet consisting of storage spaces, parking and commercial office units.
(2)	Does not include properties in which we owned a minority interest, including the interests owned in the San Francisco Self Storage DST property, Montgomery County Self Storage, DST properties and the Hawthorne property.
(3)	Includes approximately 85,000 rentable square feet of industrial warehouse/office space at the Chicago – Ogden Ave. property.
(4)	All of these Canadian properties are located within the greater Toronto metropolitan area.
(5)	Excludes the 11 properties acquired in connection with the Mergers consisting of approximately 8,500 units and 1.4 million rentable square feet and properties acquired during 2014 with proceeds from sources other than the Initial Offering and Follow-on Offering.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SmartStop, and the Follow-on Offering of which closed during the previous five years.

The percentage of this public program with investment objectives similar to ours is 100.0%. These properties had an aggregate of approximately 8.8 million square feet of rentable space.

Strategic Storage Growth Trust

In addition to sponsoring our public offering, SmartStop is currently sponsoring Strategic Storage Growth Trust, Inc. (“SSGT”), another non-traded REIT that is registered to sell up to $1.095 billion of its shares in a public offering. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of SSGT’s common stock to accredited investors only pursuant to a confidential private placement memorandum. On May 23, 2014, SSGT reached the minimum offering amount of $1.0 million in sales of Class A shares in its private offering and SSGT commenced operations. On January 16, 2015, SSGT terminated the private offering of which SSGT raised a total of $7.8 million. On January 20, 2015, SSGT’s public offering was declared effective. As of September 17, 2015, SSGT had sold approximately $11.1 million in Class A shares pursuant to its private and public offerings.

As of September 17, 2015, SSGT owned the following nine self storage facilities:

Property	Units	Sq. Ft. (net)	% of Total Rentable Sq. Ft.	Physical Occupancy %(1)
Ft. Pierce - FL	770	88,400	13%	82%
Las Vegas I - NV	1,210	171,100	24%	80%
Las Vegas II - NV	1,040	89,000	13%	72%
Colorado Springs - CO	680	61,800	9%	84%
Riverside - CA	610	60,100	9%	74%
Stockton - CA	560	49,100	7%	84%
Azusa - CA	660	64,400	9%	87%
Romeoville - IL	680	66,700	9%	74%
Elgin - IL	410	49,600	7%	77%

Totals	6,620	700,200	100%

(1)	Represents the occupied square feet divided by total rentable square feet as of June 30, 2015.

In certain instances, SCH and its affiliates have agreed to make certain accommodations that benefit the owners of these programs, such as the deferral of payment or waiver of both asset and property management fees and related reimbursable expenses otherwise payable to SCH or its affiliates. Although certain prior programs sponsored by SCH have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any adverse business developments relative to this program that would be material to investors.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives.

Private Programs

The prior privately-offered programs (the “Private Programs”) sponsored or co-sponsored by SCH include 11 single-asset real estate TIC offerings, two privately-offered REITs, four multi-asset Delaware Statutory Trust (“DST”) offerings, one single-asset DST offering and one single asset real estate limited liability company. Limited partnership units were privately offered in conjunction with four of the aforementioned TIC offerings and limited liability company units were privately offered in conjunction with five of the aforementioned TIC offerings. The entities in which these investors acquired units acquired an undivided TIC interest in the property that was the subject of such offering and in which other investors acquired direct TIC interests. Investors in these 19 Private Programs raised approximately $321 million of gross offering proceeds from approximately 1,730 investors.

With a combination of debt and offering proceeds, these Private Programs invested approximately $764 million (including acquisition and development costs) in 43 properties located in 14 states. Based on the aggregate amount of acquisition and development costs, approximately 96% was spent on existing or used properties and approximately 4% was spent on construction or redevelopment properties. Over the course of these Private Programs, 38 properties have been sold, which includes 29 properties that were sold or merged into SmartStop. Based on the aggregate amount of acquisition and development costs, the assets in these programs can be categorized as indicated in the chart below:

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the Private Programs:

Type of Property	New	Used	Construction
Office	—	100.0%	—
Self Storage	—	100.0%	—
Industrial	—	73.5%	26.5%
Retail	—	100.0%	—

As a percentage of the aggregate amount of acquisition and development costs, the diversification of these 43 properties by geographic area is as follows:

As a percentage of the aggregate amount of acquisition and development costs, the allocation of financing proceeds for these 43 properties is 36% equity and 64% debt proceeds.

See Tables IV and V of the Prior Performance Tables for detailed results of the sale or disposal of properties by the self storage Private Programs with similar investment objectives within the most recent three years.

In total, the properties within all Private Programs had an aggregate of approximately 5.6 million square feet of gross leasable space. Of this, the percentage of all self storage properties with investment objectives similar to ours is approximately 54.5%. There have been no acquisitions of properties by such Private Programs during the previous three years.

The investments of the above mentioned Private Programs have all occurred during the previous 10 years. There were no other investments made by these programs prior to this 10 year period and SCH did not sponsor or co-sponsor any programs prior to this 10 year period.

Certain properties have experienced, and may in the future experience, decreases in net income when economic conditions decline. CB Richard Ellis Investors/U.S. Advisor, LLC, along with SCH, co-sponsored the offering of USA 615 North 48th ST, LLC, which together with other TIC interest holders, acquired an approximately 574,000 square foot single-tenant industrial property. The program experienced an involuntary bankruptcy of its single tenant, Le*Nature’s, Inc., as a result of financial fraud by its senior executives perpetrated on financial institutions and auditors, which in turn resulted in the lender commencing foreclosure proceedings and ultimately prison terms for many of the key company executives. The bankruptcy trustee approved the petition of Le*Nature’s to terminate the lease with the TIC owners, resulting in a default on the first lien loan on the property and a receiver for the property was appointed in April 2007. Distributions to the investors were suspended indefinitely as of November 2006. The lien holder of the machinery within the facility was required to make the property lease payments, if the tenant was unable to do so, as long as the equipment remained in the facility. The owner of the equipment committed to making the lease payments through October 2007.

In December 2006, the co-sponsors began to market the property for lease. Through that process, the investors were presented with a 16-year lease opportunity. As a result of the TIC structure, unanimous approval by all investors was required in order to proceed to lease execution. All but three of the TIC investors approved the terms of the lease thus preventing a lease execution. In June 2008, an affiliate of CB Richard Ellis Investors

(CBREI) purchased the investors’ interest in this property at 60% of their original investment plus the right to receive a share in any future proceeds generated from a subsequent sale of the property to a third party over and above the CBREI affiliate’s original cost of purchase, holding costs and selling expenses. The CBREI affiliate also assumed the senior secured loan and entered into a forbearance agreement with the lender that terminated the foreclosure proceedings.

Subsequent to the sale, the CBREI affiliate immediately re-engaged the original proposed tenant in lease negotiations and ultimately secured a lease in January 2009.

CB Richard Ellis Investors/U.S. Advisor, LLC, along with SCH, co-sponsored the offering of USA Sunset Media, LLC, which together with other TIC interest holders, acquired an approximately 320,905 square foot multi-tenant Class A office and retail building located in Hollywood, California (the “Sunset Media Tower”). At the expiration of its lease in April 2009, HOB Entertainment, Inc., the owner and operator of House of Blues clubs and a 17.03% tenant of the building, decided not to renew its lease. The TIC investors (the “Sunset Media Plaintiffs”) in the Sunset Media Tower filed a lawsuit in the Northern District of California against various entities and individuals including, among others, SCH, CBREI, H. Michael Schwartz, Paula Mathews and an individual associated with CBREI (the “Sunset Media Defendants”). The Sunset Media Defendants denied all claims made against them. SCH had no involvement in the management or operations of this property since the end of 2008 when CBREI assumed full responsibility for the management of the property. In April 2012, the litigation was settled and the lawsuit was dismissed.

In February 2006, SCH sponsored the offering by USA Hawaii Self Storage, LLC of TIC interests in a 931-unit self storage facility located in Honolulu, Hawaii (the “Hawaii Property”). At the time of the acquisition, SCH believed the market for self storage facilities in Honolulu to be well under-supplied. In 2007 and 2008, however, there was a surge in development of self storage properties in this market, which added another 1.7 million square feet of self storage space, before the City of Honolulu placed a moratorium on any further development of self storage facilities. The combination of this surge in supply and the global economic crisis resulted in higher vacancy rates and increased tenant receivables for properties in this market, which, in turn, created the need for facility owners to increase concessions for customers. The net result was decreased revenues for many self storage facilities in the market, including the Hawaii Property.

The TIC owners leased the Hawaii Property, pursuant to a master lease, to an affiliate of SCH. Due to the negative developments discussed above, SCH contributed approximately $600,000 to the master tenant affiliate for operating expense shortfalls and the property managers deferred an additional $550,000 in payroll and management fees over the last six years. Stated rent payments (i.e., distributions to investors) under the master lease were suspended indefinitely as of March 2009. Investors were asked to fund capital calls and chose not to do so. The mortgage loan on the property went into default and a receiver was appointed to manage the property in May 2012. The property was eventually sold pursuant to foreclosure proceedings in August 2014.

In January 2012, certain of the TIC owners filed a demand for arbitration in Chicago, Illinois and a lawsuit in Honolulu, Hawaii against SCH, U.S. Advisor, LLC, U.S. Select Securities, LLC, Mr. Schwartz, Watson & Taylor Management (the initial property manager) and certain other defendants. The TIC owners alleged various causes of action, including breach of contract, negligence and intentional misrepresentations. After conducting non-binding mediations during 2013 and 2014, the parties settled the action in March 2014. Under the terms of the settlement, the plaintiffs dismissed the action and released the respondents from all claims in exchange for a settlement payment funded by SCH’s insurer within the insurance policy limits.

In November 2007, SCH sponsored the offering by Fontaine Business Park, LLC of TIC interests in a multi-tenant office park located in Columbia, South Carolina. In July 2011, the lender substantially increased the required monthly reserve payments to levels SCH believed were unreasonable. While a portion of the increased reserves were paid to the lender, SCH did not apply operating revenue from the property to fund the balance of the increases because it contends that the reserves then held by the lender were more than adequate.

The lender, however, declared the loan in default for failure to pay the full amount of the increased reserves and instituted foreclosure proceedings against the TIC investors in November 2012. SCH, on behalf of one TIC owner that is an affiliate of SCH, and the other TIC investors have filed an answer denying that an event of default has occurred and alleging counter-claims against the lender for breach of contract and breach of fiduciary duties. On June 3, 2013, the court ordered the appointment of a receiver to operate the property during the pendency of the litigation. In the same order, the court also acknowledged that the foreclosure action will not proceed until the TIC investors’ claims of lender misconduct are finally adjudicated. The court ruled against the TIC investors’ demand for a jury trial and this decision is now on appeal. Discovery in the matter is ongoing, and currently there is no trial date pending a ruling by the appellate court on the TIC investors’ demand for a jury trial.

In July 2006, SCH sponsored the offering by USA 5500 S. Quebec St, LLC of TIC interests in CoBank Center, an office building located in Greenwood Village, Colorado, a suburb of Denver. The mortgage loan was not repaid on its maturity in November 2013. CoBank, the single largest tenant in the building, has indicated that it will not renew its lease in 2016 and, as a result, the property could not be refinanced prior to the maturity of the loan. The lender has instituted foreclosure proceedings and the foreclosure sale was originally scheduled for early May 2014. In April 2014, the TIC owners entered into an agreement to sell the property to a third party, and the lender delayed the foreclosure to permit the sale to take place. The proposed buyer, however, decided not to proceed with the sale and the property was sold pursuant to the foreclosure in August 2014.

In August 2006, SCH sponsored the offering by USA Medical Towers, LP of TIC interests in a ground leasehold interest in Medical Towers, an office and retail building in Houston, Texas. Approximately 82% of the building was leased to one tenant that vacated the premises in August 2013 when its lease expired. As a result, the property was unable to service the mortgage loan and it went into default. In December 2014, a third party developer purchased the mortgage note. Certain of the TIC investors sold their TIC interests while the remaining TIC investors contributed their TIC interests to the developer in exchange for equity interests in the developer’s affiliated entities that will redevelop the property as a hotel. The transaction was structured primarily to defer the taxes that would have been payable by the TIC investors had the property been sold in foreclosure.

As a result of the limited ability to raise new capital from these investors and the then current economic crisis, distributions have been either reduced or temporarily ceased on several of these Private Programs as a precautionary measure to preserve cash. Since eleven of SCH’s programs are TIC offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. In addition, restrictions imposed on DST offerings pursuant to IRS Revenue Ruling 2004-86 prohibit additional capital contributions from the investors in those programs.

In certain instances, the sponsor of these programs, and its affiliates, have agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. See Prior Performance Table III (Annual Operating Results of Prior Real Estate Programs) in Appendix C for further information regarding certain of these Private Programs with similar investment objectives. Our business may be affected by similar conditions. Although certain Private Programs sponsored or co-sponsored by SCH have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those described above relative to the prior programs that would be material to investors.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives. Below is a summary of the six Private

Programs previously sponsored by SCH that we believe are most similar to this offering (i.e. self storage programs consisting of two or more assets). As of December 31, 2014, all of such programs have completed operations with the exception of Montgomery County Self Storage, DST.

Self Storage REIT, Inc.

Self Storage REIT, Inc. (now known as Self Storage REIT, LLC) (REIT I) was a privately-offered real estate investment trust organized to invest primarily in self storage properties. REIT I completed its offering in March 2007 and raised approximately $29.8 million of gross offering proceeds. With a combination of approximately 57% debt and 43% offering proceeds, REIT I invested approximately $57 million (including acquisition and development costs) in nine properties and a single-asset Delaware Statutory Trust as of December 31, 2008. SmartStop acquired REIT I on September 24, 2009 in exchange for 1.05 shares of SmartStop common stock for each 1.0 share of REIT I common stock (equivalent to $10.50 per share of REIT I common stock). REIT I owned six self storage properties located in four states (Florida, South Carolina, Tennessee and Texas), consisting of an aggregate of approximately 5,355 units and 869,900 rentable square feet, as well as an ownership interest in an industrial property in Hawthorne, California leased to a single tenant, an approximately 10% ownership interest in USA SF Self Storage, DST, a Delaware Statutory Trust owning a self storage property located in San Francisco, California with 1,123 units and 76,200 rentable square feet, and ownership interests in two additional self storage facilities located in California and Maryland, consisting of an aggregate of approximately 1,800 units and 338,600 rentable square feet.

Self Storage REIT II, Inc.

Self Storage REIT II, Inc. (now known as Self Storage REIT II, LLC) (REIT II) was a privately-offered real estate investment trust organized to invest primarily in self storage properties. REIT II completed its offering in December 2008 and raised approximately $26.2 million of gross offering proceeds. With a combination of approximately 61% debt and 39% offering proceeds, REIT II invested approximately $45 million (including acquisition and development costs) in five properties and an interest in three multi-property Delaware Statutory Trusts as of December 31, 2008. SmartStop acquired REIT II on September 24, 2009 in exchange for 1.0 shares of SmartStop common stock for each 1.0 share of REIT II common stock (equivalent to $10.00 per share of REIT II common stock). REIT II owned four self storage properties located in three states (Alabama, Nevada and Texas), consisting of an aggregate of approximately 1,845 units and 228,800 rentable square feet, as well as an ownership interest in an additional self storage property located in California, consisting of approximately 1,300 units and 267,700 square feet, a beneficial interest in Self Storage I DST, a Delaware Statutory Trust owning 10 self storage properties in three states, as described in more detail below; a beneficial interest in Southwest Colonial, DST, a Delaware Statutory Trust owning five self storage properties in Texas, as described in more detail below; and a beneficial interest in Montgomery County Self Storage, DST, a Delaware Statutory Trust owning two self storage properties in Alabama with 1,542 units and 155,713 rentable square feet as described in more detail below.

Self Storage I, DST

USA Self Storage I, DST (Self Storage I DST) was a DST organized to invest in certain self storage properties. Self Storage I DST completed its offering in October 2005 and received approximately $13.3 million of gross offering proceeds. With a combination of approximately 68% debt and 32% offering proceeds, Self Storage I DST invested approximately $36 million in 10 properties located in three states (Georgia, North Carolina and Texas), consisting of an aggregate of approximately 5,425 units and 800,400 rentable square feet. SmartStop acquired a 3.05% beneficial interest in Self Storage I DST on September 24, 2009 upon the acquisition of REIT II and an additional 16.703% beneficial interest in Self Storage I DST between May 20, 2010 and November 30, 2010. On February 1, 2011 and February 15, 2011, SmartStop acquired the remaining interests in Self Storage I DST, bringing its total ownership to 100%. Consideration provided for the purchase consisted of approximately $10.2 million in cash along with the issuance of approximately 70,000 limited partnership units in SmartStop OP and the assumption of an approximately $23.3 million bank loan.

Montgomery County Self Storage, DST

Montgomery County Self Storage, DST was organized to invest in two self storage properties. It completed its offering in January 2008 and received approximately $6.875 million of gross offering proceeds. With a combination of approximately 60% debt and 40% offering proceeds, Montgomery County Self Storage, DST invested approximately $14.8 million in two properties located in Alabama consisting of an aggregate of approximately 1,535 units and 155,100 rentable square feet. SmartStop acquired a 1.49% beneficial interest in Montgomery County Self Storage, DST on September 24, 2009 upon the acquisition of REIT II.

Southwest Colonial, DST

Southwest Colonial, DST is a DST organized to invest in certain self storage properties. Southwest Colonial, DST completed its offering in June 2008 and received $11 million of gross offering proceeds. With a combination of approximately 64% debt and 36% offering proceeds, Southwest Colonial, DST invested approximately $28 million in five properties. These five self storage properties are located in Texas and consist of an aggregate of approximately 2,806 units and 392,228 rentable square feet. SmartStop acquired a 0.28% beneficial interest in Southwest Colonial, DST on September 24, 2009 upon the acquisition of REIT II. During the fourth quarter of 2013, SmartStop acquired the remaining beneficial interests in Southwest Colonial, DST for consideration consisting of approximately $9.0 million in cash, along with the issuance of approximately 151,300 limited partnership units in SmartStop OP and the assumption of an approximately $16.7 million bank loan held by Southwest Colonial, DST. As such, SmartStop now owns 100% of the interests in Southwest Colonial, DST.

Madison County Self Storage, DST

Madison County Self Storage, DST was organized to invest in two self storage properties. It completed its offering in September 2007 and received $4.5 million of gross offering proceeds. With a combination of approximately 62% debt and 38% offering proceeds, Madison County Self Storage, DST invested approximately $10.5 million in two self storage properties located in Mississippi consisting of an aggregate of approximately 895 units and 149,300 rentable square feet. SmartStop acquired a 3.05% beneficial interest in Madison County Self Storage, DST on September 24, 2009 upon the acquisition of REIT II. In 2012, SmartStop acquired from the original investors all of the outstanding beneficial interests in Madison County Self Storage, DST. Consideration provided for the purchase consisted of approximately $3.1 million in cash along with the issuance of approximately 84,000 limited partnership units in SmartStop OP and the assumption of an approximately $6.5 million bank loan.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. We filed an election to be taxed as a REIT effective for the tax year ending December 31, 2014. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

This summary is not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current administrative interpretations and practices of the IRS, and court decisions. We have not received any rulings from the IRS concerning our qualification as a REIT or on any other tax issues described herein.

The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

Nelson Mullins has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation as a REIT

We elected to be taxed as a REIT under Sections 856 through 859 of the Code, beginning with our taxable year ended December 31, 2014. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Changes in the law could affect our decision to operate so as to be taxed as a REIT. For example, on January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending the reduced tax rate on qualified dividends paid by corporations to most individuals for 2013 and subsequent taxable years. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, upon our election to be taxed as a REIT, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 39.6%. Coupled with applicable state income taxes, the combined effective tax rate can exceed 50%. As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 10-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•	if we receive non arm’s-length income from one of our taxable REIT subsidiaries, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

•	if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

•	if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

•	if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be a taxable domestic corporation but for Sections 856 through 859 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

•	elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first requirement, and we filed an election to be taxed as a REIT with the IRS effective January 1, 2014, the first year in which we qualify for REIT status. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely-held. However the 100 stockholders and not closely-held requirements do not apply until the first taxable year after the taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements so that our REIT election may be effective for the 2014 taxable year.

In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and other Disregarded Entities

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary’s or other disregarded entity’s assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership, qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income, including dividends from a subsidiary REIT, but excluding gross income from prohibited transactions and dividends from any corporate subsidiaries including any REIT subsidiary that fails to qualify as a REIT, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital;

•	gross income from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

This is known as the 75% Income Test. Gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. This is known as the 95% Income Test. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such also will be excluded from both the numerator and the denominator for purposes of the 95% Income Test and the 75% gross income test.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	First, the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

•	Second, rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

•	Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•	Fourth, we must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an “independent contractor” who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” or other disregarded entity, as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Strategic Storage TRS II, Inc., a wholly-owned subsidiary of our operating partnership, made an election to be treated as a taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.

As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property(a “repossession action”), and with respect to which the REIT makes a proper election to treat the property as foreclosure property. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% of the value of our total assets.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds “non-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	A contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

•	A contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “-Requirement for Qualification-Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.

There are special rules with respect to foreign currency transactions which may arise from investing in property outside of the United States or from investing in foreign currency. We are not currently involved in any foreign real property or currency transactions, and to the extent we engage in such transactions in the future, we intend to comply with the applicable rules for purposes of the income and asset tests.

Operational Requirements — Annual Distribution Requirements

In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements involving REITs could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan, the terms of stock redemptions or the allocation of certain fees among different classes of stock), except as otherwise set forth with respect to a particular REIT in a private letter ruling from the IRS to such REIT. We believe that differences in dividends distributed to holders of Class A shares as compared to Class T shares, as a result of the distribution and stockholder servicing fees, will not result in preferential dividends. However, we have not applied for a ruling from the IRS with respect to our multi-class stock structure, or our ability to deduct dividend payments in connection with that structure and its possible effect on our qualification as a REIT. We have received the opinion of Nelson Mullins that our class structure complies with current tax law requirements and that dividend payments by us will be deductible and will not adversely affect our qualification as a REIT. This opinion has been issued in connection with this offering. Opinions of counsel are not binding on the IRS or on any court.

Therefore, if the IRS were to successfully assert that we paid a preferential dividend, we may be deemed to have either (a) distributed less than 100% of our REIT taxable income and therefore be subject to tax on the undistributed portion, or (b) distributed less than 90% of our REIT taxable income, in which case our status as a REIT could be terminated if we were unable to cure such failure.

Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•	is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions Generally

Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 39.6%. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.

However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Upon qualifying as a REIT, distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as qualified employee pension and profit-sharing trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any unrelated business taxable income, or UBTI, as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

In the event that we were deemed to be “predominately held” by qualified employee retirement trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee retirement trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee retirement trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than five percent). We will attempt to monitor the concentration of ownership of employee retirement trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee retirement trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, (“FIRPTA”), and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to ordinary income dividends to non-U.S. stockholders unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

While the Code would apply such withholding obligations to payments made after December 31, 2012, recent proposed regulations and other guidance would delay withholding with respect to dividends to payments made after December 31, 2013 and with respect to payments of gross proceeds from dispositions of stock to payments made after December 31, 2016. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members generally will be treated as a partnership for federal income tax purposes, unless it elects to be treated as an association taxable as a corporation if it is deemed to be a “publicly-traded partnership.”

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.

If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA or other law applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•	whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•	whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of certain Accounts must provide an Account holder and the IRS with a statement of the value of the Account each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. We expect to disclose an estimated value annually, but this estimated value is subject to significant limitations. We expect to provide the first estimated valuation no later than 150 days following the second anniversary of the date on which we broke escrow on our offering. Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This estimate will be determined by our board of directors, or a committee thereof, after consultation with our advisor or, if we are no longer advised by Strategic Storage Advisor II, LLC, our officers and employees, subject to the restrictions and limitations set forth in the valuation policy. After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of the common stock periodically thereafter, generally annually.

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The DOL or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

The Code does not define Plan Assets. The DOL has issued regulations (29 C.F.R. §2510.3-101) concerning the definition of what constitutes the assets of a Plan or Account, or the “Plan Asset Regulation.” The Plan Asset Regulation was modified in 2006 by the enactment of Section 3(42) of ERISA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the DOL regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves and our operating partnership in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our or our operating partnership’s investment, as applicable, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as applicable, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA, subject to Title I, Part 4 of ERISA), (ii) plans described in Code Section 4975(e)(1), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.

For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.

Whether the 25% limit is violated is determined without regard to the value of any such interests held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).

In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions Involving Assets of Plans or Accounts

Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under DOL regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or Account pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or Account based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares.

Any Plan fiduciary or Account trustee or custodian that proposes to cause a Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.

In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed on Plans subject to ERISA. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.

Prohibited Transactions Involving Assets of Plans or Accounts — Consequences

ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. On or prior to the date of this prospectus, we will file articles of amendment and articles supplementary to our charter with the State of Maryland. Throughout this prospectus, references to our “charter” refer to our amended and restated charter as amended and supplemented by the articles of amendment and articles supplementary filed as exhibits to the registration statement of which this prospectus is a part. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Of the 700,000,000 shares of common stock authorized, 350,000,000 shares are classified as Class A shares and 350,000,000 shares are classified as Class T shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock

General

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the net asset value per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the stockholder servicing fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T share, which would result in the net asset value and distributions upon liquidation with respect to Class T shares being lower than the net asset value and distributions upon liquidation with respect to Class A shares. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class A shares and Class T shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Class A Shares

Prior to the date of this prospectus, we had offered only unclassified shares of common stock. On or prior to the date of this prospectus, the outstanding shares of our common stock will be classified as Class A shares. Each Class A share sold in our primary offering will be subject to a sales commission of up to 7.0% per share and a dealer manager fee of up to 3.0% per share. We will not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan.

Class T Shares

Each Class T share sold in our primary offering will be subject to a sales commission of 2.0% per share and a dealer manager fee of up to 3.0% per share. In addition, we will pay an ongoing stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets; (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our distribution reinvestment plan offering) terminates; and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. A majority of our independent directors that do not have an interest in the transaction will approve any offering of preferred stock and will have access, at our expense, to our legal counsel or independent legal counsel in connection with such issuance. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, remove directors, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•	mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	result in the issuance of more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%)  of all the votes entitled to be cast at a meeting constitutes a quorum.

Access to Records

As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify and continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We commenced paying distributions to our stockholders on May 23, 2014 for the period from May 23, 2014 (when we reached our minimum offering and commenced operations) through June 30, 2015, and we intend to continue to pay regular distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. Though we presently intend to pay only cash distributions, and potentially stock distributions, we are authorized by our charter to pay in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

During our offering, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering, we may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares and Class T shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of investors’ capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Third Quarter of 2015 Distribution Declaration

On June 10, 2015, our board of directors declared distributions in the amount of $0.00164383561 per day per share on the outstanding shares of Class A stock payable to stockholders of record at the close of business on each day during the period from July 1, 2015 through September 30, 2015. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our Chief Executive Officer may determine. At such time, no shares of Class T common stock were outstanding.

Distribution Declaration History

As of June 30, 2015, our operating partnership had issued approximately 2.4 million Preferred Units for approximately $59.5 million. The Preferred Units receive current distributions (the “Current Distributions”) at a rate of one month LIBOR plus 6.5% per annum, payable monthly and calculated on an actual/360 basis. In addition to the Current Distributions, our operating partnership has the obligation to elect either (A) pay the holder of the Preferred Units additional distributions monthly in an amount that will accrue at the rate of: (i) 4.35% until March 31, 2017; and (ii) thereafter, 6.35% or (B) defer the additional distributions in an amount that will accrue monthly at the rate of (i) for the period until March 31, 2017, LIBOR plus 10.85% and (ii) thereafter, LIBOR plus 12.85% (the “Deferred Distributions”).

From inception through June 30, 2015, approximately $1.4 million of Current Distributions were paid. As of June 30, 2015, Current Distributions and Deferred Distributions totaling approximately $1.5 million were accrued.

The following table shows distributions we have paid from inception through June 30, 2015:

	Total Distributions Paid to:
Quarter	Preferred Unitholders	OP Unit Holders	Common Stockholders (1)	Distributions Declared per Common Share
1st Quarter 2014	$—	$—	$—	$0.000
2nd Quarter 2014	$—	$1,282	$2,730	$0.062
3rd Quarter 2014	$—	$3,025	$57,157	$0.150
4th Quarter 2014	$33,306	$3,025	$171,664	$0.150
1st Quarter 2015	$123,931	$2,959	$280,049	$0.150
2nd Quarter 2015	$1,239,097	$3,025	$412,935	$0.150

(1)	Declared distributions are paid monthly in arrears. All declared amounts were paid as of June 30, 2015, except for distributions related to shares owned during June 2015, which were paid on July 15, 2015.

We have not been able to and may not be able to pay Current and Deferred Distributions to Preferred Units from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

The following shows our distributions and the sources of such distributions for the respective periods presented:

	Six Months Ended June 30, 2015		Year Ended December 31, 2014
Distributions paid in cash — common stockholders	$430,970		$158,037
Distributions paid in cash — Operating Partnership unitholders	5,984		7,332
Distributions paid in cash — preferred unitholders	1,363,028		33,306
Distributions reinvested	262,014		73,514

Total distributions	$2,061,996		$272,189

Source of distributions
Cash flows provided by operations	$—	—	$—	—
Offering proceeds from Primary Offering	1,799,982	87%	198,675	73%
Offering proceeds from distribution reinvestment plan	262,014	13%	73,514	27%

Total sources	$2,061,996	100%	$272,189	100%

Cash flows used in operations(1)	$(1,966,721)		$(334,442)

Net loss attributable to Strategic Storage Trust II, Inc. common stockholders(2)	$(9,017,366)		$(2,396,385)

(1)	Cash flows used in operations for the six months ended June 30, 2015 and the year ended December 31, 2014 reflect acquisition related expenses of approximately $2.9 million and $1.3 million respectively.
(2)	Net loss attributable to Strategic Storage Trust II, Inc. common stockholders for the six months ended June 30, 2015 reflects non-cash depreciation and amortization of approximately $4 million, acquisition related expenses of approximately $2.9 million, and distributions to preferred unitholders of approximately $2.8 million. Net loss attributable to Strategic Storage Trust II, Inc. common stockholders for the year ended December 31, 2014 reflects non-cash depreciation and amortization of approximately $.3 million, acquisition related expenses of approximately $1.3 million, and distributions to preferred unitholders of approximately $.1 million.

From our inception through June 30, 2015, we paid cumulative distributions of approximately $2.3 million, as compared to cumulative net loss attributable to Strategic Storage Trust II, Inc. common stockholders of approximately $11.4 million. From our inception through June 30, 2015, the payment of distributions has been paid from Offering proceeds. We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in our Primary Offering and pursuant to our distribution reinvestment plan. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board of directors the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares at $9.50 per share and distributions on Class T shares will be reinvested in Class T shares at approximately $9.00 per share. We are offering $95.0 million in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $1.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in this offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

During our primary offering, the purchase price per share under our distribution reinvestment plan will be approximately 95% of the offering price of our shares, initially $9.50 per Class A share and approximately $9.00 per Class T share. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. We will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25% of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the restrictions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party. We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

The redemption price per share will depend on the length of time you have held such shares as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	after one year from the purchase date — 90.0% of the Redemption Amount (as defined below);

•	after three years from the purchase date — 95.0% of the Redemption Amount; and

•	after four years from the purchase date — 100% of the Redemption Amount.

At any time we are engaged in an offering of shares, the Redemption Amount for shares purchased under our share redemption program will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount you paid for your shares or the price per share in the current offering. If we are no longer engaged in an offering, the per share Redemption Amount will be determined by our board of directors. Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price during an offering is determined by any method other than the offering price, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. Only those shares redeemed in connection with the death or a qualifying disability of a stockholder (but not due to bankruptcy or commitment to a long-term care facility) may be repurchased at a purchase price equal to the price actually paid for the shares, and only if we are notified of the redemption request within one year of the death or qualifying disability.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

If a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. A long-term care facility means an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state in which it is located; and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available as described above or the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); (2) any redemptions that have been carried over from two previous quarters, where the redemption amount remaining is less than the minimum investment amount of $5,000; and (3) pro rata as to all other redemption requests. We would treat any unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) allow your request to remain in the redemption pool for a redemption at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date. The redemption price per share will be determined on the date of redemption, as will the Redemption Amount.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of January 10, 2016, which is two years from the effective date of this offering (unless extended for one additional year), or the date we sell $95,000,000 in shares under the distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.

Our share redemption program is only intended to provide interim limited liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and returned to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time.

Through June 30, 2015 we received one request for the redemption of 1,750 shares as a result of the death of a stockholder. We fulfilled the share redemption request in July  2015 for $17,500 ($10.00 per share) and funded such redemption with offering proceeds.

Restrictions on Roll-up Transactions

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

Strategic Storage Operating Partnership II, L.P., our operating partnership, was formed in January 2013 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction.

The Second Amended and Restated Limited Partnership Agreement of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor and its affiliates, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor contributed $200,000 to our operating partnership. Pursuant to our operating partnership agreement, our advisor is prohibited from exchanging or otherwise transferring its units representing this initial investment so long as our sponsor is acting as our sponsor. As of June 30, 2015, we owned 99% of the common units of limited partnership interests of our operating partnership. The remaining approximate 1% of the common units of limited partnership interests are owned by our advisor. As of June 30, 2015, our operating partnership had issued approximately 2.4 million Preferred Units to the Preferred Investor in exchange for an investment of approximately $59.5 million. In July and September 2015, we redeemed from the Preferred Investor 240,000 and 340,000 Preferred Units, respectively, in our operating partnership for $6 million and $8.5 million, respectively. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

On November 3, 2014, we and our operating partnership entered into the Unit Purchase Agreement with the Preferred Investor, a subsidiary of SmartStop OP, the operating partnership for SmartStop, our sponsor and a public non-traded REIT. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide the investment of up to $65 million in our operating partnership, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 2.6 million Preferred Units. See “Our Self Storage Properties - Issuance of Preferred Units by Our Operating Partnership” and “Preferred Units” below.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You should refer to our operating partnership agreement itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership, excluding the special limited partner, will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares. In addition, our advisor (as the special limited partner of the operating partnership) is entitled to receive distributions with respect to its special limited partnership interest in certain circumstances. See “Management Compensation – Liquidation/Listing Stage” for a summary of the special limited partner distributions payable to our advisor.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership (including reimbursements to our advisor and property manager for personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee).

Exchange Rights

The limited partners of our operating partnership, including our advisor, have the right to cause their limited partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, we may elect to purchase the limited partnership units by issuing shares of our common stock for limited partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Preferred Units

On November 3, 2014, the Preferred Investor invested approximately $6.5 million in the first tranche of its Investment in our operating partnership, of which (i) approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio, and (ii) approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in accordance with the Amendment. The Preferred Investor received approximately 260,000 Preferred Units in our operating partnership. On December 31, 2014, we issued approximately 1,020 Preferred Units in our operating partnership to the Preferred Investor to cover approximately $25,000 in costs incurred by the Preferred Investor in making its investment. On January 21, 2015, the Preferred Investor invested an additional approximately $24.1 million in our operating partnership and the Preferred Investor received approximately 960,000 Preferred Units in our operating partnership. Approximately $10.6 million of the proceeds from the Investment was used to fund a portion of the purchase price for the First Phase closing of the 26 Property Portfolio, approximately $12.0 million of the proceeds from the Investment was used in connection with the acquisition of the Second Phase of the 26 Property Portfolio, and the remaining $1.5 million in proceeds was used in connection with the closing of the Third Phase of the 26 Property Portfolio. On February 4, 2015, the Preferred Investor invested an additional $20.9 million in our operating partnership and the Preferred Investor received approximately 835,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Third Phase closing of the 26 Property Portfolio. On February 19, 2015, the Preferred Investor invested an additional approximately $5.0 million in our operating partnership and the Preferred Investor received approximately 200,000 Preferred Units in our operating partnership, which proceeds were used to fund a portion of the purchase price for the Fourth Phase closing of the 26 Property Portfolio. On May 8, 2015, the Preferred Investor invested an additional approximately $3 million in our operating partnership, which was used to fund a portion of the purchase price for the Fifth Phase closing of the 26 Property Portfolio, and in exchange the Preferred Investor received approximately 120,000 Preferred Units in our operating partnership.

As of June 30, 2015, the Preferred Investor has invested an aggregate of approximately $59.5 million in our operating partnership and received approximately 2.4 million Preferred Units in our operating partnership. In July and September 2015, we redeemed from the Preferred Investor 240,000 and 340,000 Preferred Units, respectively, in our operating partnership for $6 million and $8.5 million, respectively.

In connection with the Investment, we and our operating partnership entered into Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership (the “Amendment”) with the Preferred Investor. The Amendment sets forth the key terms of the Preferred Units which are summarized below.

Distribution Rate

The Preferred Units will receive current distributions (the “Current Distributions”) at a rate of one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis.

In addition to the Current Distributions, our operating partnership has the obligation to elect either (A) to pay the holder of the Preferred Units additional distributions monthly in an amount that will accrue at the rate of: (i) until March 31, 2017, 4.35%; and (ii) thereafter, 6.35% or (B) defer the additional distributions in an amount that will accrue monthly at the rate of (i) until March 31, 2017, LIBOR plus 10.85%; and (ii) thereafter, LIBOR plus 12.85% (the “Deferred Distributions”).

Redemptions; Repurchases

The Preferred Units may be redeemed by our operating partnership, in whole or in part, at the option of our operating partnership at any time. The redemption price for the Preferred Units will be equal to the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions and any accumulated Deferred Distributions thereon to the date of redemption (the “Redemption Price”). If fewer than all of the outstanding Preferred Units are to be redeemed at the option of our operating partnership, the Preferred Units to be redeemed will be determined pro rata or by lot or in such other manner as determined by us, as the general partner of our operating partnership, to be fair and equitable to all holders of the Preferred Units.

A holder of Preferred Units may require our operating partnership to repurchase the Preferred Units upon the occurrence of any of the following (each an “Optional Repurchase Event” and as defined within the Amendment): (A) a breach of any of the Protective Provisions; (B) an Event of Default; (C) a Change of Control that has not been consented to in accordance with the terms of the Amendment; (D) our failure to qualify as a REIT under the Internal Revenue Code; or (E) the occurrence and continuance of a monetary or a material default beyond any applicable cure period under any of the loan documents for each of the properties in the Portfolio. The repurchase price for the Preferred Units will be the Redemption Price.

Covenants

The Amendment contains a number of covenants for us and our operating partnership, including, but not limited to, certain covenants that limit our operating partnership’s discretion in utilizing cash flows and require that distributions on the Preferred Units be given priority over other disbursements, including distributions on Common Units and redemptions of our Shares, each under the circumstances outlined further in the Amendment.

Events of Default

The occurrence of any of the following shall constitute an Event of Default under the Amendment: (i) a material default in the performance of, or material breach of any covenant, warranty or other agreement contained in our Agreement of Limited Partnership and Amendment or the Unit Purchase Agreement by us or our operating partnership, as applicable, and continuance of such default or breach for a period of 10 business days after written notice is given to us and our operating partnership; (b) an Event of Bankruptcy as to us, our operating partnership or any of our subsidiaries that has not been consented to in advance by the holders of the Preferred Units; (c) any breach or default or event of default that occurs under any instrument, agreement or indenture pertaining to any indebtedness of ours or our operating partnership or any of our subsidiaries aggregating more than $5 million, the effect of which is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness or such indebtedness is otherwise declared to be due and payable or required to be prepaid, redeemed, or otherwise repurchased by us or the partnership or any such subsidiary prior to maturity thereof; and (d) our failure to qualify as a REIT under the Code.

Protective Provisions

Pursuant to the terms of the Amendment, we, our operating partnership and our subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding (capitalized terms are as defined in the Amendment):

•	authorizing or issuing additional (1) preferred stock or units that are equal to or senior to the Preferred Units with respect to certain rights and preferences, or (2) junior stock or units that interferes with the rights of the Preferred Units or interferes in any way with our management or the management of our operating partnership;

•	altering the terms of (1) the Amendment or the Unit Purchase Agreement, or (2) our organizational documents or the organizational documents of our operating partnership, or any of our respective subsidiaries, to the extent the amendment would reasonably be expected to adversely affect the Preferred Units;

•	in the case of the operating partnership, redeeming junior equity securities, and in the case of the company, its subsidiaries, and subsidiaries of the operating partnership, redeeming any equity securities, other than (1) redemptions pursuant to the company’s share redemption program, (2) redemptions of units of limited partner interest of the operating partnership in exchange for shares of the company’s common stock;

•	engaging in a Change of Control;

•	commencing or suffering to exist an event of bankruptcy as to the operating partnership, the Registrant, or any of their respective subsidiaries;

•	paying any distributions, other than a distribution made on a regular monthly basis consistent with past practice on (1) in the case of the operating partnership, Common Units or other equity securities that rank, as to distributions and upon liquidation, junior to the Preferred Units, and (2) in the case of the company, its subsidiaries, or a subsidiary of the operating partnership, shares of common stock or common equity securities or other equity securities that rank, as to distributions and upon liquidation, junior to such entity’s shares of preferred stock or preferred equity securities; provided, however, that the foregoing shall not prohibit special distributions that are necessary to preserve the Registrant’s status as a REIT; and

•	engaging in a recapitalization, reorganization, merger, unit or stock split, statutory unit or stock exchange, sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its Common Units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we file a petition for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1.095 billion in shares through Select Capital Corporation, our dealer manager, which is a registered broker-dealer. Of this amount, we are offering $1.0 billion in shares in our primary offering, consisting of two classes of shares of common stock: Class A shares at a price of $10.00 per share (up to $500,000,000 in shares); and Class T shares at a price of $9.47 per share (up to $500,000,000 in shares). We are offering these shares on a “best efforts” basis, which means that the dealer manager and participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are also offering $95.0 million in shares through our distribution reinvestment plan at a purchase price of $9.50 per share for Class A shares and approximately $9.00 per share for Class T shares. Our primary offering of $1.0 billion in shares will terminate on or before January 10, 2016 (unless extended for one additional year). We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive sales commissions of up to 7% of the gross offering proceeds for Class A shares sold in our primary offering and up to 2% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager will receive an ongoing stockholder servicing fee that will be payable monthly and will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares and Class T shares sold in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize such broker-dealers to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon sales of shares in prior offerings sponsored by our sponsor, the projected volume of sales in this offering, and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We will pay our dealer manager a stockholder servicing fee with respect to Class T shares sold in our primary offering as additional compensation to the dealer manager and participating broker dealers for services and expenses related to the marketing, sale, and distribution of the Class T shares and for providing ongoing stockholder services. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), (iii) the fifth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our distribution reinvestment plan offering) terminates, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will generally re-allow 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our dealer manager will not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our offering. In addition, our dealer manager will not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such participating broker-dealer has not executed an agreement with our dealer manager.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. If such due diligence expenses are not included on a detailed and itemized invoice presented to us or our dealer manager by a participating broker-dealer, any such expenses will be considered by FINRA to be a non-

accountable expense and underwriting compensation, and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds.

Our shares will also be distributed through registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of shares in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and our dealer manager may waive in its discretion a portion of the dealer manager fee.

Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase Class A shares in our primary offering at a reduced price. The purchase price for such shares shall be $9.00 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $1.00 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA Rules.

Type of Compensation and Expenses	Maximum Amount (1)	Percentage of Maximum (excluding DRP Shares)

Sales Commissions (2)
Class A Shares	$35,000,000	3.5%
Class T Shares	$10,000,000	1.0%
Stockholder Servicing Fee – Class T(3)	$25,000,000	2.5%
Dealer Manager Fee (4)	$30,000,000	3.0%
Organization and Offering Expenses (5)	$15,000,000	1.5%

Total (5)	$115,000,000	11.5%

(1)	Assumes the sale of the maximum offering in our primary offering of $1.0 billion in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as $500 million in Class A shares at $10.00 per share and $500 million in Class T shares at $9.47 per share. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.
(2)	For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)	The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A shares and Class T shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our distribution reinvestment plan offering) terminates; and (iv) the date that such Class T share is redeemed or is no longer outstanding.
(4)	For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan. We will pay a dealer manager fee in the amount of 3% of the gross proceeds of the shares sold to the public. We expect our marketing fees to be approximately 1%, which is included in the 3% dealer manager fee.
(5)	Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. If the due diligence expenses described in clause (e) above are not included on a detailed and itemized invoice, such expenses will not be bona fide due diligence expenses classified as issuer costs, rather they will be considered underwriting compensation and included in the 10% compensation limits.
(6)	Of the total estimated organization and offering expenses of $115,000,000, it is estimated that approximately $100,000,000 of this amount (i.e., the $45,000,000 in sales commissions, $25,000,000 in stockholder servicing fees and the $30,000,000 of dealer manager fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $15,000,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of its wholesalers and broker-dealer invitees, along with other dealer manager related costs. The other costs of the training and education meetings that relate to us, our officers, and our advisor and its affiliates and employees will be borne by us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts (Class A Shares Only)

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase more than $500,000 in Class A shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Class A Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Net Offering Proceeds Per Share
Up to $500,000	7%	$10.00	$0.70	$9.30
$500,001 to $1,000,000	6%	$9.90	$0.60	$9.30
$1,000,001 to $2,000,000	5%	$9.80	$0.50	$9.30
$2,000,001 to $5,000,000	4%	$9.70	$0.40	$9.30
$5,000,001 to $7,500,000	3%	$9.60	$0.30	$9.30
$7,500,001 to $10,000,000	2%	$9.50	$0.20	$9.30
$10,000,001 and over	1%	$9.40	$0.10	$9.30

The reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 151,525 Class A shares as follows:

•	50,000 Class A shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	Approximately 50,505 Class A shares at $9.90 per share (total: $500,000) and a 6.0% commission; and

•	Approximately 51,020 Class A shares at $9.80 per share (total: $500,000) and a 5.0% commission.

In the above example, you will receive approximately 151,525 Class A shares instead of 150,000 Class A shares, the number of shares you would have received if you had paid $10.00 per Class A share. The net offering proceeds we receive from the sale of Class A shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of Class A shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our Class A shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of Class A shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of $10,000,000 or more, our dealer manager may agree to waive all or a portion of the dealer manager fee such that Class A shares purchased in any such transaction may be at a discount of up to 9% or $9.10 per share, reflecting a reduction in selling commissions from 7% to 1% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Strategic Storage Trust II, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be held by us in a segregated account pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose their entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3)	Deliver a completed subscription agreement and a check to Select Capital Corporation or its designated agent for the full purchase price of the shares being subscribed for, payable to Strategic Storage Trust II, Inc., or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)	Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, First Trust Company of Onaga has agreed to serve as IRA custodian for such purpose. First Trust Company of Onaga has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. We will pay the fees related to the establishment of investor accounts with First Trust Company of Onaga for $5,000 or more, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning the self storage industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and if so, will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Nelson Mullins will pass upon the legality of the common stock of our offering and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The financial statements, which include the consolidated balance sheets of Strategic Storage Trust II, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 2014 and for the period from January 8, 2013 (date of inception) through December 31, 2013, have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report thereon incorporated by reference herein, and is incorporated by reference herein in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenue and certain operating expenses for the year ended December 31, 2014 for the 21 Property Portfolio has been audited by CohnReznick LLP, as stated in their report thereon incorporated by reference herein, and is incorporated by reference herein in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenue and certain operating expenses for the year ended December 31, 2014 for the Five Property Portfolio has been audited by CohnReznick LLP, as stated in their report thereon incorporated by reference herein, and is incorporated by reference herein in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. We maintain an Internet site at www.strategicreit.com at which there is additional information about us. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents are incorporated by reference into our prospectus, except for any document or portion thereof determined to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the Year Ended December 31, 2014 filed with the SEC on March 31, 2015;

•	Amendment to Current Report on Form 8-K/A filed with the SEC on April 10, 2015;

•	Current Report on Form 8-K filed on April 22, 2015;

•	Current Report on Form 8-K filed on May 12, 2015;

•	Current Report on Form 8-K filed on May 14, 2015;

•	Current Report on Form 8-K filed on May 26, 2015;

•	Current Report on Form 8-K filed on June 3, 2015;

•	Current Report on Form 8-K filed on June 16, 2015;

•	Current Report on Form 8-K filed on June 16, 2015;

•	Amendment to Current Report on Form 8-K/A filed with the SEC on July 10, 2015;

•	Quarterly Report on Form 10-Q for the Six Months Ended June 30, 2015 filed with the SEC on August 11, 2015;

•	Current Report on Form 8-K filed on September 9, 2015; and

•	Current Report on Form 8-K filed on September 15, 2015.

Subsequent to the date of this prospectus, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-3485 or write us at Strategic Storage Trust II, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

We maintain an Internet site at www.strategicreit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (documents) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available through our Internet web site or by a CD that we will provide with links to our documents. You may access and print all documents provided through these services. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

APPENDIX A

SUBSCRIPTION AGREEMENT

1	YOUR INITIAL INVESTMENT Make all checks* payable to: “STRATEGIC STORAGE TRUST II, INC.”

* Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks are not accepted.

	The minimum initial investment is $5,000**.	Additional investments (minimum $100).

	Investment Amount: $	Existing Account#:
** Unless otherwise described in the prospectus.

Share class selection (required)
	☐ Share Class A	☐ Share Class T

	☐	By Mail – Attach a check made payable to Strategic Storage Trust II, Inc.
	☐	By Wire – UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106, ABA# 101000695 Strategic Storage Trust II, Inc. Account# 9872012836. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account.
	☐	Asset Transfer – Attach a copy of the asset transfer form. Original to be sent to the transferring institution.

	☐	Waiver of Commission - Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available for purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).
	☐	Registered Investment Advisor (RIA): If this box is checked, commission will be waived. All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 6 must be filled in)

2	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership
☐	Individual Ownership
☐	Joint Tenants with Rights of Survivorship – All parties must sign.
☐	Community Property – All parties must sign.
☐	Tenant In Common – All parties must sign.
☐	Corporate Ownership – Authorized signature required. Include copy of corporate resolution.
☐ S-Corp. ☐ C-Corp.
☐	Partnership Ownership – Authorized signature required. Include copy of partnership agreement.
☐	Estate – Authorized representative(s) signature required.

Name of Authorized Representative(s)

Include a copy of the court appointment dated within 90 days.
☐	Trust – Include a copy of the first and last page of the trust.

Name of Trustee(s)

☐	Transfer on Death – Complete Transfer on Death form to effect designation.
☐	Uniform Gift to Minors Act / Uniform Transfers to Minors Act – Custodian signature required in Section 7.

State of	Custodian for

☐	Pension Plan and Profit Sharing Plan (Non-Custodian) – Include a copy of the first and last pages of the plan.
☐	Other – Include a copy of any pertinent documents.

Custodial Ownership (Send completed forms to custodian)
☐	Traditional IRA – Custodian signature required in Section 7.
☐	Simple IRA – Custodian signature required in Section 7.
☐	Roth IRA – Custodian signature required in Section 7.
☐	KEOGH Plan – Custodian signature required in Section 7.
☐	Simplified Employee Pension / Trust (SEP)
☐	Pension / Profit-Sharing Plan / 401k – Custodian signature required in Section 7.

Required for custodial ownership accounts

Name of Custodian, Trustee, or Other Administrator

Mailing Address

City, State & Zip Code

Custodian Information – To be completed by Custodian listed above.

Custodian Tax ID#

Custodian Account #

Custodian Telephone #

Special Instructions

Regular Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., P.O. Box 219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account# 9872012836

Investor Services Toll Free Phone Line: 866.418.5144

3	ADDRESS INFORMATION
Subscriber Information (All fields must be completed)

Investor	Co-Investor

Investor Social Security Number / Tax ID Number	Co-Investor Social Security Number / Tax ID Number

Birth Date / Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien – Country of Origin
☐ Non-resident Alien – Country of Origin

 Residence Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Home Telephone	Business Telephone	Email Address

 Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

 *  If the co-investor resides at another address, please attach that address to the subscription agreement

4	DISTRIBUTIONS
Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

Custodial held accounts may only select option 1 or option 5 without the custodian’s approval.

 I elect the distribution option(s) indicated below: (Total must equal 100%)

1. ☐ Participate in the Distribution Reinvestment Plan (see Prospectus for details)%

2. ☐ Check mailed to the residence address set forth in Section 3 above	%

3. ☐ Check mailed to the mailing address set forth in Section 3 above	%

4. ☐ Check Mailed to Third-Party / Alternate Address	%

To direct distributions to a party other than the registered owner, please provide applicable information below.

Name /Entity Name / Financial Institution	Account No.	Mailing Address

City	State	Zip Code

5. ☐ Sent to Custodian (Custodian held accounts only)%

6. ☐ Direct Deposit	%

 Please attach a pre-printed voided check. (Non-Custodian Investors Only)

By signing this agreement, I authorize Strategic Storage Trust II, Inc., or its agent, to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust II, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust II, Inc., or its agent, deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Please Attach a Pre-printed Voided Check Here (The above services cannot be established without a pre-printed voided check.)
Financial Institution:
Your Bank’s ABA Routing Number (1):
Your Bank Account Number (2):

☐ Checking Account ☐ Savings Account

Regular Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., P.O. Box219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account# 9872012836

Investor Services Toll Free Phone Line: 866.418.5144

5	ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐ Initial here

I authorize Strategic Storage Trust II, Inc. to make available on its website at www.strategicreit.com and through a CD with links to a website its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option.)

E-mail address:

6	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer Name	Broker-Dealer Mailing Address

City	State	Zip Code

Broker-Dealer CRD Number	Telephone Number	Fax Number

Financial Advisor Firm Name & Branch Number	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Rep ID	Branch Number	Telephone Number

E-mail Address	Fax Number

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X				X
	Financial Advisor Signature	Date	State of Sale		Branch Manager Signature (If required by Broker-Dealer)	Date

7	SUBSCRIBER SIGNATURES

Strategic Storage Trust II, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Strategic Storage Trust II, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Strategic Storage Trust II, Inc., we request that you notify Strategic Storage Trust II, Inc. and your Broker-Dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards applicable to this offering.

Regular Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., P.O. Box219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account# 9872012836

Investor Services Toll Free Phone Line: 866.418.5144

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust II, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner/ Custodian
(1)	I have received the final Prospectus of Strategic Storage Trust II, Inc.	☐	☐
(2)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.

		☐	☐
(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐	☐
(4)

I am purchasing the shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		☐	☐
(5)

If I am an Alabama resident, I acknowledge that shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this company and its affiliates.

		☐	☐

If I am an Iowa or New Mexico resident, I acknowledge that, in addition to meeting this company’s suitability standards, the States of Iowa and New Mexico require that each investor in such states will limit his or her investment in this company, its affiliates and other non-traded real estate investment programs to not more than 10% of their liquid net worth. “Liquid net worth” is that portion of an investor’s net worth that is comprised of cash, cash equivalents and readily marketable securities.

		☐	☐

If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		☐	☐

If I am a Kentucky resident, I acknowledge that shares will only be sold to residents of the State of Kentucky representing that they have a liquid net worth of at least 10 times their investment in this company’s securities.

		☐	☐

If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		☐	☐

If I am a Massachusetts resident, I acknowledge that shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in this company and other direct participation investments.

		☐	☐

If I am a Nebraska resident, I acknowledge that, in addition to meeting this company’s suitability requirements, Nebraska investors must limit their investment in this company and in the securities of other similar programs to 10% of such investor’s net worth.

		☐	☐

If I am a New Jersey resident, I acknowledge that it is required by the State of New Jersey that New Jersey investors have either (i) a liquid net worth (not including home, furnishings and personal automobiles) of at least $100,000 and an annual gross income of at least $100,000, or (ii) a liquid net worth (not including home, furnishings and personal automobiles) of at least $250,000, and that such investors not invest, in the aggregate, more than 10% of their liquid net worth in an investment in this company, its affiliates, and other direct participation investments. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		☐	☐

If I am a North Dakota resident, I acknowledge that shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this company and that they meet one of this company’s suitability standards.

		☐	☐

If I am an Ohio resident, I acknowledge that Ohio investors must limit their aggregate investment in this company, our affiliates, and in other non-traded real estate investment trusts to 10% of their liquid net worth.

		☐	☐

If I am an Oregon resident, I acknowledge that shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in this company and its affiliates and that they meet one of this company’s suitability standards.

		☐	☐
	If I am a Tennessee resident, I acknowledge that my investment in this company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobile).	☐	☐

Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X

	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Strategic Storage Trust II, Inc.

Regular Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., P.O. Box219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust II, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account# 9872012836

Investor Services Toll Free Phone Line: 866.418.5144

APPENDIX B

STRATEGIC STORAGE TRUST II, INC.

AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

Effective As of             , 2015

Strategic Storage Trust II, Inc., a Maryland corporation (the “Company”), has adopted an amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The amended and restated DRP was approved by the board of directors and became effective on             , 2015. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering or purchases shares in any subsequent offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company as follows: (i) stockholders who purchased Class A shares will pay a price equal to $9.50 per Class A share; and (ii) stockholders who purchased Class T shares will pay a price equal to approximately $9.00 per Class T share. Participants may purchase shares as described until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price for the Class A shares and the Class T shares was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of Class A shares and Class T shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to six private real estate investment programs and one public real estate investment program that invested in self storage properties, which we deem to have similar investment objectives to us, sponsored or co-sponsored by SCH, an affiliate of SSH, our prior sponsor (“Prior Real Estate Programs”).

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

Our advisor and property manager are responsible for the acquisition, operation, maintenance and resale of our real estate properties. The Prior Real Estate Programs presented provide an indication of prior SCH sponsored or co-sponsored real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds — Table I summarizes information of the prior performance of SCH in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II - Compensation to Sponsor — Table II summarizes the compensation paid to SCH and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III - Annual Operating Results of Prior Real Estate Programs — Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV - Results of Completed Prior Real Estate Programs — Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V - Sales or Disposals of Properties for Prior Real Estate Programs — Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

On March 17, 2008, SmartStop began its Initial Offering. On September 16, 2011, the Initial Offering was terminated, having raised gross proceeds of approximately $289 million. On September 22, 2011, SmartStop commenced its Follow-on Offering. On September 22, 2013, the Follow-on Offering was terminated, having raised gross offering proceeds of approximately $252 million. In addition to SmartStop’s Initial Offering and the Follow-on Offering, in September 2009, SmartStop also issued approximately 6.2 million shares in connection with two mergers with private real estate investment programs sponsored by SCH.

All information is presented as of December 31, 2014, unless otherwise indicated.

The Prior Real Estate Programs presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in a portfolio of income-producing self storage facilities and related self storage real estate investments that are expected to support sustainable stockholder distributions over the long term. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate” in the prospectus. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment and you may lose some or all of your investment.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of SCH and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2014. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of this offering and the time period over which the proceeds have been invested in the properties.

SmartStop Self Storage, Inc. (1)(2)
Dollar amount offered	$1,095,000,000
Dollar amount raised	251,925,902
Length of offering (in months)	24
Months to invest 90% of amount available for investment	27

NOTES TO TABLE I

(1)	Amounts included herein relate to initial investments of capital and amounts reinvested pursuant to the related distribution reinvestment plans, but do not include any amounts related to SmartStop’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on September 23, 2013.
(2)	Amounts included herein relate to proceeds raised and invested pursuant to SmartStop’s Follow-on Offering, which closed on September 22, 2013.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to SCH and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2014. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. The Prior Real Estate Program for which information is presented below has a similar or identical investment objective to this program.

	SmartStop Self Storage, Inc. (1)

Date offerings commenced	September 22, 2011
Dollar amount raised		$251,925,902
Amount paid to sponsor from proceeds of offering:
Selling commissions (2)		$15,197,821
Dealer manager fee (3)		$6,513,352
Offering expenses(4)		$873,527
Acquisition costs
Acquisition fees (5)		$5,874,140
Acquisition expenses (6)		$443,467
Other (7)		$131,250
Dollar amount of cash generated from operations before deducting payments to sponsor		$113,626,758
Amounts paid or payable to sponsor from operations:
Property management fees		$16,770,396
Asset management fees (8)		$18,570,604
Reimbursements (9)		$4,343,425
Dollar amount of property sales and refinancing before deducting payments to sponsor (10)
Cash		—
Notes		—
Amount paid to sponsor from property sales and refinancing
Incentive fees		—
Real estate commissions		—
Other		—

NOTES TO TABLE II

(1)	The amounts in this table relate solely to SmartStop’s Follow-on Offering, as such offering closed in the last three years. The other (non-offering) amounts necessarily relate to the entire SmartStop program through December 31, 2014.
(2)	Represents selling commissions paid to the dealer manager, an affiliate of SCH, all of which was reallowed to participating broker-dealers.
(3)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(4)	Represents direct costs of the offering, paid to an affiliate of SCH; such costs include reimbursable costs of SmartStop’s advisor and third party costs originally paid by SmartStop’s advisor and were subsequently reimbursed by SmartStop. In addition to such costs, direct costs of the offering paid by SmartStop directly to third parties for offering costs totaled approximately $2,650,000.
(5)	Represents acquisition fees incurred by SmartStop and paid to SmartStop’s advisor.
(6)	Represents acquisition related reimbursable costs paid to SmartStop’s advisor. In addition to such costs, acquisition related costs paid directly to third parties totaled approximately $1,430,000.
(7)	Represents set-up fees paid to an affiliated property manager of $3,750 per property.
(8)	Represents asset management fees paid to SmartStop’s advisor.
(9)	Represents general and administrative costs, paid to SmartStop’s advisor and its affiliates; such costs include reimbursable costs of SmartStop’s advisor (and its affiliates) and third party costs originally paid by SmartStop’s advisor and its affiliates and subsequently reimbursed by SmartStop.
(10)	SmartStop has had activity relating to these line-items; however, no fees were paid to SCH or its affiliates in connection therewith. As such, including any related data is not meaningful and has therefore been omitted.

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored or co-sponsored by SCH, the offerings of which have closed in the most recent five years ended December 31, 2014. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	SmartStop Self Storage, Inc.
	September 2013(3)
	2010		2011		2012	2013	2014
Summary Operating Results
Total revenue		$26,161,182		$49,396,078	$66,610,504	$83,134,941	$98,258,777
Operating expenses (4)		$10,144,722		$19,402,185	$25,878,556	$28,350,412	$32,184,194
Operating income (loss)		$(7,847,803)		$(9,215,789)	$666,700	$13,364,810	$23,693,247
Interest expense		$6,272,097		$13,190,660	$21,280,225	$20,793,096	$19,769,033
Depreciation and amortization(1)		$13,145,821		$23,358,509	$25,802,368	$25,509,526	$25,736,954
Net income (loss) — GAAP basis		$(13,247,015)		$(21,834,237)	$(19,015,142)	$(7,445,198)	$4,812,320
Summary of Statement of Cash Flows
Net cash flows provided by operating activities		$944,256		$2,838,807	$9,550,340	$19,306,141	$29,522,028
Net cash flows used in investing activities		$(124,477,551)		$(206,361,756)	$(95,632,616)	$(76,314,511)	$(61,173,375)
Net cash flows provided by financing activities		$106,192,928		$210,297,834	$86,814,473	$82,686,294	$7,081,551
Amount and Source of Distributions
Total distributions paid to common stockholders (3)		$8,429,845		$12,311,945	$15,831,397	$19,275,189	$21,448,979
Distribution Data Per $1,000 invested
Total distributions paid to common stockholders		$42.23		$43.43	$39.83	$38.27	$42.56
From operations		$4.73		$10.01	$24.03	$38.27	$42.56
From offering proceeds(2)		$37.50		$33.42	$15.80	$—	$—
Summary Balance Sheet
Total assets		$307,361,213		$550,434,267	$631,235,662	$723,279,503	$745,423,361
Total liabilities		$126,805,993		$342,035,731	$371,174,593	$406,300,597	$441,242,630
Total equity		$176,224,923		$205,590,699	$256,100,405	$316,978,906	$304,180,731
Estimated per share value(5)	$	N/A	$	N/A	$10.79	$10.79	$10.81

NOTES TO TABLE III

(1)	SmartStop calculates depreciation of real property on the straight-line method over estimated useful lives ranging primarily from 5 to 35 years. SmartStop amortizes the fair value of in-place leases upon the acquisition of a property over the estimated future benefit period, which is generally less than 36 months.
(2)	Distributions in excess of cash flow from operations were funded from offering proceeds.
(3)	SmartStop conducted its Follow-on Offering, which closed within the last five years.
(4)	Operating expenses include the ongoing operating costs, excluding the costs separately detailed in the tables.
(5)	On April 2, 2012, SmartStop’s board of directors approved a net asset valuation of $10.79 per share as of December 31, 2011. On September 5, 2014, SmartStop’s board of directors approved a net asset valuation of $10.81 per share, calculated as of June 30, 2014. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SmartStop’s properties. SmartStop intends to use this $10.81 per share net asset valuation as the estimated per share value of its shares until the next net asset valuation approved by its board of directors. The valuation methodologies used to value its properties involved certain subjective judgments. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of SmartStop’s properties and its investments in real estate related assets may not correspond to the timely realizable value upon a sale of those assets.

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations during the previous five years ended December 31, 2014. The information relates only to programs with investment objectives similar to this program.

Program Name	Self Storage I, DST(3)		USA Hawaii Self Storage, LLC(1)	Madison County Self Storage, DST(4)		Southwest Colonial, DST (5)		USA SF Self Storage, DST (6)

Date of closing of offering	12/12/2005		3/21/2006	10/3/2007		10/8/2008		3/29/2007
Duration of offering (in months)	2.4		2.6	2.1		7.4		6.0
Date program terminated	2/15/2011		N/A	12/28/2012		11/1/2013		2/25/2014
Dollar amount raised	$13,300,000		$6,100,000	$4,500,000		$11,000,000		$12,094,000
Annualized return on investment	7.7	%(2)	N/A	4.2	%(2)	4.3	%(2)	0.52	%(2)
Annual median leverage	74%		74%	70%		68%		55%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$764,770		$393,501	$743,336		$2,143,864		$1,475,041

NOTES TO TABLE IV

(1)	The mortgage loan on USA Hawaii Self Storage, LLC went into default and a receiver was appointed to manage the property in May 2012. The property was sold pursuant to the foreclosure in August 2014.
(2)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, multiplied by (c) the number of years from the initial receipt of offering proceeds from a third party investor to the liquidity event. The aggregate amount distributed to investors includes distributions paid in cash and any operating partnership units issued upon acquisition by SmartStop.
(3)	Self Storage I, DST was acquired by SmartStop on February 15, 2011.
(4)	Madison County Self Storage, DST was acquired by SmartStop on December 28, 2012.
(5)	Southwest Colonial, DST was acquired by SmartStop on November 1, 2013.
(6)	USA SF Self Storage, DST was acquired by SmartStop on February 25, 2014.

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years ended December 31, 2014. The information relates only to programs with investment objectives similar to this program.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash received Net of Closing Costs		Mortgage Balance at Time of sale		Purchase Money Mortgage Taken Back by Program	Adjustments resulting from application of GAAP	Total

USA Hawaii Self Storage, LLC (1)	2/24/2006	5/15/2012	—		$12,537,368	(4)	—	—	$12,537,368

Madison County Self Storage, DST (2)	10/1/2007	12/28/2012	$3,262,044	(3)	$6,464,013		—	—	$9,726,057

Southwest Colonial, DST(7)	5/8/2008	11/1/2013	$8,964,233	(8)	$16,706,560		—	—	$25,670,793

USA SF Self Storage, DST(11)	12/21/2006	2/25/2014	$9,418,824	(9)	$10,245,863		—	—	$19,664,687

Cost of Properties Including Closing and Soft Costs

Property	Original Mortgage Financing		Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

USA Hawaii Self Storage, LLC	$12,573,400		$5,383,346	$17,956,746	$1,203,387	(5) (6)

Madison County Self Storage, DST	$6,475,000		$3,800,139	$10,275,139	$1,880,718	(5)

Southwest Colonial, DST	$18,000,000		$8,625,848	$26,625,848	$4,149,831

USA SF Self Storage, DST	$16,000,000	(10)	$6,022,974	$22,022,974	$2,928,115

NOTES TO TABLE V

(1)	The mortgage loan on USA Hawaii Self Storage, LLC went into default and a receiver was appointed to manage the property in May 2012. The property was sold pursuant to the foreclosure in August 2014.
(2)	The remaining interests in Madison County Self Storage, DST were acquired by SmartStop on December 28, 2012.
(3)	In addition to the cash received at closing, non-cash consideration in the form of SmartStop OP units, with a GAAP value of approximately $525,000, was included as part of the acquisition.
(4)	Due to delinquency status, the lender has not provided loan balance information since December 2011. This amount reflects the December 2011 balance.
(5)	USA Hawaii Self Storage, LLC financial data is presented through May 15, 2012 and Madison County Self Storage, DST, is presented through December 28, 2012.
(6)	Amount reflected does not include nonpayment of debt service in the amount of approximately $475,000 for the period from May 2011 through May 2012 when the receiver was appointed. Additional amounts excluded are approximately $450,000 of deferred management fees, $100,000 of payroll costs and $600,000 of operating expense shortfalls that were contributed by the sponsor or its affiliates.
(7)	The remaining interests in Southwest Colonial, DST were acquired by SmartStop on November 1, 2013.
(8)	In addition to the cash received at closing, non-cash consideration in the form of SmartStop OP units, with a GAAP value of approximately $1,293,000, was included as part of the acquisition.
(9)	In addition to the cash received at closing, non-cash consideration in the form of SmartStop OP units, with a GAAP value of approximately $2,652,000, was included as part of the acquisition.
(10)	Amount includes approximately $5,500,000 in proceeds from a bridge loan that was used to fund the purchase of the property until the offering was completed.
(11)	The remaining interests in USA SF Self Storage, DST were acquired by SmartStop during January and February of 2014.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Maximum Offering of

$1.095 Billion in Shares

of Common Stock

PROSPECTUS

Select Capital Corporation

September     , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the dealer manager fee and sales commissions, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$149,358
FINRA Filing Fee	164,750
Printing Expenses	2,000,000
Legal Fees and Expenses	1,400,000
Accounting Fees and Expenses	125,000
Blue Sky Fees and Expenses	235,000
Educational Seminars and Conferences	1,500,000
Due Diligence Expenses	1,460,892
Advertising and Sales Literature	3,400,000
Miscellaneous	4,565,000

Total Expenses	$15,000,000

Item 32.	Sales to Special Parties

Not Applicable

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 100 shares of our common stock to Strategic Storage Advisor II, LLC for $10 per share in a private offering on August 2, 2013. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements: The following financial statements and unaudited pro forma financial information are incorporated into this registration statement by reference:

Audited Financial Statements:

(1)	Report of Independent Registered Public Accounting Firm

(2)	Consolidated Balance Sheets as of December 31, 2014 and 2013

(3)	Consolidated Statements of Operations for the Year Ended December 31, 2014 and For the Period from January 8, 2013 (date of inception) through December 31, 2013

(4)	Consolidated Statements of Equity for the Year Ended December 31, 2014 and For the Period from January 8, 2013 (date of inception) through December 31, 2013

(5)	Consolidated Statements of Cash Flows for the Year Ended December 31, 2014 and For the Period from January 8, 2013 (date of inception) through December 31, 2013

(6)	Notes to Consolidated Financial Statements

(7)	Schedule III- Real Estate and Accumulated Depreciation

Unaudited Financial Statements:

(1)	Consolidated Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014 (unaudited)

(2)	Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2015 and 2014 (unaudited)

(3)	Consolidated Statement of Equity for the Six Months Ended June 30, 2015 (unaudited)

(4)	Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2014 (unaudited)

(5)	Notes to Consolidated Financial Statements

Audited Financial Statements for the 21 Property Portfolio

(1)	Independent Auditor’s Report

(2)	Combined Statement of Revenue and Certain Operating Expenses

(3)	Notes to Combined Statement of Revenue and Certain Operating Expenses

Unaudited Pro Forma Financial Information for the 21 Property Portfolio

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014

(2)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements

Audited Financial Statements for Five Property Portfolio

(1)	Independent Auditor’s Report

(2)	Combined Statements of Revenue and Certain Operating Expenses

(3)	Notes to Combined Statements of Revenue and Certain Operating Expenses

Unaudited Pro Form Financial Information for the Five Property Portfolio

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2015

(2)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014

(3)	Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2015

(4)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(b)	Exhibits:

Exhibit No.	Description

1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on December 11, 2013, Commission File No. 333-190983

1.2	Form of Amendment No. 1 to Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.1	First Articles of Amendment and Restatement of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

3.2	Form of Articles of Amendment of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.3	Form of Articles Supplementary of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.4	Bylaws of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on September 4, 2013, Commission File No. 333-190983

4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to the prospectus)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

8.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to tax matters

10.1	Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.2	Advisory Agreement by and among Strategic Storage Trust II, Inc., Strategic Storage Operating Partnership II, L.P. and Strategic Storage Advisor II, LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

10.3*	Form of Strategic Storage Trust II, Inc. Amended and Restated Distribution Reinvestment Plan (included as Appendix B to the prospectus)

10.4	Escrow Agreement between Strategic Storage Trust II, Inc. and UMB Bank, N.A., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on January 7, 2014, Commission File No. 333-190983

10.5	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

10.6	Series A Cumulative Redeemable Preferred Unit Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.7	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.8	Raleigh/Myrtle Beach Portfolio Purchase Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.9	Partial Assignment of one of the properties of the Raleigh/Myrtle Beach Portfolio, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.10	Schedule of Omitted Documents, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.11	Raleigh/Myrtle Beach Promissory Note, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.12	Raleigh/Myrtle Beach Loan Assumption, incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.13	Raleigh/Myrtle Beach Guaranty, incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.14	26 Property Portfolio Purchase and Sale Agreement dated July 7, 2014, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.15	Partial Assignment for one of the properties of the 26 Property Portfolio dated August 14, 2014, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.16	Raleigh/Myrtle Beach Portfolio Purchase and Sale Agreement dated January 21, 2014, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.17	Partial Assignment for one of the properties of the Raleigh/Myrtle Beach Portfolio dated August 14, 2014, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.18	Schedule of Omitted Documents, incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.19	Credit Agreement with KeyBank National Association, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.20	Note in favor of KeyBank National Association, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.21	Note in favor of Texas Capital Bank, N.A., incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.22	KeyBank Guaranty, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.23	Form of Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

21.1	Subsidiaries of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-11, filed on September 4, 2013, Commission File No. 333-190983

23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of CohnReznick LLP

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on December 11, 2013, Commission File No. 333-190983

24.2	Power of Attorney of William H. Brownfield, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on November 6, 2014, Commission File No. 333-190983

*	Filed herewith.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Registrant undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 24th day of September, 2015.

STRATEGIC STORAGE TRUST II, INC.

By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief
Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz*	Chief Executive Officer, President and Director (Principal Executive Officer)	September 24, 2015

/s/ Michael S. McClure Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 24, 2015

/s/ William H. Brownfield William H. Brownfield**	Independent Director	September 24, 2015

/s/ David J. Mueller David J. Mueller*	Independent Director	September 24, 2015

*	By: Michael S. McClure, as Attorney in fact, pursuant to Power of Attorney dated November 1, 2013 and filed on December 11, 2013.
**	By: Michael S. McClure, as Attorney in fact, pursuant to Power of Attorney dated October 31, 2014 and filed on November 6, 2014.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on December 11, 2013, Commission File No. 333-190983

1.2	Form of Amendment No. 1 to Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.1	First Articles of Amendment and Restatement of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

3.2	Form of Articles of Amendment of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.3	Form of Articles Supplementary of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

3.4	Bylaws of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on September 4, 2013, Commission File No. 333-190983

4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to the Prospectus)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

8.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to tax matters

10.1	Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.2	Advisory Agreement by and among Strategic Storage Trust II, Inc., Strategic Storage Operating Partnership II, L.P. and Strategic Storage Advisor II, LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

10.3*	Form of Strategic Storage Trust II, Inc. Amended and Restated Distribution Reinvestment Plan (included as Appendix B to the prospectus)

10.4	Escrow Agreement between Strategic Storage Trust II, Inc. and UMB Bank, N.A., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on January 7, 2014, Commission File No. 333-190983

10.5	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed on March 31, 2014, Commission File No. 333-190983

10.6	Series A Cumulative Redeemable Preferred Unit Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.7	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.8	Raleigh/Myrtle Beach Portfolio Purchase Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.9	Partial Assignment of one of the properties of the Raleigh/Myrtle Beach Portfolio, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.10	Schedule of Omitted Documents, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.11	Raleigh/Myrtle Beach Promissory Note, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.12	Raleigh/Myrtle Beach Loan Assumption, incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.13	Raleigh/Myrtle Beach Guaranty, incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, filed on November 6, 2014, Commission File No. 333-190983

10.14	26 Property Portfolio Purchase and Sale Agreement dated July 7, 2014, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.15	Partial Assignment for one of the properties of the 26 Property Portfolio dated August 14, 2014, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.16	Raleigh/Myrtle Beach Portfolio Purchase and Sale Agreement dated January 21, 2014, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.17	Partial Assignment for one of the properties of the Raleigh/Myrtle Beach Portfolio dated August 14, 2014, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.18	Schedule of Omitted Documents, incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed on August 19, 2014, Commission File No. 333-190983

10.19	Credit Agreement with KeyBank National Association, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.20	Note in favor of KeyBank National Association, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.21	Note in favor of Texas Capital Bank, N.A., incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.22	KeyBank Guaranty, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on January 26, 2015, Commission File No. 333-190983

10.23	Form of Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P., incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 6 to the Registration Statement, filed on August 27, 2015, Commission File No. 333-190983

21.1	Subsidiaries of Strategic Storage Trust II, Inc., incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-11, filed on September 4, 2013, Commission File No. 333-190983

23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of CohnReznick LLP

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on December 11, 2013, Commission File No. 333-190983

24.2	Power of Attorney of William H. Brownfield, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on November 6, 2014, Commission File No. 333-190983

*	Filed herewith.